Filed Pursuant to Rule 253(g)(2)

File No. 024-10840

OFFERING CIRCULAR

MogulREIT I, LLC

Sponsored by

RM Sponsor, LLC

Up to $33,170,054 in Common Shares

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials.  These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited.  No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our common shares.

	Per Share	Total (2)
Public Offering Price(1)	$10.00	$33,170,054
Underwriting Discounts and Commissions(3)	$0.12	$398,041
Underwriting Discounts and Commissions Funded by Sponsor(3)	$(0.12)	$398,041
Proceeds to the Company from this Offering to the Public (Before Expenses)	$10.00	$33,170,054
Proceeds to the Company from the Private Placement to our Sponsor (Before Expenses)	$10.00	$2,500
Total Proceeds to the Company (Before Expenses)	$10.00	$33,170,054

(1)

The offering price per share will equal the greater of (i) $10.00 per share or (ii) our net asset value, or NAV, per share (calculated as our NAV divided by the number of our common shares outstanding as of the end of the prior fiscal quarter) and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter).  Our NAV per share is $9.70, as of September 30, 2018.  Investors will pay the most recent publicly announced offering price as of the date of their subscription.

(2)

On August 12, 2016, we qualified up to $50,000,000 in shares of our common stock for issuance. During the 12-month period between February 14, 2018 and February 14, 2019 we have sold 1,682,946 shares, for total gross offering proceeds of approximately $16,829,946. Accordingly, as of February 14, 2019, the total maximum amount of shares available for issuance is $33,170,054.

(3)

Neither we nor investors in this offering will pay upfront selling commissions in connection with the purchase of our common shares. Instead, Realty Mogul, Co. will fund our sponsor, RM Sponsor, LLC, or Sponsor, in order to pay these upfront selling commissions to the applicable broker-dealer executing the sale.  Our Sponsor will pay upfront selling commissions in an amount up to 1.2% of the gross offering proceeds.  Additionally, we will reimburse our Manager for actually incurred, third-party organization and offering costs, which are not expected to exceed $1,450,000.  See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager. Additionally, see “Plan of Distribution” for additional items of compensation received by the broker-dealers involved in this offering.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

We include a copy of Rule 251(d)(2)(i)(C) of Regulation A as an appendix to this offering circular and on the Realty Mogul website.

This Offering Circular follows the Form S-11 disclosure format.

The date of this offering circular is March 28, 2019.

The mailing address of our principal executive offices is:

MogulREIT I, LLC

10780 Santa Monica Blvd.

Suite 140

Los Angeles, CA 90025

Attn: Investor Relations

Our telephone number is (877) 781-7153 and our website address is www.realtymogul.com.

Investing in our common shares is speculative and involves substantial risks.  You should purchase these securities only if you can afford a complete loss of your investment.  You should carefully review the “Risk Factors” section of this offering circular, beginning on page 27, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.  These risks include the following:

•	We have limited operating history.
•

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the Realty Mogul Platform, which makes an investment in us more speculative.

•

This is a blind pool offering as we have not identified all of the investments we intend to acquire. As such, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

•	There are conflicts of interest between us, our Manager and its affiliates.
•

Our Sponsor sponsors, and our Manager advises, MogulREIT II, Inc., a real estate program substantially similar to us, and we expect that they will sponsor and advise additional companies that may compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.

•	Failure to maintain our qualification as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders.
•	We may allocate the net proceeds from this offering to investments with which you may not agree.

MogulREIT I, LLC is a Delaware limited liability company formed to invest in and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures.  The use of the terms “MogulREIT I”, the “Company”, “we”, “us”, or “our” in this offering circular refer to MogulREIT I, LLC, unless the context indicates otherwise.  We intend to hold: (1) at least 55% of the total value of our assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria set by the staff of the SEC; and (2) at least 80% of the total value of our assets in the types of assets described above plus in “real estate-related assets” that are related to one or more underlying commercial real estate projects, these “real estate-related assets” may include assets such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects, or interests in publicly traded REITs.  We elected to be taxed, and currently qualify, as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2016.

We are externally managed by RM Adviser, LLC, or our Manager, which is an affiliate of our Sponsor. Our Manager does not have a liquidity track record as contemplated in Financial Industry Regulatory Authority, Inc., or FINRA, Rule 2310(b)(3)(D). Our Manager and our Sponsor are each wholly-owned subsidiaries of Realty Mogul, Co.

This follow-on offering follows the termination of our initial public offering in which we offered $50,000,000 in our common shares including shares sold pursuant to our distribution reinvestment plan, which represent limited liability company interests in the Company.  We commenced our initial public offering on August 15, 2016 and terminated our initial public offering on [_____], 2019.

We are continuing to offer in this follow-on up to $50,000,000 in our common shares, including shares sold pursuant to our distribution reinvestment plan, which represent limited liability company interests in the Company.  The offering price per share will equal the greater of (i) $10.00 per share or (ii) our NAV per share (calculated as our NAV divided by the number of our common shares outstanding as of the end of the prior fiscal quarter) and has and will continue to be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). Investors will pay the most recent publicly announced offering price as of the date of their subscription. Our website, www.realtymogul.com, will identify the current offering price per share as well as our NAV per share.  See “Description of Our Common Shares ─ Distribution Reinvestment Plan” for additional information.

We expect to offer our common shares until the earlier of [_______], 2021, which is two years from the qualification date of this offering, or the date on which the maximum offering amount has been raised; provided, however, that our Manager may terminate this offering at any time or extend the offering. If we decide to extend the offering beyond two years from the date of this offering circular, we will provide that information in an offering circular supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial qualification date.

For investments made online through the Realty Mogul Platform, the minimum investment in our common shares for initial purchases is 100 shares, or $1,000 based on the current per share price, and the minimum investment for subsequent purchases is 100 shares, or $1,000 based on the current per share price. For IRAs, other tax deferred accounts, and investments made through select registered investment advisor, or RIA, custodial platforms, the minimum investment in our common shares for initial purchases is 500 shares, or $5,000 based on the current per share price, and the minimum investment amount for subsequent purchases is 100 shares, or $1,000 based on the current per share price.  In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers.  We will disclose any new minimum investment amount on the Realty Mogul Platform at least two days in advance of that new minimum amount taking effect.  Factors that our Manager may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts.  Any change to the minimum investment amount will apply to all new purchasers.

We intend to distribute our shares to the public exclusively online through the Realty Mogul Platform and select registered investment advisers, or RIA partners. The Realty Mogul Platform is an online investment platform (www.realtymogul.com) that allows qualified investors to invest in real estate-related equity or debt opportunities that may have been historically difficult to access for some investors. Through the use of the Realty Mogul Platform, investors can browse and screen real estate investments, view details of an investment and commit to invest online. The Realty Mogul Platform is operated by our affiliate, RM Technologies, LLC, which is a wholly-owned subsidiary of Realty Mogul, Co. and an affiliate of our Sponsor and of our Manager.

All sales of our common shares through the Realty Mogul Platform will be executed through North Capital Private Securities Corp. (“NCPS”), a  registered broker-dealer that is member firm of FINRA.  Our Sponsor has entered into a Selling and Distribution Agreement with NCPS. Pursuant to the Selling and Distribution Agreement, our Sponsor will pay up to a 1.20% commission on the proceeds from the sale of any shares that the broker executed. These commissions will not be paid by, or charged to, either the Company or its investors.  All sales of our common shares are executed through NCPS.  Certain employees of Realty Mogul, Co. are also registered representatives sponsored by NCPS. NCPS’s  activity on our behalf is conducted largely by such registered representatives, and a portion of the sales commission received by NCPS is paid to those registered representatives.  Other than those registered representatives, no other affiliate of Realty Mogul, Co. acts as a broker or dealer in connection with this offering.

Initially, our common shares will not trade on a stock exchange or other trading market.  This means that it may be difficult to sell your shares.  We have, however, adopted a share repurchase program designed to provide our shareholders with limited liquidity on a quarterly basis for their investment in our shares.  See “Description of Our Common Shares—Quarterly Share Repurchase Program” for more details.

SUITABILITY STANDARDS

We will consider your answers to a number of questions soliciting information regarding your investing experience, investment horizon, current investment portfolio, investment objectives, risk tolerance and liquidity needs.  If you do not have investing experience or are in need of liquidity from your investments, we will elicit further information from you to determine whether an investment in our shares is suitable for you.  While we do not have any specific minimum standards that must be satisfied before we accept you as a shareholder (other than the qualified purchaser requirements discussed elsewhere in this offering statement), we will evaluate the totality of your responses to these questions to determine whether, in our sole discretion, an investment in our shares is reasonable.  We have implemented these suitability standards due to the volatility associated with investing in real estate, the difficulty of reselling shares of our common shares and the long-term nature of an investment in our shares.  The Company will ensure adherence to these suitability standards by NCPS by (i) implementing automated procedures to identify investors that appear to require further assessment due to responses that indicate, for instance, that such investors lack investing experience or have greater liquidity needs, and (ii) requiring that their registered representatives review those investors’ applications and document if an exception is warranted.  The suitability standards will not apply to resales of our shares.

i

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular.  You should rely only on the information contained in this offering circular.  We have not authorized anyone to provide you with different information.  This offering circular may only be used where it is legal to sell these securities.  You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the Securities and Exchange Commission, or SEC, using a continuous offering process.  Periodically, as we update our quarterly NAV per share amount or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular.  Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement.  The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular.  You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.  See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.  Also, a copy of our offering circular and all supplements will be posted on the Realty Mogul Platform website, www.realtymogul.com.  The contents of the Realty Mogul Platform website (other than the offering circular and supplements thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our Manager and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

We include a copy of Rule 251(d)(2)(i)(C) of Regulation A as an appendix to this offering circular and on the Realty Mogul website.

ii

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act).  As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state blue sky review, subject to meeting certain state notice filing requirements and complying with certain anti-fraud provisions, to the registration that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange.  “Qualified purchasers” include: (i) “accredited investors” as defined under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).  Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a natural person is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the person must have:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.

earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply.  See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.  In particular, net worth in all cases should be calculated excluding the value of an investor’s home.

We intend to offer and sell our common shares in this offering to qualified purchasers in every state of the United States. However, we intend to offer approximately 800,000 shares for sale in Texas and approximately 150,000  shares for sale in Washington.

iii

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering, including in some cases information that is not otherwise addressed in the “Offering Summary” section of this offering circular.  You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common shares.

Questions about MogulREIT I, LLC and Real Estate Investment Trusts

Q:          What is MogulREIT I, LLC?

A:          We are a Delaware limited liability company formed to invest in and manage a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets.  The use of the terms “MogulREIT I”, the “Company”, “we”, “us” or “our” in this offering circular refer to MogulREIT I, LLC, unless the context indicates otherwise.

Q:          What is a real estate investment trust, or REIT?

A:          In general, a REIT is an entity that:

•	Owns or finances income-producing real estate;

•	Allows investors to invest in portfolios of properties through the purchase of shares in the entity;

•

Qualifies as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

•	Pays distributions to investors of at least 90% of its annual REIT taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT.  We elected to be taxed, and currently qualify, as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Q:          Why should I invest in commercial real estate investments?

A:          Potential to generate income — A key feature of commercial real estate investment is the significant proportion of total return accruing from rental income over the long term.  Rental income can allow an investor to hold a commercial real estate investment through market cycles without having to liquidate the investment to generate cash flow.

Asset class diversification with potential to reduce volatility of a portfolio — Adding real estate to your investment mix may increase your diversification.  According to studies published by the National Council of Real Estate Investment Fiduciaries, real estate has a low or negative correlation to other major asset classes and over time has exhibited less volatility in total returns.

Potential to hedge against inflation — Real estate has the potential to hedge against inflation because property values and rents have historically been positively correlated with growth in inflation.  Appreciation in property values can be as significant a part of a commercial real estate investment as cash flow from rental income.  Rents are typically tied to inflation, and a property’s value is tied to its rental income.  So as inflation drives up rent, the value of the underlying property typically increases as well.  Inflation also generally makes new construction more expensive because the cost of building materials rises.  Less new construction could also lead to an increase in the value of existing properties.

Q:          Who might benefit from investing in the Company’s shares?

A:          An investment in our shares may be beneficial for you if you seek to diversify your personal portfolio with a commercial real estate investment vehicle focused primarily on commercial real estate loans, investments in commercial real estate entities and other select real estate-related assets, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy.  On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:          Are there any risks involved in buying the Company’s shares?

A:          Investing in our common shares involves a high degree of risk.  If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment.  See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares.

Questions about the Company’s Investment Strategy

Q:          What will you invest in?

A:          We intend to invest in the following types of assets: mortgage loans; subordinated mortgage loans; mezzanine debt, participations (also referred to as B-Notes), equity interests or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects.

Q:          Will you use leverage?

A:          We may use leverage of up to 80% of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. Based on our expected asset mix, this could result in portfolio-wide leverage of 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our total assets. During the period when we are acquiring our initial portfolio, portfolio-wide leverage may be higher.  Please see “Investment Objectives and Strategy” for more details.

Q:          What will you do with the proceeds from this offering?

A:          We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other select real estate-related assets.  We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations.  If such fees and expenses are not paid from cash flow, they will reduce the cash available for investment and distribution and will directly impact our NAV.  See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate loans, equity in commercial real estate ventures and other select real estate-related assets.  Additionally, from time to time, we will have excess cash that we need to manage, pending its distribution to our shareholders or investment by us in accordance with our investment strategy.

Questions about Service Providers

Q:          Who will choose which investments you make?

A:          We are externally managed by RM Adviser, LLC, or our Manager. A majority of the investment committee of our Manager will approve each of our investments.  Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager make up our Manager’s investment committee.

Q:          Who is Realty Mogul, Co.?

A:          Realty Mogul, Co. is the parent company of each of our Sponsor, our Manager, Realty Mogul Commercial Capital, Co., and RM Technologies, LLC.

Q:          Who is RM Technologies, LLC?

A.          RM Technologies, LLC operates an online investment platform, www.realtymogul.com, which is referred to as the Realty Mogul Platform in this offering circular. With the exception of offering our shares online through select RIA partners, our shares will be offered exclusively through the Realty Mogul Platform.

Q:          What is the Realty Mogul Platform?

A:          The Realty Mogul Platform is an online investment platform for commercial real estate, often times referred to as an investment marketplace. The Realty Mogul Platform is operated by one of our affiliates, RM Technologies, LLC. With the exception of offering our shares online through select RIA partners, we will offer our common shares pursuant to this offering exclusively on the Realty Mogul Platform. Additionally, the Realty Mogul Platform gives qualified investors the ability to:

•	browse investment offerings based on investment preferences including location, asset type, and risk and return profile;

•	transact entirely online, including digital legal documentation, funds transfer, and ownership recordation;

•	manage and track investments easily through an online dashboard; and

•	receive automated distributions and/or interest payments, and regular financial reporting.

Q:          Who services your loans?

A:          Realty Mogul Commercial Capital, Co., which in its loan servicing capacity may be referred to as “RM Lender” in this offering circular, will act as the servicer for our loans.  RM Lender may decide to enter into a Servicing Agreement with an unaffiliated third party to service and administer our loans.

Q:          What services will the Manager perform?

A:          Our Manager performs the following services: investment advisory and acquisition services (including performing due diligence on our investments), offering services, asset management services, accounting and other administrative services, shareholder services, financing services, and disposition services.  Please see “Management — Responsibilities of our Manager” for more details.

Q:          What competitive advantages do you achieve through your relationship with Realty Mogul, Co.?

A:          Our Manager will use the personnel and resources of its affiliates to select our investments and manage our day-to-day operations.  Realty Mogul, Co.’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other benefits including the following:

•

Vertical Integration — Because the Company will be acquiring assets that are in large part originated and serviced by affiliates of Realty Mogul, Co., the Company is able to take advantage of the vertical integration and synergies brought about by this relationship.  Realty Mogul, Co. or Realty Mogul Commercial Capital, Co., each of which may be referred to as an RM Originator in this offering circular, have professionals, processes and infrastructure in place to originate debt and source equity investment opportunities, and they anticipate being able to provide high-quality investment opportunities to the Company.  Moreover, the availability of qualified executive and managerial talent at Realty Mogul, Co. and its affiliates directly benefits the Company and permits significant visibility into the assets being acquired and held by the Company from very early in their origination process.

•

Experienced Management Team — Realty Mogul, Co. and its affiliates have a highly experienced team of real estate debt and equity finance professionals, led by Jilliene Helman, its Chief Executive Officer.  Many of the senior executives and loan origination professionals at Realty Mogul, Co. have significant experience and credibility in the commercial real estate sector and have been in leadership roles at financial services institutions for many years.  Collectively, these professionals have approximately 100 years of combined direct experience in the commercial real estate business, and have managed more than $12 billion of originations and more than $34 billion in underwritings in commercial real estate loans and equity investments.  In addition, our Manager advises another REIT with similar investment objectives, MogulREIT II, Inc., which was qualified by the SEC on August 23, 2017.  The Company benefits from the knowledge and industry contacts, experience and judgment that these professionals have accumulated over numerous real estate cycles.  Please see “Management —Executive Officers of our Manager” for biographical information regarding these individuals.

•

Real Estate Credit Experience — The credit team of Realty Mogul, Co. and its affiliates has substantial experience in reviewing and underwriting commercial real estate investments.  The team has adopted approaches used by real estate finance industry leaders in its analysis of real estate capital structures and financial strategies, and these approaches will be brought to bear for the Company’s benefit.

•

Market Knowledge and Industry Relationships — Through their active and broad participation in the real estate industry, Realty Mogul, Co.’s affiliates benefit from market information that enables them to identify attractive commercial real estate debt and equity investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation.  We believe that these extensive industry relationships with a wide variety of commercial real estate owners and operators, brokers and other intermediaries and third party commercial real estate debt and equity originators will provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

•

Lead Generation — Potential sponsors and borrowers of real estate opportunities frequently come directly to the Realty Mogul Platform to seek financing for their projects.  As a result of this deal flow, which in many cases is unsolicited, the Company will have access to numerous potential opportunities at a relatively low cost.

•

Related Party Loans and Warehousing of Assets — If we do not have sufficient funds to acquire a loan or other investment, or have sufficient funds to acquire only a portion of a loan or other investment, then, in order to cover the shortfall, we may obtain a related party loan from an RM Originator or its affiliates on commercially reasonable terms.  Alternatively, an RM Originator or its affiliates may close and fund each loan or other investment prior to it being acquired by us.  This ability to “warehouse” investments allows us the flexibility to deploy our offering proceeds as funds are raised.  Our LLC Agreement expressly authorizes us to acquire investments from affiliates.  Such acquisitions of investments may require the approval of an Independent Representative, except for ordinary course investments described in the following question and answer.  See “Conflicts of Interest – Certain Conflict Resolution Measures” for a discussion of the Independent Representative.  Our LLC Agreement also authorizes us to enter into related party loans.  Unsecured related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, can be entered into without the approval of an Independent Representative.  All other related party loans would require prior approval from an Independent Representative.  See “Plan of Operation — Related Party Loans and Warehousing of Assets”.

In addition to the above, Realty Mogul’s core values of accountability, execution, investor protection, organizational excellence and user experience are a fundamental part of the culture at Realty Mogul, Co. and its affiliates.  These values inform the outlook, approach, and behavior of the Realty Mogul entities and their professionals, and are among the qualities our Manager will seek in considering its investment opportunities.  In each transaction considered by our Manager, the character and experience of the governing sponsor is closely examined, with an emphasis on ensuring that the operator has a solid reputation, track record, and the requisite skill and knowledge to manage the project in a professional manner.

Q:          What transactions would require the approval of an Independent Representative?

A:          Certain related party loans and certain purchases of warehoused assets from an RM Originator or other affiliate will require the approval of an Independent Representative.  We may acquire a loan from an RM Originator without the approval of an Independent Representative only if the loan is not in default and an RM Originator originated the loan and sells it to us at the par value of the loan (less an amount equal to the amount of any principal payments already paid with respect to that loan and plus an amount to account for intra-period interest as described below), either (i) prior to the time any payments of principal have been (or were required to have been) made or (ii) after no more than two principal payments have been made if (a) all such principal payments were timely made and (b)  our Manager reasonably believes, based on the facts then known to it, that there is not likely to have been any material adverse changes to the value of the loan.  To the extent that any interest payments have been previously made to the RM Originator on such loans, the RM Originator may retain such interest payments and the RM Originator may increase the purchase price of the loan to the Company to cover any intra-period interest payments that would otherwise be owed to the RM Originator.  By way of example only, if the loan that the RM Originator is selling to the Company has monthly interest payments of $100 that are due and payable at the end of the month, and the loan is sold to the Company at the mid-point of the month, the RM Originator may increase the purchase price by $50 to cover the portion of interest owed for the period that the RM Originator held the loan.

Questions about Expenses

Q:          Will I be charged upfront selling commissions?

A:          No.  Investors will not pay upfront selling commissions as part of the price per common share purchased in this offering.

Q:          Will any upfront selling commissions be paid?

A:          Our Sponsor has entered into a Selling and Distribution Agreement with NCPS.  Pursuant to each Selling and Distribution Agreement, our Sponsor will pay up to a 1.20% commission on the proceeds from the sale of any shares that the broker executed.  All sales of our common shares are executed through NCPS.  Certain employees of Realty Mogul, Co. are also registered representatives sponsored by NCPS. NCPS’s activity on our behalf is conducted largely by those employees.  Other than those registered representatives, no other affiliate of Realty Mogul, Co. acts as a broker or dealer in connection with this offering.

Q:          Who will pay your organization, offering and ongoing reporting and operating costs?

A:          Our Manager or its affiliates will pay on our behalf all third-party organization and offering costs.  See “Estimated Use of Proceeds” for more information about the types of costs that may be incurred.  We will reimburse our Manager, without interest, for these third-party organization and offering costs incurred both before and after the date of this offering circular.  With respect to offering costs, on a monthly or quarterly basis, the Company expects to reimburse our Manager for offering costs actually incurred at a rate equal to the aggregate proceeds raised in this offering as of the end of the prior quarter divided by the maximum offering amount of $50,000,000 (excluding any reimbursements made in previous quarters).

We will reimburse our Manager for the ongoing, out-of-pocket expenses that our Manager will pay on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, increases in insurance costs, tax return preparation fees, taxes and filing fees, administration fees, fees for the services of an independent representative, and third-party costs associated with the aforementioned expenses.  These expenses do not include our Manager’s or Realty Mogul, Co.’s overhead, employee costs, utilities or technology costs.  The aforementioned expense reimbursements that we will pay to our Manager may be originally incurred by Realty Mogul, Co. in the performance of services by its employees under the shared services agreement between our Manager and Realty Mogul, Co.  See “Management—Shared Services Agreement.”

Q:          What fees will you pay to the Manager or any of its affiliates?

A:          We will pay our Manager a monthly asset management fee at an annualized rate of 1.00% payable in arrears, which will be based on the average investment value of the assets. For purposes of this fee, “average investment value” means, for any period, the average of the aggregate book value of all of our assets, before reserves for depreciation, amortization, bad debts, or other similar non-cash reserves. We will also pay the applicable RM Lender a special servicing fee for any non-performing debt investment at an annualized rate of 1.00%, which will be based on the original value of such non-performing debt investment, and will cover the increased administrative costs to RM Lender to handle the non-performing asset. The payment of the special servicing fee shall be in addition to any third party special servicing expenses incurred by the Company, which may include special fees associated with recovery efforts by RM Lender. Our Manager will determine, in its sole discretion, whether an asset is non-performing. In addition, for loans serviced by one of our affiliates, we will pay the applicable RM Lender a servicing fee equal to 0.50% calculated as an annual percentage of the principal balance of the asset plus accrued interest. We will also pay an up-front set-up fee for servicing the loan. In the event that we terminate a servicing arrangement with an RM Lender, we may be required to pay separation fees.

The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact our NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

Questions about Distributions

Q:          How often will I receive distributions?

A:          Our Manager has declared and paid, and we expect that our Manager will continue to declare and pay, distributions monthly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate.  Any distributions we make are at the discretion of our Manager, and are based on, among other factors, our present and reasonably projected future cash flow.  Our Manager sets the rate of distributions at a level that is reasonably consistent and sustainable over time, which is fully dependent on the yields generated by our assets.  In addition, our Manager’s discretion as to the payment of distributions is limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain.  Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to federal income and excise taxes on our undistributed taxable income and gains.  As a result, our Manager intends to make additional distributions, beyond the minimum REIT distribution, to avoid these taxes.  See “Description of Our Common Shares — Distributions” and “U.S. Federal Income Tax Considerations.”

Any distributions that we make directly impacts our NAV by reducing the amount of our assets.  Our goal is to generate returns in the form of income through monthly distributions and capital growth through increases in our NAV per share.  Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative), less any applicable share repurchase fees, will produce your total return.

Q:          What will be the source of distributions?

A:          We have paid, and may continue to pay, distributions from sources other than cash flow from operations, including from the proceeds of this offering and the private placement to our Sponsor, and we have no limit on the amounts we may pay from such sources.

Q:          Will the distributions I receive be taxable as ordinary income?

A:          REIT distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, may be treated as ordinary income, capital gains, and return of capital for tax purposes, each of which may be taxed at a different rate for different investors:

•

The majority of recurring REIT distributions will be taxed at your ordinary income rate if they are from current or accumulated earnings and profits, but you may be entitled to a deduction under section 199A of the Internal Revenue Code.  See the section of this offering circular entitled “U.S. Federal Income Tax Considerations.”

•

The portion of your distribution in excess of current and accumulated earnings and profits will be considered a return of capital for U.S. federal income tax purposes and will not result in current tax, but will lower the tax basis of your investment until it is reduced to, but not below, zero. Any return of capital in excess of your tax basis will be treated as sales proceeds from the sale of our common shares and will be taxed accordingly.

•	Distributions that are designated as capital gain will generally be taxable at the long-term capital gains rate.

Because each investor’s tax considerations are different, we recommend that you consult with your tax advisor.  You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to distributions in the repurchase of shares and liquidating distributions.

Q:          Will I be able to reinvest my cash distributions in additional shares?

A:          Yes. If you elect to participate in our distribution reinvestment plan, all distributions will be automatically reinvested. See “Description of Common Shares – Distribution Reinvestment Plan.”

Questions about Share Repurchases

Q:          Will I have the opportunity to redeem my common shares?

A:          Yes.  While you should view your investment in our shares as a long-term investment with limited liquidity, we have adopted a share repurchase program whereby shareholders may require that we repurchase up to 25% of their shares quarterly while this offering is ongoing. We also may make repurchases upon the death of a shareholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). For ordinary repurchases, the amount we will pay to repurchase your shares will depend upon how long a shareholder requesting redemption has held his or her shares (the “Effective Repurchase Rate”), as follows:

Exception repurchases are not subject to any discount associated with the amount of time shares were held and will be repurchased at 100% of the applicable price per share. For all other repurchases, we will repurchase the shares at the lower of the price the shareholder paid for his or her shares or the most recent NAV, multiplied by the Effective Repurchase Rate. The repurchase rates at which we will repurchase shares are presented in the table below.

Effective
Share Repurchase Anniversary (Year)	Repurchase Rate (1)
Less than 1 year	(Lock-up) 0%
1 year until 2 years	98%
2 years until 3 years	99%
3 or more years	100%
Death (Exception Repurchases)	100%

Any fee charged to the Company by a third party in connection with a repurchase will be deducted from the total repurchase price. For purposes of determining the time period a shareholder has held each share, the time period begins as of the date the shareholder acquired the share.

In the event that a shareholder requests repurchase of 100% of the shares owned by the shareholder on the date of presentment, we will waive the one-year holding period requirement for any shares presented that were acquired through our distribution reinvestment plan and such shareholder will be deemed to have withdrawn from the distribution reinvestment plan.

There is no regular trading market for our shares. We do not expect that a regular trading market will develop unless we list our shares on a national securities exchange, and we currently do not intend to list our shares. Further, following the conclusion of this offering, our Manager may in its sole discretion, amend, suspend, or terminate the share repurchase program at any time. Reasons we may amend, suspend or terminate the share repurchase program include (i) to protect our operations and our remaining shareholders, (ii) to prevent an undue burden on our liquidity, (iii) to preserve our status as a REIT, (iv) following any material decrease in our NAV, or (v) for any other reason. See “Description of Our Common Shares—Quarterly Share Repurchase Program” for more details.

Q:          Will there be any limits on my ability to redeem my shares?

A:          Yes.  In the initial twelve months of this offering, we intend to limit the number of shares to be repurchased during a quarter to 1.25% of the weighted average number of common shares outstanding since the commencement of the offering.  After this offering has been ongoing for twelve months and while it is still ongoing, we intend to limit the number of shares to be repurchased during any calendar year to 5.0% of the weighted average number of common shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year).  While we designed our share repurchase program to allow shareholders to request share repurchases on a quarterly basis (subject to the six month holding period), we need to impose limitations on the total amount of net repurchases per quarter in order to maintain sufficient sources of liquidity to satisfy share repurchase requests without impacting our ability to invest in commercial real estate assets and maximize investor returns.  In the event that we do not have sufficient funds available to repurchase all of the common shares for which share repurchase requests have been submitted in any quarter, such pending requests will be honored on a pro rata basis.  For investors who hold common shares with more than one record date, share repurchase requests will be applied to such common shares in the order in which they were purchased, on a first in first out basis.  See “Description of Our Common Shares — Quarterly Share Repurchase Program” for more details.

Questions about the Offering

Q:          What kind of offering is this?

A:          We are offering through the Realty Mogul Platform, www.realtymogul.com, a maximum of $50,000,000 of our common shares to the public on a “best efforts” basis at the greater of then current NAV or $10.00 per share.

Q:          How is an investment in the Company’s common shares different from investing in shares of a traditional non-exchange traded REIT?

A:          We neither charge nor pay any broker-dealer distribution fees, saving investors approximately 70% to 90% in upfront expenses as compared to a traditional non-exchange traded REIT.  Traditional non-exchange traded REITs use a highly manpower-intensive method with hundreds to thousands of sales brokers calling on investors to sell their offerings.  On average, these traditional non-exchange traded REITs charge upfront sales commissions of 6.8% of invested capital to compensate their sales brokers.  Realty Mogul, Co. uses a low-cost online platform, the Realty Mogul Platform, which we intend to leverage in conducting this offering. Additionally, traditional non-exchange traded REITs have incurred organization and offering expenses of up to 15% of the amount raised in the offering.  Assuming we raise the maximum amount of $50,000,000 in this offering, our organization and offering expenses are expected to be approximately 3% of gross proceeds.

Q:          How is an investment in the Company’s common shares different from investing in shares of other online REITs?

A:          We have a different investment strategy compared to other online REITs.  See “Investment Objectives and Strategy — Investment Strategy” for additional detail on our investment strategy.  For example, we will not invest in raw land as a standalone investment or in the new construction of any building.  Additionally, we have a uniquely qualified management team, which will manage our originations, credit and underwriting, and asset management functions.  See “Management — Executive Officers of Our Manager” for additional detail on our management team’s experience.

Q:          How is an investment in the Company’s common shares different from investing in shares of other real estate investment opportunities offered on the Realty Mogul Platform?

A:          Currently, the Realty Mogul Platform offers individual real property-related investments as private placements to accredited investors only. The Realty Mogul Platform allows accredited investors to review due diligence materials for individual transactions and invest in one transaction at a time. Investing in the Company is different since investment decisions are made by our Manager and you are investing in a diversified portfolio and not a specific transaction or property. Additionally, the Company is accessible to both accredited and non-accredited investors and offers a lower investment minimum than some of the transactions offered on the Realty Mogul

Platform. The Manager of the Company charges a 1.00% asset management fee for managing the Company and its investments.  The other investment opportunities offered through the Realty Mogul Platform may charge fees that are higher or lower than the Company’s fee.  Finally, the Company is set up as a “blind pool” REIT, which means that we are not committed to acquiring any particular investments with the net proceeds of this offering.  Investing in the Company can lead to greater diversification because the Company intends to invest its assets in multiple real estate opportunities.  However, unlike other investment opportunities on the Realty Mogul Platform, a purchaser of our common shares may not know what investments the Company will make with its assets at the time the investor purchases our common shares. Although our Manager currently manages another REIT with similar investment objectives, MogulREIT II, Inc., MogulREIT II, Inc.’s portfolio primarily consists of preferred equity and joint venture equity investments in multifamily properties, and its investment strategy differs from the Company’s investment strategy.

Q:          What is the purchase price for the Company’s common shares?

A:          The offering price per share will equal the greater of (i) $10.00 per share or (ii) our NAV per share (calculated as our NAV divided by the number of our common shares outstanding as of the end of the prior fiscal quarter) and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). Investors will pay the most recent publicly announced offering price as of the date of their subscription. Our website, www.realtymogul.com, will identify the current offering price per share as well as our NAV per share. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV per share. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website. We will also use that updated NAV per share to determine whether to change the offering price for new shares for the remainder of that fiscal quarter. See “Description of Our Common Shares — Quarterly NAV Share Price Adjustments” for more details. Common shares sold pursuant to our distribution reinvestment plan will be sold at different prices, and no sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan. See “Description of Our Common Shares ─ Distribution Reinvestment Plan” for additional information.

Q:          How does a “best efforts” offering work?

A:          When common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares.  Neither our Sponsor, Manager, broker-dealers nor any other party has a firm commitment or obligation to purchase any of our common shares.

Q:          Who can buy shares?

A:          Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act).  “Qualified purchasers” include:

•	“accredited investors” under Rule 501(a) of Regulation D; and

•

all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.  In particular, net worth in all cases should be calculated excluding the value of an investor’s home.  We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.  Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Q:          How do I buy shares?

A:          You may purchase our common shares in this offering by creating a new account, or logging into your existing account, at the Realty Mogul Platform.  You will need to fill out a subscription agreement like the one attached as an exhibit to this offering circular and make arrangements to pay for the shares at the time you subscribe.

Q:          Is there any minimum investment required?

A:          Yes.  For investments made online through the Realty Mogul Platform, you must initially purchase at least 100 common shares in this offering, or $1,000 based on the current per share price, and at least 100 common shares, or $1,000 based on the current per share price for subsequent investments. For IRAs, other tax deferred accounts, and investments made through select RIA custodial platforms, you must initially purchase at least 500 common shares in this offering, or $5,000 based on the current per share price, and at least 100 common shares, or $1,000 based on the current per share price, for subsequent investments.  In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers.  We will disclose the new minimum investment amount on the Realty Mogul Platform at least two days in advance of that new minimum amount taking effect.  Factors that our Manager may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts.  Any change to the minimum investment amount will apply to all new purchasers.

Q:          May I make an investment through my IRA or other tax-deferred retirement account?

A:          Yes. You are able to make an investment through your individual retirement account (“IRA”) or other tax deferred account. When making investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA or other deferred tax account; (ii) whether the investment is consistent with the fiduciary and other obligations associated with your IRA or other tax deferred account; (iii) whether the investment will generate an unacceptable amount of unrelated business taxable income (“UBTI”) for your IRA or other tax deferred account; (iv) whether you will be able to comply with the requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code that you value the assets of the IRA or other tax deferred account annually; and (v) whether the investment would constitute a prohibited transaction under applicable law.

Q:Are there special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

A:          Yes. The section of the offering circular entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to ERISA, and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read that section of the offering circular.

We may make some investments that generate UBTI or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

Q:          Is there a maximum investment?

A:          Yes.  You cannot own more than 9.8% of our outstanding shares at any time.  Additionally, if you do not qualify as an accredited investor, you may invest no more than the greater of (i) 10% of your income, but no more than $20,000 in any twelve-month period or (ii) 10% of your net worth, as calculated under Rule 501 of Regulation D, but no more than $100,000 in any twelve-month period.  If you want to invest more than the limitations set forth in the preceding sentence, you must qualify as an “accredited investor” as defined in Rule 501 of Regulation D.

Q:         How long will this offering last?

A:          We expect to offer our common shares until the earlier of [_______], 2021, which is two years from the qualification date of this offering, or the date on which the maximum offering amount has been raised; provided, however, that our Manager may terminate this offering at any time or extend the offering. If we decide to extend the offering beyond two years from the date of this offering circular, we will provide that information in an offering circular supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial qualification date.

Q:         Who can help answer my questions about the offering?

A:          If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at MogulReitI@realtymogul.com or by mail at:

MogulREIT I, LLC

10780 Santa Monica Blvd.

Suite 140

Los Angeles, CA 90025

Attn: Investor Relations

Questions About Your Performance

Q:          Will I be notified of how my investment is doing?

A:          Yes. Initially, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	a semi-annual report;

•	current event reports for specified material events within four business days of their occurrence;

•	supplements to the offering circular, if we have material information to disclose to you; and

•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on the Realty Mogul Platform at www.realtymogul.com, or via e-mail.

After the conclusion of our offering, we may be eligible to suspend or terminate these public filings.  If we are eligible, and if we elect to suspend or terminate these filings, you will not receive the updates listed above.

Q:          When will I get my detailed tax information?

A:          Your Form 1099-DIV tax information, if required, will be provided in electronic form by January 31 of the year following each taxable year.

Q:          How will the Company’s NAV per share be calculated?

A:At the end of each fiscal quarter (or as soon as commercially reasonable thereafter), our affiliates’ internal accountants will calculate our NAV per share. The NAV per share calculation will reflect the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding as of the determination date. Our commercial real estate assets and investments will constitute a significant component of our total assets. We will take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, outstanding principal balance, market default rates, discount rates, loss severity rates, and, if our Manager deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by an independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our quarterly NAV per share.  However, we may hire a third party to calculate, or assist with calculating, the NAV calculation.  See “Description of our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

Q:          How exact will the calculation of the quarterly NAV per share be?

A:          Our goal is to provide a reasonable estimate of the value of our common shares as of the end of each fiscal quarter.  Our assets will consist principally of commercial real estate loans and other real estate investments.  The valuation of the real estate investments by our affiliates’ internal accountants (with the input of our independent valuation expert, as needed) is subject to a number of subjective judgments and assumptions that may not prove to be accurate.  The use of different judgments or assumptions would likely result in different estimates of the value of our real estate investments.  Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate daily, so that the NAV per share in effect for any fiscal quarter may not reflect the amount that might be paid for your shares in a market transaction.  Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable.  As discussed above, any material event that would cause our NAV per share to change by more than 5% would require a recalculation.  Any resulting potential disparity in our NAV per share may be in favor of either shareholders who have their shares repurchased, or shareholders who buy new shares, or existing shareholders.  See “Description of our Common Shares—Valuation Policies.”

OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section, before making a decision to invest in our common shares.

Overview

Realty Mogul, Co., our parent company, is a real estate investment marketplace leader.  Since Realty Mogul, Co. launched the Realty Mogul Platform in 2013, it has originated, underwritten, and financed over $2 billion in real estate value through debt and equity investments in approximately $400 million in real estate properties across approximately 289 debt and equity transactions.  Over the past six years, Realty Mogul, Co. has raised capital for debt and equity commercial real estate offerings and invested that capital in multifamily, retail, office, self-storage, and industrial real estate opportunities.

We are an externally-managed real estate investment trust, or REIT, that will invest in commercial real estate related assets with the objective of providing attractive risk-adjusted returns to our investors over the long-term, through both distributions and capital appreciation.  We intend to achieve this objective by making investments structured to comply with the REIT federal income tax requirements and to maintain our exclusion from registration under the Investment Company Act of 1940, as amended.

We are managed by RM Adviser, LLC, a SEC registered investment adviser and wholly-owned subsidiary of Realty Mogul, Co. RM Adviser, LLC will have access to Realty Mogul, Co.’s deep team of real estate and finance professionals and will leverage their collective experience in originating, underwriting, and servicing billions of dollars in real estate related assets over the course of their careers.

Our purpose is to provide investors an opportunity to invest in a REIT without paying the high upfront fees and selling commissions typical in non-traded REITs, thereby investing a higher percentage of your investment in real property to increase the Company’s total return.

MogulREIT I, LLC is a Delaware limited liability company formed to invest in and manage a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets.  We intend to operate in a manner that will allow us to maintain our qualification as a REIT for U.S. federal income tax purposes.  Among other requirements, REITs are required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our office is located at 10780 Santa Monica Blvd., Suite 140, Los Angeles, CA 90025.  Our telephone number is (877) 781-7153. Information regarding the Company is also available on our web site at www.realtymogul.com.

Investment Strategy

Our investment strategy involves investing in assets with varying levels of risk, based in part on where such investments fall in the “capital stack” of real estate transactions.

We intend to use substantially all of the proceeds of this offering to invest in and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures.  We intend to hold: (1) at least 55% of the total value of our assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as senior mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria outlined by the staff of the SEC; and (2) at least 80% of the total value of our assets in the types of assets described above, plus in “real estate-related assets” that are related to one or more underlying commercial real estate projects.  These real estate-related assets may include assets, such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects, interests in publicly traded REITs, and other commercial real estate-related assets.

We will seek to create and maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions.  Our focus on investing in debt instruments will emphasize the payment of current returns to investors and preservation of invested capital.  We also intend to diversify our portfolio by investing in equity instruments (up to 45% of the total value of our assets), primarily in real estate-related companies as described above, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act.  Our focus on investing in equity instruments will be to seek investments that will produce returns to investors through rental income and capital appreciation.  The investment objective for the Company is to achieve attractive, risk-adjusted returns that exceed alternative real estate investment offerings.

Our Manager, through its affiliates, intends to structure, underwrite and originate many of the products in which we invest as this provides for the best opportunity to control our borrower and partner relationships and optimize the terms of our investments.  Our affiliates’ underwriting process, which our management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at Realty Mogul, Co., will involve comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk.  We believe the current and future market environment provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our shareholders.

Investment Objectives

Our primary investment objectives are:

•	to pay attractive and consistent cash distributions on a monthly basis by rigorously evaluating numerous investment opportunities to find those that can support the distribution target;

•	to create a portfolio of diversified investments; and

•	to preserve, protect, increase and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing their sale to maximize value.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.  Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.

Market Opportunities

We believe that the near and intermediate-term market for investment in commercial real estate loans, commercial real estate-related debt securities, commercial real estate-related equity securities, and other real estate-related assets is compelling from a risk-return perspective.  Given the prospect of low growth for the economy, we favor a strategy that targets senior and mezzanine debt to maximize current income, with significant subordinate capital and downside structural protections, and equity securities to share the upside of asset appreciation with our shareholders.  Our flexible approach to investing in any U.S. geography and in any of the major commercial real estate property types, including apartment buildings, self-storage facilities, retail centers and office buildings, allows us to quickly take advantage of opportunities created by market changes.  We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to invest in assets with attractive returns and strong structural features.

Our Manager

RM Adviser, LLC, our Manager, manages our day-to-day operations.  Our Manager is a wholly-owned subsidiary of Realty Mogul, Co.  A team of real estate and debt finance professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our LLC Agreement. A majority of the investment committee of our Manager will approve each of our investments.  Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager make up our Manager’s investment committee. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.  Realty Mogul, Co. is able to exercise significant control over our business.

About RM Technologies, LLC

We are also an affiliate of RM Technologies, LLC, the operator of an online financial platform focused on real estate, which may be found on the website: www.realtymogul.com, and is referred to as the Realty Mogul Platform in this offering circular.  RM Technologies, LLC is a wholly-owned subsidiary of Realty Mogul, Co.

Jilliene Helman is the Chief Executive Officer of Realty Mogul, Co.  Ms. Helman is responsible for overseeing the day-to-day operations of Realty Mogul, Co. and its affiliates, including RM Technologies, LLC.

Our Structure

The chart below shows the relationship among various Realty Mogul, Co. affiliates and the Company as of the date of this offering circular.

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering, and the investment and management of our assets. As described below, we will pay our Manager an asset management fee and we will reimburse our Manager for certain expenses. We also may pay to an RM Lender certain loan servicing fees, as described below. The remainder of the fees described below will be paid by the borrower that receives a loan from us or the special purpose entity that issues equity to us.

No portion of the fees detailed below will be allocated to any individual in his or her capacity as an executive officer of our Manager.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses — Manager

Our Manager has paid and may continue to pay organization and offering expenses on our behalf. We will reimburse our Manager for actually incurred third-party organization and offering costs it incurs on our behalf, the amount of which will depend on the offering proceeds we raise. See “Estimated Use of Proceeds” for more details. We expect total organization and offering expenses to be no more than $1,500,000.

$ 300,000 - $1,500,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Acquisition and Operation Stage

Asset Management Fee — Manager

Monthly asset management fee equal to an annualized rate of 1.00% payable in arrears, which will be based on the average investment value of the assets. For purposes of this fee, “average investment value” means, for any period, the average of the aggregate book value of all of our assets, before reserves for depreciation, amortization, bad debts, or other similar non- cash reserves.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations.

Since we intend to use leverage only on certain assets, the actual fee may vary depending on the concentration of assets in our portfolio.

Servicing Fee — RM Lender (Debt Assets)

With respect to any loans we make or acquire, may pay a servicing fee of 0.50% of the principal balance and accrued interest of each loan to RM Lender for the servicing and administration of certain loans and investments held by us. RM Lender may decide to enter into a Servicing Agreement with an unaffiliated third party to service and administer the loans held by us, and will pay for any expenses incurred in connection with standard subservicing thereunder out of the servicing fee paid to it by us. The Servicing Agreement will define the terms of the loan servicing arrangement as well as the amount of the servicing fee that is paid by RM Lender to the unaffiliated third party. The servicing fee is calculated as an annual percentage of the principal balance of the debt asset plus accrued interest, and is deducted at the time that payments on the asset are made. The fee is deducted in proportion to the split between accrued and current payments. Servicing fees payable by us may be waived at RM Lender’s sole discretion.

Actual amounts are dependent upon the principal amount of the loans. We cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Special Servicing Fee —RM Lender (Debt Assets)

We may pay a special servicing fee to RM Lender equal to an annualized rate of 1.00% of the original value of a non-performing asset serviced by such RM Lender. Whether a debt asset is deemed to be non-performing is in the sole discretion of our Manager.

The payment of the special servicing fee shall be in addition to any third party special servicing expenses incurred by us, which may include special fees associated with recovery efforts by RM Lender.

Actual amounts are dependent upon the occurrence of a debt investment becoming non-performing and the original value of such asset. We cannot determine these amounts at the present time.

Other Operating Expenses — Manager

We will reimburse our Manager for out-of-pocket expenses incurred on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, insurance costs, tax return preparation fees, taxes and filing fees, administration fees, fees for the services of an independent representative, and third-party costs associated with the aforementioned expenses.  These expenses do not include our Manager’s or Realty Mogul, Co.’s overhead, employee costs, utilities or technology costs.

The aforementioned expense reimbursements that we will pay to our Manager may be originally incurred by Realty Mogul, Co. in the performance of services by its employees under the shared services agreement between our Manager and Realty Mogul, Co.  See “Management—Shared Services Agreement.”

Actual amounts are dependent upon our operations. We cannot determine these amounts at the present time.

In addition to the fees set forth above, our form of loan servicing agreements between the Company and RM Lender contemplate the payment of a recovery fee. The recovery fee may be payable to RM Lender in connection with (i) the sale of, or receipt of any condemnation or insurance proceeds with respect to a specially serviced loan or real estate owned property or (ii) the curing of any event of default under the serviced loan through restructure or work-out of the serviced loan. The recovery fee will be an amount equal to: (a) with respect to clause (i) of the preceding sentence, 1.0% of all liquidation, condemnation and insurance proceeds received with respect to the serviced loan and (b) with respect to clause (ii) of the preceding sentence, 1.0% of all principal and interest received (x) in connection with any full, partial or discounted payoff made pursuant to such restructuring or work-out and (y) from and after the date that the borrower has made three timely consecutive monthly payments under the terms of the serviced loan, as amended.

Related Fees Paid by Affiliated and Unaffiliated Third Parties

From time to time, when one of the affiliates of our Manager, RMCC, originates a commercial real estate loan or preferred equity investment that is sold to us, the borrower of the transaction may pay fees to RMCC.  A portion of this fee may be paid to personnel affiliated with our Manager for their roles in sourcing the investment opportunity. The fees are paid to RMCC by the borrower entity and not by us. We will not be entitled to this fee. The actual amount of origination fees, extension fees and exit fees that will be paid are dependent upon the total transaction amount funded. We cannot determine these amounts at the present time.

For senior debt, mezzanine debt or preferred equity investments:

•	Origination fee of 1.0%-3.0% of the financing amount
•	Extension fee of 1.0%-2.0% of the financing amount in the event that the maturity or redemption date for such asset is extended.
•	Exit fee of 1.0%-2.0% of the financing amount upon maturity of the transaction

Similarly, from time to time, a special purpose entity in which we invest may pay an affiliate of our Manager or our Manager one or more of the fees set forth below. A portion of these fees may be paid to personnel affiliated with our Manager for their roles in arranging the investment opportunity. The following fees will be paid by the particular special purpose entity and not by us. We will not be entitled to any of these fees. The actual amounts of the following fees are dependent upon the total invested equity, transaction sizes and distributable cash. We cannot determine these amounts at the present time. These fees may reduce the amount of funds that are invested in the underlying real estate or the amount of funds available to pay distributions to us, thereby reducing our returns in that particular investment:

For joint venture equity investments:

•	Acquisition fee up to 3% of the total transaction value.
•

Financing coordination fee and credit guarantee fee up to 1.0% of the financing in the event that an affiliate of our Manager or our Manager provides services in connection with arranging the debt or provides a credit guarantee in connection with the financing.

•

Asset management fee in the amount of 1.5% of our pro-rata share of the gross revenues of the particular property in the event that an affiliate of our Manager or our Manager provides property-level asset management services overseeing and managing the property manager. Affiliates of our Manager or our Manager will be reimbursed for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits from persons who also serve as one of our Manager’s executive officers. We anticipate that our Manager or its affiliates will subcontract the performance of its property-level management services to third parties and pay all or a portion of its property-level management fee to the third parties with which it contracts for these services.

•

Promoted interest in an undetermined amount of the entity’s distributable cash, after all other partners or members have been paid an agreed upon (6.0% or higher) cumulative, non-compounded preferred return.

Additionally, Realty Mogul, Co. will provide funding to our Sponsor to pay a sales commission of up to 1.20% to NCPS for their services in connection with the sale of our shares. Such sales commissions will not be paid by us or our investors. A portion of the sales commission will be paid to employees of Realty Mogul, Co., who are serving as registered representatives of NCPS in connection with the sale of our shares. The actual amount of sales commissions that will be paid is dependent upon the offering proceeds we raise. The total broker sales commissions, assuming the maximum amount of this offering is raised and up to a 1.20% commission is paid on each executed sale, will be $398,041.

Our Manager also provides any offering, investment and management services to other affiliated entities, and may provide investment advice to persons or entities through the investment calculator. See “Conflicts of Interest — Investment Calculator.”

Summary of Risk Factors

Investing in our common shares is speculative and involves substantial risks.  You should purchase these securities only if you can afford a complete loss of your investment.  You should carefully review the “Risk Factors” section of this offering circular, beginning on page  27, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.  These risks include the following:

•

We depend on our Manager to select our investments and conduct our operations.  We will pay fees and expenses to our Manager and its affiliates that were determined as between related parties, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.  These fees increase your risk of loss.  In addition, we can offer no assurance that our Manager will remain our investment manager.

•

Many of the loans and other investments in which we will invest will be originated by our affiliates, Realty Mogul, Co. or Realty Mogul Commercial Capital, Co., each of which, in their loan originating capacity, may be referred to as an RM Originator in this offering circular. Many of the loans and other investments in which we invest will be serviced by Realty Mogul, Co. or Realty Mogul Commercial Capital, Co., each of which, in their loan servicing capacity, may be referred to as an RM Lender in this offering circular.  We may purchase investments directly from an RM Originator, and we will pay the applicable loan servicer a 0.50% annual servicing fee with respect to our investments.  The RM Originators may also receive origination fees and/or other fees with respect to investments in which we invest, as well as a set-up fee associated with each loan. While these fees will not be paid by the Company or its investors, they may indirectly have the effect of lowering the return our investors would receive in the absence of these fees.

•	We have limited operating history and an investment in our shares is speculative. There is no assurance that we will achieve our investment objectives.

•

This is a “blind pool” offering as we have not identified all the investments we intend to acquire.  Depending on our progress in funding investments at the time of your purchase, you may not be able to evaluate the economic merit of any of our investments.  You will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities.

•

Our Manager’s executive officers, and key real estate and debt finance professionals, are also officers, directors, managers and/or key professionals of Realty Mogul, Co. and its affiliates.  As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and other conflicts created by our Manager’s compensation arrangements with us and other affiliates of Realty Mogul, Co.

•	Our Sponsor and Manager may sponsor or advise other companies that compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.

•

By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

•

This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act.  The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•

If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

•	Because our Sponsor has only invested $2,500 in the Company, our Sponsor has little exposure to the loss in the value of our shares, which may increase your risk of loss.

•	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

•

Our Manager may change our targeted investments and asset allocation without shareholder consent, which could result in investments that are different from, and possibly riskier than, those described in this offering circular.

•

Although our distribution policy is not to use the proceeds of this offering to make distributions, our LLC Agreement permits us to pay distributions from any source, including offering proceeds, borrowings or sales of assets.  We have not established a limit on the amount of proceeds we may use to fund distributions.  If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.  In any event, we intend to make annual distributions as required to comply with REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.  We have not established a minimum distribution payment level. The amount of our distributions may fluctuate and may be adversely affected by a number of factors, including the risk factors in this offering circular.

•

Our affiliates’ internal accountants calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates.  As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

•

While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among non-traded REITs for calculating NAV in order to establish a per share purchase and repurchase price. As a result, other non-traded REITs may use different methodologies or assumptions to determine NAV.  In the event that we are required to adjust our calculation methodologies or assumptions, the value of your investments, and consequently your returns, may be adversely affected.

•

Our LLC Agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our LLC Agreement require our Manager to list our shares for trading by a specified date.  No public market currently exists for our shares.  Until our shares are listed, if ever, you may not have the opportunity to sell your shares.  If you are able to sell your shares, you may have to sell them at a substantial loss.

•

We elected to be taxed, and currently qualify, as a REIT for U.S. federal income tax purposes.  Our compliance with REIT requirements may subject your investment to certain risks and may force us to forgo potentially attractive opportunities.

•

If we fail to maintain our qualification as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level federal income tax and, as a result, our cash available for distribution to our shareholders and the value of our shares could materially decrease.

•

We will attempt to manage our portfolio so that we are not required to register as an investment company, such as a mutual fund.  This may result in us not making potentially profitable investments, or in us disposing of investments at times that we otherwise would prefer to hold those investments.

•

Our intended investments in commercial real estate loans and other select real estate-related assets will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with debt and real estate investments generally.  These investments are only suitable for sophisticated investors with a high-risk investment profile.  Our investment strategy involves leverage.  These investments may not be suitable for investors with lower risk tolerances.

•

Our Manager, its principals and/or its other affiliates may continue to originate and offer other real estate investment opportunities, including additional blind pool debt and equity offerings similar to this offering, through the Realty Mogul Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business.

•	Investments that do not meet certain minimum thresholds may not be made available to us.

•	The terms of our LLC Agreement (including our Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.

•

We pay our Manager substantial management fees regardless of performance of our portfolio. Our Manager’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio, which could hurt both our ability to make distributions to our shareholders and the value of our common shares.

•

Our shareholders may only remove our Manager for “cause” following the affirmative vote of shareholders holding two-thirds of the outstanding common shares.  Unsatisfactory financial performance does not constitute “cause” under our LLC Agreement.

•

At some future date, we may seek shareholder approval to internalize our management by acquiring assets and employing the key real estate and debt finance professionals performing services to us on behalf of our Manager for consideration that would be negotiated at that time.  The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment.  Additionally, in an internalization transaction, our Manager’s real estate and debt finance professionals that become our employees may receive more compensation than they previously received from our Manager or its affiliates.  These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our shareholder’s best interests.

•

Our Manager may, without shareholder consent unless otherwise required by law, determine that we should merge or consolidate through a roll-up or other similar transaction involving other entities, including entities affiliated with our Manager, into or with such other entities. Similarly, our Manager may, without shareholder consent unless otherwise required by law, determine that we should list our shares on a national securities exchange.

•

Affiliates of our Sponsor and our Manager are engaged in selling investment opportunities to individuals and institutions outside of the Company, some of which may compete with the Company. There may be a conflict of interest in this arrangement because, among other things, the economic return to the entities or their respective personnel may be greater in selling opportunities to these competitive interests rather than to the Company.

•

The compensation arrangements for our Manager, its personnel and our affiliates may provide them an incentive to increase leverage in the Company or its investments, which may increase risk and volatility in the Company’s performance.

•

We rely on the exemption for insignificant participation by benefit plan investors under ERISA. If at any time 25% or more of the value of any class of equity interest is held by benefit plan investors, we must repurchase certain benefits plan investors’ common shares or we will lose the exemption.

Distributions

Our Manager has declared and paid, and we expect our Manager will continue to declare and pay, distributions monthly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. As of January 1, 2019, our Manager has declared and paid 27 months of consecutive 8% annualized distributions based on the current NAV.

Any distributions we make are at the discretion of our Manager, and are based on, among other factors, our present and reasonably projected future cash flow.  Distributions are paid and will continue to be paid to shareholders as of the record dates selected by our Manager.  In addition, our Manager’s discretion as to the payment of distributions is be limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain.  Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to federal income and excise taxes on our undistributed taxable income and gains.  As a result, our Manager also intends to make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes.  See “Description of Our Common Shares — Distributions” and “U.S. Federal Income Tax Considerations.”

Any cash distributions that we make directly impact our NAV by reducing the amount of our assets.  Our goal is to generate returns in the form of income through monthly distributions and capital growth through increases in our NAV per share.  Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative), less any applicable share repurchase fees, will produce your total return.

Our distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes.  To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. Distributions reinvested pursuant to our distribution reinvestment plan will be considered a new purchase of shares as of the distribution date.

Effective January 1, 2019, we will calculate distributions daily for shareholders of record as of the close of business on each day of the period commencing on January 1, 2019 and ending on January 31, 2019 (the “Distribution Period”). The distribution will be payable to the shareholders of record as of the close of business on each day of the Distribution Period. The Manager expects that the distributions will be paid on or before February 15, 2019.

Borrowing Policy

We may use leverage of up to 80% of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. Based on our expected asset mix, this could result in portfolio-wide leverage of 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our total assets. During the period when we are acquiring our initial portfolio, portfolio-wide leverage may be higher. See “Investment Objectives and Strategy” for more details regarding our leverage policy.

Valuation Policies

At the end of each fiscal quarter (or as soon as commercially reasonable thereafter), our affiliates’ internal accountants will calculate our NAV per share. The NAV per share calculation will reflect the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding as of the determination date. Our commercial real estate assets and investments constitute a significant component of our total assets. We will take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, outstanding principal balance, market default rates, discount rates, loss severity rates, and, if our Manager deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by an independent valuation expert.

As with any methodology used to estimate value, the methodology that will be employed by our affiliates internal accountants is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. Our NAV will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a shareholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share shareholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV.  While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website.

Quarterly NAV Share Price Adjustments

The offering price per share will equal the greater of (i) $10.00 per share or (ii) our NAV per share (calculated as our NAV divided by the number of our common shares outstanding as of the end of the prior fiscal quarter) and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). Common shares sold pursuant to our distribution reinvestment plan will be sold at different prices, and no sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan. See “Description of Our Common Shares ─ Distribution Reinvestment Plan” for additional information. While this offering is ongoing, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share and the offering price per share that will be applicable for the following three month period, which we refer to as the pricing supplement. Additionally, we will identify the current offering price per share as well as our NAV per share on our website, www.realtymogul.com. Our website will also contain this offering circular, including any supplements and amendments. As long as this offering continues, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV per share. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website. We will also use that updated NAV per share to determine whether to change the offering price for new shares of the remainder of the fiscal quarter. Any subscriptions that we receive prior to our announcement of a new offering price per share will be executed at the price per share in effect on the date the subscription is received. Thus, even if settlement occurs following the announcement of a new offering price per share, the purchase price for the shares will be the price in effect at the time the subscription was received.

Quarterly Share Repurchase Program

While you should view your investment as long-term, we have adopted a share repurchase program, whereby shareholders may request that we repurchase up to 25% of their shares quarterly while this offering is ongoing. We may make repurchases upon the death of a shareholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”).  For ordinary repurchases, the Effective Repurchase Rate will depend upon how long a shareholder requesting redemption has held his or her shares. Exception repurchases are not subject to any discount associated with the amount of time the shares were held and will be repurchased at 100% of the most recently announced NAV per share. For all other repurchases, we will repurchase the shares at the lower of the price the shareholder paid for his or her shares or the most recently announced NAV per share, multiplied by the Effective Repurchase Rate. The repurchase rates at which we will repurchase shares are presented in the table below.

Effective
Share Repurchase Anniversary (Year)	Repurchase Rate (1)
Less than 1 year	(Lock-up) 0%
1 year until 2 years	98%
2 years until 3 years	99%
3 or more years	100%
Death (Exception Repurchases)	100%

Please refer to the section entitled “Description of Our Common Shares—Quarterly Share Repurchase Program” for more information.

Liquidity Event

While we expect to seek a liquidity transaction in the future, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable at any time.  Our Manager has the discretion to consider and execute a liquidity transaction at any time if it determines such event to be in our best interests.  A liquidity transaction could consist of a sale or a roll-off to scheduled maturity of our assets, a sale or merger of the Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a national securities exchange or a similar transaction. If we intend to list our common shares on a national securities exchange, we may convert to a corporation to facilitate such listing without shareholder consent except as required by law.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our LLC Agreement that would adversely change the rights of the common shares, and removal of our Manager for “cause”.  Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders.  Our shareholders do not elect or vote on our Manager and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.  For additional information, see “Description of Our Common Shares—Voting Rights.”

Other Governance Matters

Other than the limited shareholder voting rights described above, our LLC Agreement vests most other decisions relating to our assets and to the business of the Company, including decisions relating to acquisitions and dispositions, the engagement of asset managers, the issuance of securities in the Company including additional common shares, mergers, roll-up transactions, conversion to a corporation, listing on a national securities exchange, and other decisions relating to our business, in our Manager.  See “Management” for more information about the rights and responsibilities of our Manager.

Investment Company Act Considerations

We intend to conduct our operations so that neither we nor any subsidiaries we may establish will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the Securities and Exchange Commission, or the SEC, requires us to invest at least 55% of our assets in “mortgages and other liens on and interests in real estate,” or Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

We intend to invest in and manage a diversified portfolio of commercial real estate investments.  We expect to use a significant majority of the net proceeds from this offering to invest and hold at least 55% of our total assets in commercial real estate loans (including senior mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria outlined by the staff of the SEC), each of which are Qualifying Real Estate Assets.  In addition, we intend to hold at least 80% of our total assets in a combination of Qualifying Real Estate Assets and real estate-related assets. These real estate-related assets may include assets such as equity interests in companies that own commercial real estate or preferred equity in commercial real estate and, in certain cases when we have excess cash, interests in publicly traded REITs.  We will monitor our holdings under the 55% test and the 80% test in an effort to comply with Section 3(c)(5)(C) and related guidance.

Based on these holdings, we believe that we will not be considered an investment company for purposes of Section 3(c)(5)(C) of the Investment Company Act. Consequently, we expect to be able to conduct our operations such that we will not be required to register as an investment company under the Investment Company Act.

Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act.  The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business.  The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6).

To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C).  In such a case, we intend that more than 55% of our assets would be held in, and more than 55% of our income would be derived from, a combination of our interests in our majority-owned subsidiaries and Qualifying Real Estate Assets.  Our majority-owned subsidiaries would rely on Section 3(c)(5)(C), described above.  Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act.  Consequently, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.

If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person.  For purposes of Section 3(c)(6), we intend to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries.  The determination of whether an entity is a majority-owned subsidiary of the Company will be made by us.  We have not asked the staff of the SEC for concurrence with our analysis, and it is possible that the staff of the SEC could disagree with any of our determinations.  If the staff of the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

The assets we and any subsidiaries may acquire are limited by the provisions of the Investment Company Act, the rules and regulations promulgated under the Investment Company Act, and interpretative guidance from the SEC and its staff.  These limitations may adversely affect our performance.  In addition, to the extent the staff of the SEC provides different or more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly.  Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.  The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets, or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.  See “Risk Factors—Risks Related to Compliance and Regulations—We may not be successful in availing ourselves of the Investment Company Act exclusion, and even if we are successful, the exclusion would impose limits on our operations, which could adversely affect our operations.”

RISK FACTORS

An investment in our common shares involves substantial risks.  You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares.  The occurrence of any of the following risks might cause you to lose a significant part of your investment.  The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition.  Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements.  Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in MogulREIT I, LLC

We have limited operating history.

As of January 1, 2019,  we have a  limited two-year operating history.  While we will provide you with information on a regular basis regarding our real estate investments after they are acquired, we will not provide you with a significant amount of information, if any, for you to evaluate our future investments prior to our making them. Since we currently have not identified all of the investments we intend to purchase, this offering is considered to be a “blind pool” offering. You will not be able to evaluate the economic merit of our future investments until after such investments have been made. As a result, an investment in our shares is speculative.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our LLC Agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our LLC Agreement require our Manager to list our shares for trading on a national securities exchange by a specified date.  There is no public market for our shares.  While we and our affiliates may explore developing a secondary trading market for our common shares, it is possible that we will not be able to, or will decide not to, develop such a market.  Our LLC Agreement prohibits the ownership of more than 9.8% in value or number of our shares, whichever is more restrictive, or more than 9.8% in value or number of our common shares, whichever is more restrictive, unless exempted by our Manager, which may inhibit large investors from purchasing your shares. Following the conclusion of this offering, in its sole discretion, including to protect our operations and our remaining shareholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our Manager could amend, suspend or terminate our share repurchase program without notice. Further, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Our Common Shares — Quarterly Share Repurchase Program”.  Therefore, it will be difficult for you to sell your shares promptly or at all.  If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price.  It is also likely that your shares would not be accepted as the primary collateral for a loan.  Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, or are delayed in finding suitable investments we may not be able to achieve our investment objectives or pay distributions in a timely manner, or at all.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to identify loan origination opportunities and equity investments for us. In some cases, we may also depend upon the performance of third-party loan servicers to service our loan investments. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our shares, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in the Company. You must rely entirely on the management abilities of our Manager and the loan servicers our Manager may select.

To the extent that our Manager’s real estate and debt finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.  Further, because we are raising a “blind pool” whereby we are not committed to investing in any particular assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms.

We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions, and we may not be able to meet our investment objectives.

We may allocate the net proceeds from this offering to investments with which you may not agree.

We will have significant flexibility in investing the net proceeds of this offering.  You will be unable to evaluate the manner in which the net proceeds of this offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns and could cause the value of our common shares to decline.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return will be reduced.

As of December 1, 2018, cumulative since inception, our distributions, including shares issued pursuant to the distribution reinvestment plan, were fully funded by cash flow from operations.  Although our distribution policy is to use our cash flow from operations to make distributions, our LLC Agreement permits us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions.  If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments, and your overall return may be reduced.

There is a risk that you may not receive distributions or that distributions may not grow over time.

We have made, and intend to continue to make distributions, on a monthly basis out of assets legally available therefor to our shareholders in amounts such that all or substantially all of our REIT taxable income in each year, subject to certain adjustments, is distributed.  We have not established a minimum distribution payment level and the amount of our distributions will fluctuate.  Our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this offering circular.  All distributions will be made at the discretion of our Manager and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our Manager may deem relevant from time to time. Among the factors that could adversely affect our results of operations and impair our ability to pay distributions to our shareholders are:

•	the profitability of the investment of the net proceeds of this offering;
•	our ability to make profitable investments;
•	margin calls or other expenses that reduce our cash flow;
•	defaults in our asset portfolio or decreases in the value of our portfolio; and
•	the fact that anticipated operating expense levels may not be accurate, as actual results may vary from estimates.

A change in any one of these factors could affect our ability to make distributions. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions.

We may not be able to make distributions in the future or our Manager may change our distribution policy in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to pay distributions in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital reduces the basis of a shareholder’s investment in our common shares to the extent of such basis, and is treated as capital gain thereafter.

Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for debt and equity-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

Our portfolio of real estate related investments may be significantly impacted by economic conditions. (see “— Risks Related to Our Shares and Investments”).  The value of the collateral securing or underlying any investment we make could decrease below our investment or outstanding principal amount of such investment.  In addition, revenues on the properties and other assets underlying any investments we may make could decrease, making it more difficult for borrowers or operators to meet their payment obligations to us.  Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our investment.

More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make.  The risks apply to commercial mortgage, mezzanine or bridge loans and any equity or preferred equity investments we may make. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments.  The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments.  During periods of volatility, the number of investors participating in the market may change at an accelerated pace.  If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

This is a blind pool offering as we have not identified all of the investments we intend to make. As such, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

This is a blind pool offering as we have not identified all of the investments we intend to make. As such, you will not be able to evaluate the merits of any specific future investments that we may make.  We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in commercial real estate loans, commercial real estate and other real estate-related assets.  Except as noted above, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. Furthermore, our Manager will have broad discretion in implementing policies regarding mortgagor creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our Sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our Sponsor has invested $2,500 in us through the purchase of 250 of our common shares at $10.00 per share.  Therefore, our Sponsor has little exposure to loss in the value of our shares.  Without this exposure, our investors may be at a greater risk of loss because our Sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to sell up to $50,000,000 of our common shares in this follow-on offering less the amount sold in the initial offering during the twelve-month period prior to the commencement of the follow-on offering.  We expect the size of the commercial real estate loans and equity investments that we will make will average about $1.0 million to $5.0 million per asset.  As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount.  If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make.  In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase.  Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments.  Further, we will have certain fixed operating expenses, including certain filings with the SEC, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Our investments may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of investments in the manner described in this offering circular, we are not required to observe specific diversification criteria.  We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments.  To the extent that our portfolio is concentrated in any one geographic region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our shares and, accordingly, may reduce our ability to pay distributions to you.

Any adverse changes in Realty Mogul, Co.’s financial health or our relationship with Realty Mogul, Co. or its affiliates could hinder our operating performance and the return on your investment.

At this early stage in its development, Realty Mogul, Co. has funded substantially all of its operations with proceeds from private financings.  To meet its financing requirements in the future, it may raise funds through equity offerings, debt financings or strategic alliances.  Raising additional funds may involve agreements or covenants that restrict Realty Mogul, Co.’s business activities and options.  Additional funding may not be available to it on favorable terms, or at all.  If Realty Mogul, Co. is unable to obtain additional funds, it may be forced to reduce or terminate its operations.  Any inability for Realty Mogul, Co. to fund its operations could have a substantial and deleterious effect on our business and operations.

We have engaged our Manager to manage our operations and our portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate-related assets. Our Manager’s employees are also personnel of Realty Mogul, Co. and perform services through a shared services agreement between our Manager and Realty Mogul, Co.  Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Manager and its affiliates as well as Realty Mogul, Co.’s real estate and debt finance professionals in the identification and acquisition of investments, the management of our assets, and operation of our day-to-day activities. Any adverse changes in Realty Mogul, Co.’s financial condition or our relationship with Realty Mogul, Co. could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

We are dependent on our Manager and Realty Mogul, Co.’s key personnel for our success.

Our future depends, in part, on our Manager’s continued contributions and on the continued contributions of its executive officers, members of its investment committee, and Realty Mogul, Co.’s key personnel, each of whom would be difficult to replace. In particular, Jilliene Helman of Realty Mogul, Co. is critical to the management of our business and operations and the development of our strategic direction. Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager make up our Manager’s investment committee. The loss of the services of Jilliene Helman or other executive officers or key personnel and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

In addition, we can offer no assurance that our Manager will remain our investment manager.  If our Manager does not remain our investment manager, and no suitable replacement is found to manage us, we may not be able to execute our business plan.  Moreover, our Manager is not obligated to dedicate any of Realty Mogul, Co.’s key personnel exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of Realty Mogul, Co.’s key personnel are contractually dedicated to us.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the Realty Mogul Platform, which makes an investment in us more speculative.

We will conduct this offering through the Realty Mogul Platform, which is operated by RM Technologies, LLC, an affiliate of Realty Mogul, Co.  Realty Mogul, Co. has sponsored other real estate investment opportunities under other formats prior to this offering, including MogulREIT II, Inc.  The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares to investors through the Realty Mogul Platform.  If we are not successful in selling our shares through the Realty Mogul Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy.  Additionally, given the different regulatory regime and advertising restrictions placed on this type of offering from offerings accomplished on the Realty Mogul Platform in the past, it is crucial to the success of this offering that this offering be properly segregated from the other offerings on the Realty Mogul Platform.  If we are unsuccessful in implementing this investment strategy, you could lose all or a part of your investment.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to shareholders in the future, our LLC Agreement does not require our Manager to pursue such a liquidity transaction.  Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange, delay developing a secondary trading market, or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets.  If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets.  After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments without shareholder consent.

Our Manager may change our targeted investments and asset allocation at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular.  A change in our targeted investments may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you.  Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this offering circular.

We have limited operating capital, assets and revenue from operations.

We have limited operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives.  There can be no assurance that we will be able to successfully raise operating capital.  The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and the value of our shares.  We have limited assets and financial resources, so such adverse event could put your investment dollars at significant risk.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The real estate lending market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our operating results.

Our principal competitors include major banking institutions, private equity funds, real estate investment trusts, insurance companies, private investment funds, hedge funds, specialty finance companies, as well as online lending platforms that compete with the Realty Mogul Platform. Competition could result in the failure of the Realty Mogul Platform to achieve or maintain more widespread market acceptance, which could harm our business.  In addition, in the future, we and the Realty Mogul Platform may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels.  If any of these companies or any major financial institution decided to enter the online lending business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Many of our competitors listed above have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. We may not be able to compete successfully with those competitors for investments.  In addition, the number of entities and the amount of funds competing for suitable investments may increase.  If we pay higher prices for investments, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets.  If such events occur, you may experience a lower return on your investment.

Many of our competitors have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have.  These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns.  The online real estate investing industry is driven by constant innovation. If we or the Realty Mogul Platform are unable to compete with such companies and meet the need for innovation, the demand for the Realty Mogul Platform could stagnate or substantially decline.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding project loans may be adversely affected.

We and the Realty Mogul Platform rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding loans and distributions to our shareholders. Under the Automated Clearing House, or ACH, rules, if we experience a high rate of reversed transactions, known as “chargebacks”, we may be subject to sanctions and potentially disqualified from using the system to process payments. We also rely on computer hardware purchased and software licensed from third parties to operate the Realty Mogul Platform. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all.  If the Realty Mogul Platform cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

Any significant disruption in service on the Realty Mogul Platform or in its computer or communications systems could reduce its attractiveness and result in a loss of users.

We will conduct this offering through the Realty Mogul Platform, which is operated by RM Technologies, LLC, an affiliate of Realty Mogul, Co.  The success of this offering depends on our ability to sell shares through the Realty Mogul Platform.  If a catastrophic event resulted in a Realty Mogul Platform outage and physical data loss, the Realty Mogul Platform’s ability to perform its obligations would be materially and adversely affected.  The satisfactory performance, reliability, and availability of RM Technologies, LLC’s technology and its underlying hosting services infrastructure are critical to RM Technologies, LLC’s operations, level of customer service, reputation and ability to attract new users and retain existing users.  RM Technologies, LLC’s hosting services infrastructure is provided by a third party hosting provider, or the Hosting Provider.  RM Technologies, LLC also maintains a backup system at a separate location that is owned and operated by a third party.  There is no guarantee that access to the Realty Mogul Platform will be uninterrupted, error-free or secure.  RM Technologies, LLC’s operations depend on the Hosting Provider’s ability to protect its and RM Technologies, LLC’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events.  If RM Technologies, LLC’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, the Realty Mogul Platform could experience interruptions in its service as well as delays and additional expense in arranging new facilities.  Any interruptions or delays in RM Technologies, LLC’s service, whether as a result of an error by the Hosting Provider or other third-party error, RM Technologies, LLC’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm RM Technologies, LLC’s relationships with its users and RM Technologies, LLC’s reputation.  Additionally, in the event of damage or interruption, RM Technologies, LLC’s insurance policies may not adequately compensate RM

Technologies, LLC for any losses that we may incur.  RM Technologies, LLC’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider.  Any of these factors could prevent us from processing or posting payments on the corresponding investments, damage RM Technologies, LLC’s, Realty Mogul, Co.’s and our brand and reputation, divert Realty Mogul, Co.’s employees’ attention, and cause users to abandon the Realty Mogul Platform.

Our Manager’s due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Before making an investment, our Manager assesses the strengths and weaknesses of the originator or issuer of the asset as well as other factors and characteristics that are material to the performance of the investment.  In making the assessment and otherwise conducting customary due diligence, our Manager relies on resources available to it and, in some cases, an investigation by third parties.  This process is particularly important with respect to newly formed originators or issuers with unrated and other subordinated tranches of CMBS and CDOs because there may be little or no information publicly available about these entities and investments.  There can be no assurance that our Manager’s due diligence process will uncover all relevant facts or that any investment will be successful.

Future offerings of debt securities, which would rank senior to our common shares upon our liquidation, and future offerings of equity securities, which would dilute our existing shareholders and may be senior to our common shares for the purposes of dividend and liquidating distributions, may cause the value of our common shares to decline.

In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred shares, if any, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common shares. Additional equity offerings may dilute the holdings of our existing shareholders or cause the value of our common shares to decline, or both. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay distributions to the holders of our common shares. Sales of substantial amounts of our common shares, or the perception that these sales could occur, could have a material adverse effect on the price of our common shares. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings, if any. Thus, holders of our common shares will bear the risk of our future offerings reducing the value of our common shares and diluting the value of their shareholdings in us.

We have the authority to enter into unsecured related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate without the approval of an Independent Representative.  If we choose to raise debt capital and there is an economic slowdown or recession that would force us to liquidate, this debt would be paid back prior to distributions on our equity.  Further, if we incur debt, we may choose to pay back such debt rather than offering share repurchases to our shareholders.  If we prioritize paying debt over offering share repurchases, fewer, if any, funds would be available for share repurchases and your investment would be less liquid.

Risks Related to the Investment Platform

The Realty Mogul Platform may not operate as we anticipate.

With the exception of offering our shares online through select RIA partners, we intend to distribute our shares to the public exclusively through the Realty Mogul Platform. We also expect that the Realty Mogul Platform will be a source of investment leads for the Company. Potential sponsors and borrowers of real estate opportunities come directly to the Realty Mogul Platform to seek financing for their projects. We anticipate that we will be able to use the Realty Mogul Platform to sell our shares, and that sponsors and borrowers of real estate opportunities will continue to seek financing for their projects through the Realty Mogul Platform. If the Realty Mogul Platform experiences technical challenges that inhibit our ability to sell shares through the platform or if sponsors and borrowers do not continue to seek financing through the Realty Mogul Platform, we may need to implement more manpower-intensive strategies to sell our shares or source investments, which could lead to an increase in expenses and a corresponding decrease in the value of our common shares.

If the security of our investors’ confidential information stored in RM Technologies, LLC’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Realty Mogul Platform may store investors’ bank information and other personally-identifiable sensitive data.  The Realty Mogul Platform is hosted in data centers that are compliant with payment card industry security standards and the website uses daily security monitoring services provided by McAfee SECURE certification and Incapsula.  However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft.  Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Realty Mogul Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our data security measures.  Any security breach, whether actual or perceived, would harm our reputation, could result in a loss of investors, and the value of your investment in us could be adversely affected.

If Realty Mogul, Co. or RM Technologies, LLC were to enter bankruptcy proceedings, the operation of the Realty Mogul Platform and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.

The success of this offering depends on our ability to sell shares through the Realty Mogul Platform.  If Realty Mogul, Co. or RM Technologies, LLC were to enter bankruptcy proceedings or were to cease operations, we would be required to find other ways to meet obligations regarding our operations and business.  Pursuing such alternatives could harm our operations and business by resulting in delays in the disbursement of distributions or the filing of reports or requiring us to pay significant fees to another company that we engage to perform services for us.

Risks Related to Compliance and Regulation

We are offering our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors who are accustomed to traditional initial public offering, which have enhanced disclosure and more frequent financial reporting.  In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our common shares.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 of our common shares in this follow-on offering less the amount sold in the initial offering during the twelve-month period prior to the commencement of the follow-on offering, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report as long as we are a Tier 2 issuer. We conducted an evaluation of our internal controls and believe we have the necessary framework in place. However, internal controls have inherent limitations. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by our internal controls.  However, we believe that our internal controls are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, or GAAP.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments.  In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Some states, including California, require nonfinancial companies, such as Realty Mogul, Co. or Realty Mogul Commercial Capital, Co., each of which may be referred to as an RM Originator in this offering circular, that will work with our Manager to originate loans and other real estate investments, to obtain a real estate or other license in order to make commercial loans on a regular basis.  Realty Mogul, Co. has a California Finance Lenders Law License with California’s Department of Business Oversight and a California Bureau of Real Estate License that satisfy the requirements in California, and Realty Mogul Commercial Capital, Co. is in the process of applying for the same licenses.  Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. do not intend to finance loans in states where such licenses are required until they obtain any required licenses.  Realty Mogul, Co. or Realty Mogul Commercial Capital, Co. may, in the future, affiliate themselves with third parties such as financial institutions in order to be able to arrange loans in jurisdictions where they might otherwise be restricted.

We are required to obtain various state licenses in order to purchase mortgage loans in the secondary market and there is no assurance we will be able to obtain or maintain those licenses.

In the future, we may purchase secondary mortgages.  To the extent we do so, we will be required to apply for the appropriate licenses to make such purchases. While we are not required to obtain licenses to purchase mortgage-backed securities, we would be required to obtain various state licenses to purchase mortgage loans in the secondary market.  If we apply for these licenses at a later date, we expect the application process could take several months.  There is no assurance that we would be able to obtain all of the licenses that we desire or that we would not experience significant delays in seeking the licenses.  Furthermore, we would be subject to various information and other requirements to maintain the licenses, and there is no assurance that we would satisfy those requirements.  Our failure to obtain or maintain licenses could restrict our investment options and could harm our business.

We may not be successful in availing ourselves of the Investment Company Act exclusion, and even if we are successful, the exclusion would impose limits on our operations, which could adversely affect our operations.

We intend to conduct our operations so that neither we nor any subsidiaries we establish will be required to register as an investment company under the Investment Company Act.  We anticipate that we will hold real estate and real estate-related assets described below, although in certain cases we may hold them through wholly-owned or majority-owned subsidiaries.

We intend to conduct our operations so that we and any subsidiaries we create will not be required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the SEC, requires us to invest at least 55% of our assets in “mortgages and other liens on and interests in real estate,” or Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

We expect to use a significant majority of the net proceeds from this offering to invest and hold at least 55% of our total assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as commercial real estate loans, including senior mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria outlined by the staff of the SEC, each of which are Qualifying Real Estate Assets.  In addition, we intend to hold at least 80% of our total assets in a combination of Qualifying Real Estate Assets and real estate-related assets that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects; debt securities whose projects are tied to a pool of commercial real estate projects, such as CMBSs and CDOs; and, in certain cases when we have excess cash, interests in publicly traded REITs.

To classify the assets held by us or any of our subsidiaries as Qualifying Real Estate Assets or real estate-related assets, we will rely on no-action letters and other guidance published by the staff of the SEC regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets.  There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as Qualifying Real Estate Assets or real estate-related assets, will not change in a manner that adversely affects our operations.  In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation.  To the extent that the staff of the SEC provides more specific guidance regarding any of the matters bearing upon our exclusion from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly.  Any additional guidance from the staff of the SEC could further inhibit our ability to pursue the strategies that we have chosen.

To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C).  Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act.  The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business.  The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6).

In the event we choose to rely on Section 3(c)(6), we intend that more than 55% of our assets would be held in, and more than 55% of our income would be derived from, a combination of our interests in our majority-owned subsidiaries and Qualifying Real Estate Assets.  Our majority-owned subsidiaries would rely on Section 3(c)(5)(C), described above.  Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act.  Consequently, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.

If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

In connection with our Section 3(c)(6) analysis, the determination of whether an entity is a majority-owned subsidiary of the Company will be made by us.  Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person.  The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company.  We have not asked the staff of the SEC for confirmation of our analysis, of our treatment of such interests as voting securities, or of whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the staff of the SEC could disagree with any of our determinations.  If the staff of the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

Although we will monitor our holdings and income in an effort to comply with Section 3(c)(5)(C) and/or Section 3(c)(6) and related guidance, there can be no assurance that we will be able to remain in compliance or to maintain our exclusion from registration.  Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen.  This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.  In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our NAV, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject.  Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency.  Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated.  There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds.  Such investigations may impose additional expenses on us, may require the attention of senior management of our Manager and may result in fines if we are deemed to have violated any regulations.

As internet commerce develops, federal and state governments may adopt new laws to regulate internet commerce, which may negatively affect our business.

As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely.  Our business and the Realty Mogul Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending.  The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be required to pass along those costs to our borrowers in the form of increased fees, which could negatively impact our ability to make loans or other real estate investments.  In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the internet.  These taxes could discourage the use of the internet as a means of commercial financing, which would adversely affect the viability of the Realty Mogul Platform.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the PATRIOT Act, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Department of Treasury to prescribe regulations in connection with anti-money laundering policies of financial institutions.  The Financial Crimes Enforcement Network, or FinCEN, an agency of the Department of Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies.  It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures.  Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations.  We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC.  In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused.  We will not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our LLC Agreement, are satisfied.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation (as defined below) provides that the assets of an entity will not be deemed to be the assets of an employee benefit plan if equity participation in the entity by benefit plan investors, including employee benefit plans, is not “significant.” The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. Because we are relying on this exemption, we will not accept investments from benefit plan investors  equal to or over 25% of the value of any class of equity interest. If repurchases of shares cause us to go equal or exceed 25%, we may repurchase shares of benefit plan investors without their consent until we are under the 25% limit. See the section of this Offering Circular captioned “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Our executive officers are principals in our Manager and its parent company, Realty Mogul, Co. and/or their respective affiliates, which provide asset management and other services to our Manager and us.  Prevailing market rates are determined by management based on industry standards and expectations of what management would be able to negotiate with a third party on an arm’s length basis.  All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations.  Some of the conflicts inherent in the Company’s transactions with our Manager and its affiliates, and the limitations on such parties adopted to address these conflicts of interest, as described below.  However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to shareholders and the value of our common shares.

The interests of our Manager, its principals and its other affiliates may conflict with your interests.

Our LLC Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of our Manager, its principals and its other affiliates.  This risk is increased by our Manager being controlled by Jilliene Helman, who is a principal of Realty Mogul, Co. and who participates, or expects to participate, directly or indirectly in other offerings by Realty Mogul, Co. and its affiliates.  Potential conflicts of interest include, but are not limited to, the following:

•

our Manager, its principals and/or its other affiliates may continue to originate and offer other real estate investment opportunities, including additional blind pool debt and equity offerings similar to this offering, through the Realty Mogul Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•

affiliates of our Manager may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with the affiliates to acquire these investments. Our Manager and our officers may choose to allocate favorable investments to its affiliates instead of to us. The ability of our Manager, its officers and individuals providing services to our Manager to engage in other business activities may reduce the time our Manager spends managing us;

•

during turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager, other entities for which our Manager also acts as an investment manager will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Manager did not act as a manager for other entities;

•

we pay our Manager substantial management fees regardless of the performance of our portfolio. Our Manager’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our shareholders and the value of our common shares;

•

our Manager is entitled to a one percent asset management fee, which is payable on all assets in our portfolio, including any investments acquired through debt financing.  As a result, our Manager may have an incentive to seek debt financing in order to increase assets under management and earn the increased asset management fee;

•	an affiliate of Realty Mogul, Co. may earn origination or acquisition fees for the real estate-related investments acquired by MogulREIT I, LLC;

•

our Manager, its principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits, return fees or compensation from any other business owned and operated by our Manager, its principals and/or its other affiliates for their own benefit;

•

we may engage our Manager or affiliates of our Manager to perform services that may or may not be at prevailing market rates.  Contractual rates are determined by our Manager and affiliates based on industry standards and expectations of what our Manager would be able to negotiate with a third party on an arm’s length basis and are intended to approximate prevailing market rates, but there can be no assurances that the contracts are in fact consistent with the prevailing market rates or terms; and

•	our Manager, its principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

We may have an incentive to make investments because of the fees that such investments could generate for our affiliates.

An RM Originator may be entitled to receive a 1-3% origination fee for originating commercial loans on our behalf, and a portion of that fee may be paid by the RM Originator to its personnel for their role in sourcing the investment opportunity.  NCPS may be entitled to receive a 2-4% finders’ fee for sourcing an equity investment on our behalf, subject to a minimum fee of $50,000 per transaction.  Certain employees of Realty Mogul, Co. who are also registered representatives of NCPS may be entitled to receive a portion of such finders’ fees, and one or more affiliates of the Manager may indirectly receive a portion of such finders’ fees in the form of expense reimbursements, licensing fees, or other permitted payments from NCPS.  We will not pay either of these fees, but our Manager may be incentivized to prioritize loans originated by an RM Originator over loans originated by an unaffiliated third party. Further, while our Manager will attempt to make investments that allow us to maintain our qualification as a REIT and maintain our exclusion under the Investment Company Act, our Manager has some latitude on the types of investments that it may approve.  Within these constraints, our Manager may have an incentive to prioritize equity investments over debt investments because our affiliates could earn more total compensation from an equity investment than from a debt investment. This incentive could lead to our Manager approving equity investments that it would not otherwise approve or to overweighting equity investments in our portfolio.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager.

In our LLC Agreement, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.  These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that might constitute breaches of duty and could reduce shareholder returns.  By purchasing our common shares, you will be treated as having consented to the provisions set forth in our LLC Agreement.  In addition, we may choose not to enforce, or to enforce less vigorously, our rights under our LLC Agreement because of our desire to maintain our ongoing relationship with our Manager.

By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

By purchasing shares in this offering, you agree to be bound by the arbitration provisions contained in Section 14 of our subscription agreement. Such arbitration provision provides that either party may elect and require that any “Claim” (as defined in the subscription agreement) be submitted to binding arbitration and, among other things, limits the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis. While not mandatory, in the event that we elect to invoke the arbitration clause of Section 14, your right to seek redress in court would be severely limited. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys' fees or other damages may be limited in the arbitration. Nevertheless, it is not certain that all arbitration provisions will be enforceable. If any portion of the arbitration provisions is deemed invalid or unenforceable, the remaining arbitration provisions shall nevertheless remain in force. See the form of subscription agreement, Section 14 – Arbitration, attached hereto at Exhibit 4.1 to this offering circular.

If Realty Mogul, Co. establishes additional REITs and other Realty Mogul Platform investment opportunities in the future, there may be conflicts of interests among the various REIT offerings.

Realty Mogul, Co., our Sponsor and our Manager, wholly owned subsidiaries of Realty Mogul, Co., currently sponsor and manage, respectively, MogulREIT II, Inc. whose offering circular was filed with the SEC on June 28, 2017 and qualified on August 23, 2017. In addition, our Sponsor and our Manager may sponsor and manage additional REIT offerings in the future, and continue to offer investment opportunities through the Realty Mogul Platform, including offerings that will acquire or invest in commercial real estate loans and other real estate-related assets.  These additional REITs may have investment criteria that compete with us.  Except under any policies that may be adopted by our Manager or Sponsor, no REIT (including us) or Realty Mogul Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other REIT or Realty Mogul Platform investment opportunity;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any REIT or Realty Mogul Platform investment opportunity;

•

engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any REIT or Realty Mogul Platform investment opportunity;

•	establishing material commercial relationships with another REIT or Realty Mogul Platform investment opportunity; or

•	making operational and financial decisions that could be considered to be detrimental to another REIT or Realty Mogul Platform investment opportunity.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities.  In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be.  Any of these decisions may benefit one REIT more than another REIT.

The conflicts of interest policy we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and is subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the REITs and with our Manager’s officers and affiliates, we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our activities.  There is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to us.  Our Manager may modify, suspend or rescind our conflicts of interest policy, including any resolution implementing the provisions of the conflicts of interest policy, in each case, without a vote of our shareholders.

Risks Related to Our Shares and Investments

Investing in our shares may involve a high degree of risk.

The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, are subject to credit risk, interest rate, and market value risks, among others, and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

We may not realize income or gains from our investments.

We invest to generate both current income and capital appreciation. The investments we invest in may, however, not appreciate in value and, in fact, may decline in value, and the debt securities we invest in may default on interest or principal payments. Accordingly, we may not be able to realize income or gains from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Our commercial real estate loans, investments in commercial real estate and other real estate-related assets will be subject to the risks typically associated with real estate.

Our commercial real estate loans and other real estate-related assets will generally be directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property.  We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans.  If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans.  In this manner, real estate values could impact the values of our loan investments.  Our investments in commercial real estate-related debt securities and commercial real estate investments (including investments in real property) may be similarly affected by real estate property values.  Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property.  Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.  These factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from assets we own or acquire.

In addition, our equity investments in commercial real estate will be subject to all of the risks associated with real estate described above.

The commercial real estate loans we invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure.  The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower.  If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired.  Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations.  We expect that many of the commercial real estate loans that we invest in will be fully or substantially non-recourse.  In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan.  If a borrower defaults on one of our commercial real estate loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest.  In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.  In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.  The resulting time delay could reduce the value of our investment in the defaulted mortgage loans, impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Our investments in subordinated commercial real estate loans may be subject to losses.

We intend to acquire subordinated commercial real estate loans or loan participations.  In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest.  In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan.  If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full.  Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies through “standstill periods”, and control decisions made in bankruptcy proceedings relating to borrowers.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property.  These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because in the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, the assets of the entity may not be sufficient to satisfy our mezzanine loan.  If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.  As a result, we may not recover some or all of our investment.  In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investments.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion.  Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical.  Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule.  If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of our investments may not conform to conventional loan standards applied by traditional lenders and either may not be rated or may be rated as non-investment grade by the rating agencies.  The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors.  As a result, these investments may have a higher risk of default and loss than investment grade rated assets.  Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares.

We have and may continue to invest in equity interests of other companies which may limit the control that our Manager has over the investments.

We have and may continue to take equity stakes in companies that own real estate or other real estate-related assets, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act.  In such situations, our Manager’s ability to control these equity investments may depend on our relative ownership stake in such investments.  We may be a minority investor in some circumstances and our Manager’s ability to control the underlying assets of the entity may be limited.  In addition, the entity and its other shareholders may have economic or business interests or goals that are inconsistent with our own, or may be in a position to take action contrary to our investment objective which could cause a material adverse effect on you and could cause the value of our stock to decline.

The real estate-related equity securities in which we have and may continue to invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We have and may continue to invest in equity securities of real estate companies, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments may be subordinate to creditors and are not secured by the issuer’s property.  Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.  Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate, including risks relating to rising interest rates.

Investments that are not United States government insured involve a greater risk of loss.

We have and may continue to acquire uninsured loans and assets as part of our investment strategy.  Such loans and assets may include mortgage loans, mezzanine loans and bridge loans.  While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance.  In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan.  To the extent we suffer such losses with respect to our investments in such loans, the value of the Company and the value of our common shares may be adversely affected.

Adjustable rate mortgage loans may entail greater risks of default to lenders than fixed rate mortgage loans.

Adjustable rate mortgage loans may contribute to higher delinquency rates.  Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.

Changes in interest rates and/or credit spreads could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

We have and may continue to invest in fixed-rate debt investments with fixed distribution amounts.  Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen.  We have and may also continue to invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income.  Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads.  Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our shareholders.

Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are outside of our control and may adversely affect the yield and cash flow of our investments.  A borrower’s election to prepay its obligations under a debt instrument may be influenced by changes in current interest rates and a variety of economic, geographic and other factors that cannot be accurately forecasted, and consequently, such prepayment rates cannot be predicted with certainty.  If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline.  In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted.  Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Commercial real estate equity investments will be subject to risks inherent in ownership of real estate.

Real estate cash flows and values are affected by a number of factors, including competition from other available properties and our ability to provide adequate property maintenance and insurance and to control operating costs.  Real estate cash flows and values are also affected by such factors as government regulations (including zoning, usage and tax laws), interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws.  Commercial real estate equity investments that we make will be subject to such risks.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The illiquidity of our target investments may make it difficult for us to sell such investments if the need or desire arises.  The senior mortgage loans, subordinated loans, mezzanine loans, participations and other loans and investments we may purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default.  In addition, some of the commercial real estate-related debt securities that we may purchase may be traded in private, unregistered transactions and may therefore be subject to restrictions on resale or otherwise have no established trading market.  As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.”  These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement.  Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets.  If the market value of those assets declines, the lender may require us to post additional collateral to support the loan.  If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so.  A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations.  As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity.  In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded.  The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable.  We estimate the fair value of these investments on a quarterly basis.  Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed.  The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error.  Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate loans and the mortgaged property included in the securitization’s pools or select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns.  In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets.  An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of commercial real estate.  Declining real estate values will likely reduce our ability to acquire new real estate assets, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties.  Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens.  Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan.  Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Terrorist attacks and other acts of violence or war may affect the value of our common shares and underlying investments.

Terrorist attacks may harm the value of our underlying investments and our common shares. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our investments.  More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. These and other types of adverse economic conditions could harm the value of the property underlying our investments or the securities markets in general which could harm our investment returns and may adversely affect our ability to make distributions.

Insurance may not cover all losses on the properties that underlie our investments.

We have and may continue to purchase mortgages on properties that have comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage.  However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable.  For example, some properties may not have terrorism insurance if it is deemed commercially unreasonable.  Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed.  Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the property, which might impair our security and decrease the value of the property.

With respect to mortgaged properties, options and other purchase rights may adversely affect the value of our investments.

A borrower under certain mortgage loans may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related mortgaged property.  These rights may impede the lender’s ability to sell the related mortgaged property at foreclosure or may adversely affect the value or marketability of the property.

The leases on the properties underlying our investments may not be renewed on favorable terms.

The properties underlying our investments could be negatively impacted by the deteriorating economic conditions and weaker rental markets.  Upon expiration or earlier termination of leases on these properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms.  In addition, the poor economic conditions may reduce a tenants’ ability to make rent payments under their leases.  Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties.  Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates.  If the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or reletting are significantly lower than expected, the value of our investments may be adversely affected.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on investment.

A property may incur vacancies either by the continued default of a tenant under its lease, the expiration of a tenant lease or early termination of a lease by a tenant.  If vacancies continue for a long period of time, the property may generate lower than expected revenues, resulting in less cash available for distributions.  In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further diminish the return on investment.

A borrower’s form of entity may cause special risks or hinder our recovery.

Since most of the borrowers for our commercial real estate loan investments are legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals.  Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.  The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities.”  Borrowers’ organizational documents or the terms of the mortgage loans may limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (i) operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business or (ii) individuals that have personal liabilities unrelated to the property.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our shareholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies.  Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions.  Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders.  Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions.  In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially.  Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged.  Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Our use of certain hedging techniques may expose us to counterparty risks.

If a swap counterparty under an interest rate swap agreement that we intend to enter into as part of our hedging strategy cannot perform under the terms of the interest rate swap, we may not receive payments due under that agreement, and thus, we may lose any unrealized gain associated with the interest rate swap.  The hedged liability could cease to be hedged by the interest rate swap.  Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy.  Similarly, if an interest rate cap counterparty fails to perform under the terms of the interest rate cap agreement, in addition to not receiving payments due under that agreement that would off-set our interest expense, we could also incur a loss for all remaining unamortized premium paid for that security.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code of 1986, as amended, or the Code, may limit our ability to hedge our assets, operations and liabilities.  Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Department of Treasury regulations.  Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests.  As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, or implement the hedges through a taxable REIT subsidiary, or TRS.  This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.  In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.  Any limitation on hedging could result in greater risks associated with interest rate or other changes than we would otherwise incur.

We may elect not to qualify for hedge accounting treatment.

If we choose to use derivative and hedge transactions and instruments in the future, we will record them in accordance with Accounting Standards Codification 815. If we elect not to qualify for hedge accounting treatment, our operating results may be more volatile or suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction, depending on other accounting policy elections we make.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties.  In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property.  The costs associated with investigation or remediation activities could be substantial.  If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Our strategy involves leverage, which may cause substantial loss.

We may use leverage of up to 80% of cost (before deducting depreciation or other non-cash reserves) or fair value of our assets. We expect our portfolio-wide leverage to be between 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) and fair value of our total assets. We will incur this leverage by borrowing against a portion of the market value of our total assets. By incurring this leverage, we could enhance our returns. Nevertheless, this leverage, which is fundamental to our investment strategy, also creates significant risks.

Because of our leverage, we may incur substantial losses if our borrowing costs increase. Our borrowing costs may increase for any of the follow reasons:

•	short-term interest rate increases;
•	the market value of our securities decreases;
•	interest rate volatility increases; or
•	the availability of financing in the market decreases.

We may enter into financing facilities that contain covenants that restrict our operations and inhibit our ability to grow our business and increase revenues.

We may enter into financing facilities that contain restrictions, covenants, and representations and warranties that, among other things, could require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also may enter into financing agreements that contain cross-default provisions, such that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Covenants and restrictions in future financing facilities may restrict our ability to, among other things:

•	incur or guarantee additional debt;
•	make certain investments or acquisitions;
•	make distributions on common shares;
•	repurchase common shares pursuant to our share repurchase program;
•	engage in mergers or consolidations;
•	finance mortgage loans with certain attributes;
•	reduce liquidity below certain levels;
•	grant liens;
•	incur operating losses for more than a specified period;
•	enter into transactions with affiliates; and
•	hold mortgage loans for longer than established time periods.

Such restrictions could interfere with our ability to obtain financing, including the financing needed to maintain our qualification as a REIT, or to engage in other business activities, which may significantly harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions. A default could also significantly limit our financing alternatives such that we could be unable to pursue our leverage strategy, which could curtail our investment returns.

If the counterparty to a repurchase transaction defaulted on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security declined as of the end of that term or if we defaulted on our obligations under a repurchase agreement, we would lose money on a repurchase transaction.

If we engage in a repurchase transaction, we would generally sell securities to the transaction counterparty and receive cash from the counterparty. Under these circumstances, the counterparty would be obligated to resell the securities back to us at the end of the term of the transaction, which is typically 30 to 90 days. Because the cash we received from the counterparty when we initially sold the securities to the counterparty was less than the value of those securities (this difference is referred to as the haircut), if the counterparty defaulted on its obligation to resell the securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities).

We would also lose money on a repurchase transaction if the value of the underlying securities declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we would incur on our repurchase transactions could adversely affect our earnings, and thus our cash available for distribution to you. If we defaulted on one of our obligations under a repurchase transaction, the counterparty could terminate the transaction and cease entering into any other repurchase transactions with us. In that case, we may need to establish a replacement repurchase facility with another repurchase dealer.  There is no assurance we would be able to establish a suitable replacement facility.

Our rights under a repurchase agreement would be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders under a repurchase agreement.

In the event of our insolvency or bankruptcy, certain repurchase agreements, if any, may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay.  In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor.  In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common shares, you could be subject to civil penalties and criminal penalties (if the failure is willful).

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, 401(k), or pension plan) or any other retirement plan or account (such as an IRA or Keogh plan) fails to meet the applicable fiduciary and other standards under ERISA or Section 4975 of the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to civil (and criminal, if the failure is willful) penalties.

There are special considerations that apply to such plans and accounts subject to ERISA and Section 4975 of the Internal Revenue Code whose assets are being invested in our common shares. If you are investing the assets of such a plan or account (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) in our common shares, in addition to meeting the fiduciary obligations noted in the preceding paragraph, you should satisfy yourself that:

•	your investment is made in accordance with the documents and instruments governing your plan or account, including your plan or account's investment policy, as well as applicable law;
•	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;

•

your investment in our shares, for which no trading market exists or is expected to develop, is consistent with, and will not impair the liquidity of the plan or account, including liquidity needed to satisfy minimum and other distribution requirements and tax withholding requirements that may be applicable;

•	your investment will not produce unacceptable unrelated business taxable income, referred to as UBTI, for the plan or account;
•	you will be able to value the assets of the plan annually (or more frequently, if required) in accordance with ERISA requirements and applicable provisions of the plan or account;
•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code; and
•	our assets will not be treated as “plan assets” of the plan or account under ERISA and Department of Labor regulations.

With respect to the annual (or more frequent) valuation requirements under ERISA and the Internal Revenue Code, we expect to provide an estimated NAV for our common shares quarterly.  See “Description of our Common Shares—Valuation Policies.”  You should ensure that this frequency and approach to valuation is acceptable to the trustee or custodian of any plan or account before any investment in our shares is made by such plan or account.  The estimated value we report is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your common shares.  Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code.  The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares.  In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties, or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil (and if willful, and criminal) penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a non-exempt prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested, and for IRAs, the tax-exempt status of the IRA may be lost and all of the assets of the IRA may be deemed distributed and subject to tax.  For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.”  ERISA plan fiduciaries and IRA owners and custodians should consult with counsel before making an investment in our common shares.

Significant investment by benefit plan investors (as defined by ERISA) could result in treatment of our assets as benefit plan assets.

U.S. Department of Labor Regulation Section 2510.3-101, as modified by ERISA Section 3(42), which we refer  to as the “Plan Assets Regulation,” describes what constitutes the assets of an entity whose underlying assets are considered to include “plan assets” of such plans, accounts, and arrangements (each of which we refer to as a “benefit plan”) with respect to the benefit plan’s investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code.  Under the Plan Assets Regulation, if a benefit plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the benefit plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or the equity participation by “benefit plan investors” (as defined in Section 3(42) of ERISA) is not “significant.”

Under the Plan Assets Regulation, equity participation in an entity by benefit plan investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by benefit plan investors.  We refer to this as the “25% limitation.”  For purposes of making determinations under the 25% limitation, (i) the value of any equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets, any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded, and (ii) an entity that holds plan assets shall be considered to be a benefit plan investor only to the extent of its equity interests held by other benefit plan investors.  The definition of a “benefit plan investor” generally excludes governmental, church, and foreign benefit plans, but for purposes of calculating the 25% limitation includes IRAs.

We do not expect our common shares to be considered a “publicly offered security” for purposes of the Plan Assets Regulation.  Additionally, we will not be registered under the Investment Company Act, and we may not qualify as an “operating company” for purposes of the Plan Assets Regulation.  Therefore, if participation in us through the acquisition of any class of equity interest by benefit plan investors is “significant” within the meaning of the Plan Assets Regulation, our assets could be deemed to be the assets of benefit plans investing in our securities unless we are otherwise able to meet one of the other exemptions under ERISA.  See “ERISA Considerations.”

If our assets were deemed to be “plan assets” under ERISA, among other things:

(i)	the prudence and other fiduciary responsibility standards of ERISA would apply to investments we make;
(ii)

certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Internal Revenue Code, which, absent an exemption, could restrict us from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction;

(iii)	our assets could be subject to ERISA’s reporting and disclosure requirements;
(iv)	the fiduciary causing the benefit plan to make an investment in our securities could be deemed to have delegated its responsibility to manage the assets of the benefit plan; and
(v)	the indicia of ownership of our assets would have to be maintained within the jurisdiction of the district courts of the United States unless certain regulatory exceptions were applicable.

We cannot guarantee that we will be able to limit equity participation in our securities by benefit plan investors to less than 25% of the total value of each class of our equity securities or that we could qualify under one of the “operating company” exemptions.  Accordingly, our assets may be deemed “plan assets” under ERISA, which could severely restrict our operations or subject us to fines if we fail to comply with the above-noted requirements.

If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish a plan or account through which you invest in our common shares, federal law may require you to withdraw required minimum distributions from such plan in the future.  Our shares will be highly illiquid, and our share redemption program only offers limited liquidity.  See “Description of Our Common Shares — Quarterly Share Repurchase Program.”  If you require liquidity, you may generally sell your shares, but such sale may be at a price less than the price at which you initially purchased your common shares.  If you fail to withdraw required minimum distributions from your plan or account, you may be subject to certain taxes and tax penalties.

Specific rules apply to foreign, governmental and church plans.

As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA and are not “benefit plan investors” within the meaning of the Plan Assets Regulation.  Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code.  Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Internal Revenue Code.  Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.

The U.S. Department of Labor has issued a final regulation expanding the definitional scope of “investment advice” under ERISA, which may have a negative impact on our ability to raise capital.

The U.S. Department of Labor (“DOL”) has issued a final regulation revising the definition of “fiduciary” and the scope of “investment advice” under ERISA, which may have a negative impact on our ability to raise capital.  On April 8, 2016, the DOL issued a final regulation that substantially expands the range of activities that would be considered to be fiduciary investment advice under ERISA and the Internal Revenue Code, which may make it more difficult to qualify for a prohibited transaction exemption.

On March 15, 2018, the U.S. Court of Appeals for the Fifth Circuit issued a decision vacating the final regulation in its entirety, including the expanded definition of “investment advice fiduciary” and the associated exemptions. It is unclear what impact this decision will have on the final regulations – the DOL could, among other things, ask for a rehearing en banc to the full Fifth Circuit, seek review by the U.S. Supreme Court, or further revise or withdraw the final regulation.  In response to the Fifth Circuit’s decision, a DOL spokesperson has informally indicated that the DOL will not enforce final regulations at this time pending further review.  If the DOL does not seek a rehearing, the Fifth Circuit is expected to enter a mandate vacating the final regulations on May 7, 2018. The effect of final regulations and the accompanying exemptions are complex and may be subject to further revision or withdrawal. Fiduciaries of benefit plans and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact of the final regulations on investing in our common stock.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws.  The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” “continue,” “could,” “might,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions or statements regarding future periods or the negative of these terms are intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties.  Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in our offering of common shares pursuant to Regulation A promulgated under the Securities Act;

•	our ability to attract and retain members to the Realty Mogul Platform;

•	risks associated with breaches of our data security;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	expected rates of return provided to investors;

•	the ability of RM Originators and RM Lender to source, originate and service our loans and other assets, and the quality and performance of these assets;

•	our ability to hire and retain competent individuals who will provide services to us and appropriately staff our operations;

•

legislative or regulatory changes impacting our business or our assets (including changes to the laws and regulations governing the taxation of REITs and our ability to offer our common shares to the public pursuant to Regulation A and related exemption from state securities law registration requirements for “covered securities,” as defined in Section 18 of the Securities Act;

•

changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by Realty Mogul, Co.;

•

our ability to access sources of liquidity when we have the need to fund share repurchases of common shares in excess of the proceeds from the sales of our common shares in our continuous offering and the consequential risk that we may not have the resources to satisfy share repurchase requests;

•	our failure to maintain our status as a REIT;

•	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended, or the Advisers Act, the Investment Company Act and other laws; and

•	changes to U.S. generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate.  You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular.  All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time.  Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason.  In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

INDUSTRY DATA

This offering circular contains statistical data, estimates and forecasts that are based on independent industry publications, such as those published by Boxwood Means, LLC, Morningstar or other publicly available information, as well as information based on internal sources.  Although we believe that the third-party sources referred to in this offering circular are reliable, we have not independently verified the information provided by these third parties.  While we are not aware of any misstatements regarding any third-party information presented in this offering circular, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” and elsewhere in this offering circular.

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering and the private placement described below, assuming we sell in this offering $50,000,000 in shares, the maximum offering amount. Our common shares will be offered at $10.00, which, as previously disclosed, equals the greater of $10.00 per share or our most recent NAV per share.  The price per share will be adjusted every fiscal quarter (or as soon as commercially reasonable thereafter) and will equal the greater of (i) $10.00 per share or (ii) our NAV per share.  Our Sponsor previously acquired 250 common shares at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $2,500.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures.  We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations.  If such fees and expenses are not paid from cash flow (or not waived) they will reduce the cash available for investment and distribution and will directly impact our NAV.  See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.  Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate loans and other investments in commercial real estate.  Additionally, from time to time, we will have excess cash that we need to manage, pending its distribution to our shareholders or investment by us in accordance with our investment strategy.

If we are unable to raise substantial funds during our offering, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate more significantly with the performance of the specific assets we acquire. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and cash flow and limiting our ability to make distributions to our shareholders.

Maximum
Offering
Amount (1)
Gross Offering Proceeds	$33,170,054
Less:
Organization and Offering Expenses(2)(3)	$995,102
Net Proceeds from this Offering	$32,174,952
Net Proceeds from the Private Placement	$2,500
Estimated Amount Available for Investments	$32,177,452

(1)	This is a “best efforts” offering.
(2)

Neither we nor investors in this offering will pay upfront selling commissions in connection with the purchase of our common shares. Instead, Realty Mogul, Co. will fund our Sponsor in order to pay these upfront selling commissions to the broker-dealer executing the sale. The estimated total dollar amount of such selling commissions reflects the fact that the Sponsor will pay upfront selling commissions in an amount up to 1.2% of the gross offering proceeds. Additionally, we will reimburse our Manager for actually incurred, third-party offering costs, which are not expected to exceed $1,450,000, and third-party organization costs, which are not expected to exceed $50,000. Please see “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

(3)

Amount reflected is an estimate.  Includes all expenses to be paid by us in connection with the formation of the Company and the qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.  See “Plan of Distribution.”

MANAGEMENT

Our Manager

We operate under the direction of our Manager, RM Adviser, LLC, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy.  A majority of the investment committee of our Manager will approve each of our investments. Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager make up our Manager’s investment committee. Our Manager and its officers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow the investment and borrowing policies set forth in this offering circular unless they are modified by our Manager.  Our Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  Our Manager may change our investment objectives at any time without approval of our shareholders.

Our Manager performs its duties and responsibilities pursuant to our LLC Agreement.  We have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. Our Manager is a wholly-owned subsidiary of Realty Mogul, Co.

Our Manager also sponsors an investment calculator available to users of the Realty Mogul Platform.  The investment calculator uses investor inputs to generate recommendations as to the portion of an investment portfolio that should be held in real estate investments and the types of investments available through the Realty Mogul Platform that may be appropriate to the portfolio given the investor’s risk and return profile.

Our Manager currently manages another REIT with similar investment objectives, MogulREIT II, Inc., which was filed with the SEC on June 28, 2017 and qualified on August 23, 2017.  MogulREIT II, Inc. has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its offering circular that it expects to seek a liquidity transaction in the future if it determines that such transaction is in its best interests.

Responsibilities of our Manager

The responsibilities of our Manager include:

Investment Advisory and Acquisition Services

•	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•

serve as our investment and financial manager with respect to investing in and managing a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate-related assets;

•	approve and oversee our debt financing strategies;

•	approve joint ventures, limited partnerships and other such relationships with third parties;

•	approve any potential liquidity transaction;

•	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•	oversee and conduct the due diligence process related to prospective investments; and

•	negotiate and execute approved investments and other transactions.

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	in conjunction with NCPS, preparation and approval of all marketing materials to be used by us relating to this offering;

•	in conjunction with NCPS, the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

•	in conjunction with NCPS, creation and implementation of various technologies and electronic communications related to this offering; and

•	in conjunction with NCPS, all other services related to this offering.

Asset Management Services

•

investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our LLC Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our LLC Agreement;

•	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

•	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

•

formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

•	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•	provide financial and operational planning services and portfolio management functions;

•

maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate Company books and records;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•

make, change, and revoke such tax elections on behalf of the Company as our Manager deems appropriate, including, without limitation, (i) making an election to be treated as a REIT or to revoke such status and

(ii) making an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	provide us with all necessary cash management services;

•	manage and coordinate with the process of making distributions and payments to shareholders;

•	evaluate and obtain adequate insurance coverage based upon risk management determinations;

•	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

•	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services

•	determine our distribution policy and authorize distributions from time to time;

•	approve amounts available for repurchases of our common shares;

•	manage communications with our shareholders, including answering phone calls and preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing shareholder support and services.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between us and our lenders, if any; and

•	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

•	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Our Manager may hire third parties to assist with the performance of the aforementioned services.

Allocation of Investment Opportunities

Realty Mogul, Co. expects to continue to offer investment opportunities through the Realty Mogul Platform. As a result, investment opportunities may arise that could be allocated to the Realty Mogul Platform, the Company or another REIT managed by our Manager. Our Manager’s investment committee will advise our Manager with respect to the allocation of investment opportunities in accordance with the following general policies.

Our Manager intends to allocate equity investment opportunities, excluding preferred equity, in amounts under $1,500,000 to the Realty Mogul Platform. Our Manager intends to allocate all other investment opportunities (e.g., debt and preferred equity investments of any amount, and equity investments of $1,500,000 or more) to the Company and any other REITs managed by our Manager based upon the applicability of such investment opportunity to the investment policies (including targeted asset class) of the respective entity, the diversification and current asset concentration of each entity, the amount of capital available to each entity at the time an investment is presented and other similar factors. To the extent that, based on these factors, an investment opportunity is an appropriate investment for the Company and one or more other REITs managed by our Manager, our Manager will allocate such investment opportunity based upon which entity has gone the longest period of time without making an investment. Although we expect our Manager to follow these general allocation policies, our Manager may deviate from these policies if adherence to these policies would cause the applicable entity to become subject to regulation under the Investment Company Act or to fail to meet the requirements for REITs set forth in the Code, or if other factors exist that affect whether the investment would be in the best interest of the respective entity. Investment opportunities that are not allocated to the Company or any other REIT managed by our Manager may be made available to other investors through the Realty Mogul Platform.

In the event that the investment committee of our Manager determines that the size of an investment would create undue concentration in our portfolio, the amount of our capital available is limited or that the entire investment would otherwise be unsuitable for us, we may permit a portion of such investment to be sold on the Realty Mogul Platform such that we may acquire the remaining portion. In no event would the Company’s ability to invest in its portion of the investment opportunity be contingent upon the successful sale of the remaining portion on the Realty Mogul Platform.

Shared Services Agreement

Our Manager has entered into a shared services agreement with Realty Mogul, Co. pursuant which employees of Realty Mogul, Co. will provide certain services to our Manager, including portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under our LLC Agreement. Under the shared services agreement, Realty Mogul, Co. will be entitled to receive reimbursement of expenses incurred on behalf of us or our Manager as described in “Management Compensation” and pursuant to our LLC Agreement.  All employees of Realty Mogul, Co. who provide services to the Manager will be subject to the Manager’s policies and procedures, including its Code of Ethics.

Executive Officers of our Manager

As of the date of this offering circular, the executive officers of our Manager and their positions and offices are as follows:

Name	Age*	Position
Jilliene Helman	32	Chief Executive Officer, Chief Financial Officer and Secretary
Eric Levy	32	Portfolio Manager
William Wenke	36	General Counsel

*As of December 10, 2018

Jilliene Helman has served as our Chief Executive Officer and Secretary since our inception and our Chief Financial Officer since October 31, 2018. Since May 2012, Ms. Helman has served as the Chief Executive Officer and a director of Realty Mogul, Co., where she is responsible for Realty Mogul, Co.’s strategic direction and operations. In this capacity, she has approved over $400 million of investments with property values worth over $2 billion. From July 2008 to September 2012, Ms. Helman served in a variety of capacities at Union Bank, including as a Management Training Associate; an Assistant Vice President, Sales Development Manager; and Vice President, Corporate Risk Management. Ms. Helman held these positions across the wealth management, finance and risk management departments of Union Bank. Ms. Helman is a Certified Wealth Strategist and holds Series 7, Series 63 and Series 24 licenses. Ms. Helman has a Bachelor of Science in Business Administration degree from Georgetown University.

Eric Levy has served as Portfolio Manager since January 2019. Mr. Levy has served as an Assistant Vice President, Asset Management of Realty Mogul, Co. since October 2017. Mr. Levy is responsible for portfolio and asset management for debt and equity assets held by MogulREIT I and MogulREIT II.  From April 2013 to September 2017,

Mr. Levy served as Strategic Projects Manager at World Class Capital Group, a national real estate investment firm focused on acquiring, developing and managing real estate with over $1.2 billion in assets under management.  In that role, he led the asset management of over 2.3 million square feet of retail and office properties, oversaw capital improvement plans for over 4.5 million square feet of self-storage facilities, managed portfolio-wide investor reporting and investor relationships, and helped to develop the operational infrastructure of the company.  From August 2010 to March 2013, Mr. Levy served as Senior Paralegal – M&A, Real Estate, Credit at Willkie, Farr & Gallagher, an international law firm. Mr. Levy has more than 8 years of experience in commercial real estate. Mr. Levy has a Bachelor of Arts degree from the University of Wisconsin-Madison.

William Wenke has served as General Counsel since January 2019.  Since February 2018, Mr. Wenke has served as the Vice President, Legal of Realty Mogul, Co., where he is responsible for managing all legal and regulatory matters.  From August 2016 to August 2017, Mr. Wenke was the Associate General Counsel at Westwood Financial, a fully integrated asset management, property management, leasing, brokerage and investment firm.  From October 2013 to October 2015, Mr. Wenke served as Senior Counsel, Compliance and Legal for Blackstone Group subsidiary Invitation Homes, a private equity fund investing in  a real estate portfolio with assets under management in excess of $12.3 billion, where he focused on forming and refining best practices and legal guidelines in preparation for the company’s $1.54 billion initial public offering (“IPO”) (NYSE: INVH). From October 2011 to August 2013, Mr. Wenke was the Assistant Vice President, Legal and Compliance Counsel, and Assistant Secretary of American Homes 4 Rent,  an internally managed single-family homes REIT, where he provided representation for over $3 billion in capital transactions, including an over $700 million IPO (NYSE: AMH), additional offerings, and acquisitions. Earlier in his career, Mr. Wenke practiced as a litigation fellow at the American Civil Liberties Union. Mr. Wenke has a Bachelor of Arts degree from Emory University, a Robert Traurig-Greenberg Master of Laws in Real Property Development from the University of Miami School of Law, and a Juris Doctor from the University of Miami School of Law.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us.  As described above, certain of the executive officers of Realty Mogul, Co. also serve as executive officers of our Manager.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from Realty Mogul, Co.  As executive officers of our Manager, these individuals will manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our LLC Agreement limits the liability of our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates.

Our LLC Agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates will not be liable to us.  In addition, pursuant to our LLC Agreement, we have agreed to indemnify our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or our LLC Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been our Manager, an officer or director of our Manager, our Sponsor or our Sponsor’s shareholder or affiliate.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of our Manager

Our LLC Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our shareholders may only remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders.  If our Manager is removed for “cause,” the shareholders will have the power to elect a replacement Manager upon the affirmative vote or consent of the holders of a majority of our common shares.  “Cause” is defined as:

•

our Manager’s continued breach of any material provision of our LLC Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•

the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•

our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under our LLC Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

•	the dissolution of our Manager.

Unsatisfactory financial performance of the Company does not constitute “cause” under our LLC Agreement.

Our Manager may assign its rights under our LLC Agreement in its entirety or delegate certain of its duties under our LLC Agreement to any of its affiliates, without the approval of our shareholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940, as amended, or the Advisers Act.  Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.  Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.  In the event of the removal or withdrawal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Holdings of our Common Shares

Our Sponsor has invested $2,500 in us through the purchase of 250 common shares in a private placement at $10.00 per share.

Realty Mogul Platform

We will conduct this offering on the Realty Mogul Platform.  The Realty Mogul Platform is operated by RM Technologies, LLC, a wholly-owned subsidiary of Realty Mogul, Co.  We will not pay RM Technologies, LLC any sales commissions or other remuneration for hosting this offering on the Realty Mogul Platform.  The Realty Mogul Platform has previously hosted private offerings of investment opportunities originated by the RM Originators under similar arrangements.  The Realty Mogul Platform was formed in 2013 and has a limited operating history.  See “Risk Factors - Risks Related to the Investment Platform.”

License Agreement

We have entered into a license agreement with Realty Mogul, Co., pursuant to which Realty Mogul, Co. will grant us a non-exclusive, royalty free license to use the name “Realty Mogul”.  Other than this license, we will have no legal right to use the “Realty Mogul” name.  In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Realty Mogul”.

Prior Performance of Our Sponsor

Realty Mogul, Co., through the Realty Mogul Platform, is an investment marketplace that connects real estate developers and sponsors with providers of capital. As such, Realty Mogul, Co. and its affiliates historically have not sponsored real estate investment programs. However, in 2017, our Sponsor, RM Sponsor, LLC, a subsidiary of Realty Mogul, Co., sponsored MogulREIT II, Inc., or MogulREIT II, a Maryland corporation that has elected to be taxed as a REIT for the taxable year ended December 31, 2017.

MogulREIT II

MogulREIT II is a Maryland corporation formed on January 13, 2017 to own and manage a diversified portfolio of preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States.  On August 23, 2017, MogulREIT II’s offering of shares of common stock (the “MR II Offering”) was qualified by the SEC, and MogulREIT II commenced operations on September 18, 2017. MogulREIT II is offering up to $50,000,000 in shares of common stock including any shares of common stock that may be sold pursuant to its distribution reinvestment plan. As of December 31, 2017, MogulREIT II had issued approximately 371,106 shares of common stock in its offering for gross offering proceeds of $3,711,057. MogulREIT II expects to continue to offer shares of common stock in its offering until MogulREIT II raises the maximum amount being offered, unless its offering is terminated by MogulREIT II’s board of directors at an earlier time.

MogulREIT II used, and intends to continue using, substantially all of the net proceeds from its offering of common stock to invest in and manage a diversified portfolio of preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the Unites States.

As of December 31, 2017, MogulREIT II’s portfolio was comprised of approximately $47,000,000 in real estate investments that, in the opinion of its manager, meet its investment objectives. MogulREIT II intends to make preferred equity and joint venture equity investments in multifamily properties that have demonstrated consistently high occupancy and income levels across market cycles as well as multifamily properties that offer value added opportunities with appropriate risk-adjusted returns and opportunity for value appreciation.  On December 22, 2017, MogulREIT II’s  board of directors authorized a daily cash distribution of $0.0012328767 per share of its common stock to stockholders of record as of the close of business on each day of the period commencing January 1, 2018 and ending on March 31, 2018. The distribution was scheduled to be paid on or about April 13, 2018. The aggregate amount of cash distributed and distributions reinvested related to the distribution period was $18,770.76 and $40,861.54, respectively. MogulREIT II began processing the distributions on April 13, 2018.  MogulREIT II declared, but not paid, distributions of approximately $33,000 for the period January 13, 2017 (inception) through December 31, 2017.

MogulREIT II has not established a targeted date or time frame for pursuing a liquidity transaction, although it has disclosed in its offering circular that it expects to seek a liquidity transaction in the future when its board of directors determines such event to be in the best interests of its stockholders. The timing and method of any liquidity transaction for MogulREIT II was undetermined as of December 31, 2017.

Realty Mogul, Co. and Affiliates Origination (as of Nov 1, 2018)

Type	Total Originations (mm)	Sold/Repaid in Full (mm)	Assets Under Management (mm)
Common Equity	$176.5	$37.4	$139.2
1031 Exchanges	$13.7	$13.7	$0.0
Preferred Equity	$21.4	$3.0	$18.4
Mezzanine Debt	$18.0	$5.2	$16.5
Senior Debt	$163.5	$153.3	$14.0
Total	$393.1	$212.6	$188.1

MANAGEMENT COMPENSATION

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering, and the investment and management of our assets. As described below, we will pay our Manager an asset management fee and we will reimburse our Manager for certain expenses. We also may pay to an RM Lender certain loan servicing fees, as described below. The remainder of the fees described below will be paid by the borrower that receives a loan from us or the special purpose entity that issues equity to us.

No portion of the fees detailed below will be allocated to any individual in his or her capacity as an executive officer of our Manager.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses — Manager

Our Manager has paid and may continue to pay organization and offering expenses on our behalf. We will reimburse our Manager for actually incurred third-party organization and offering costs it incurs on our behalf, the amount of which will depend on the offering proceeds we raise. See “Estimated Use of Proceeds” for more details. We expect total organization and offering expenses to be no more than $1,500,000.

$ 300,000 - $1,500,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Acquisition and Operation Stage

Asset Management Fee — Manager

Monthly asset management fee equal to an annualized rate of 1.00% payable in arrears, which will be based on the average investment value of the assets. For purposes of this fee, “average investment value” means, for any period, the average of the aggregate book value of all of our assets, before reserves for depreciation, amortization, bad debts, or other similar non-cash reserves.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations.

Since we intend to use leverage only on certain assets, the actual fee may vary depending on the concentration of assets in our portfolio.

Servicing Fee — RM Lender (Debt Assets)

With respect to any loans we make or acquire, may pay a servicing fee of 0.50% of the principal balance and accrued interest of each loan to RM Lender for the servicing and administration of certain loans and investments held by us. RM Lender may decide to enter into a Servicing Agreement with an unaffiliated third party to service and administer the loans held by us, and will pay for any expenses incurred in connection with standard subservicing thereunder out of the servicing fee paid to it by us. The Servicing Agreement will define the terms of the loan servicing arrangement as well as the amount of the servicing fee that is paid by RM Lender to the unaffiliated third party. The servicing fee is calculated as an annual percentage of the principal balance of the debt asset plus accrued interest, and is deducted at the time that payments on the asset are made. The fee is deducted in proportion to the split between accrued and current payments. Servicing fees payable by us may be waived at RM Lender’s sole discretion.

Actual amounts are dependent upon the principal amount of the loans. We cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Special Servicing Fee —RM Lender (Debt Assets)

We may pay a special servicing fee to RM Lender equal to an annualized rate of 1.00% of the original value of a non-performing asset serviced by such RM Lender. Whether a debt asset is deemed to be non-performing is in the sole discretion of our Manager.

The payment of the special servicing fee shall be in addition to any third party special servicing expenses incurred by us, which may include special fees associated with recovery efforts by RM Lender.

Actual amounts are dependent upon the occurrence of a debt investment becoming non-performing and the original value of such asset. We cannot determine these amounts at the present time.

Other Operating Expenses — Manager

We will reimburse our Manager for out-of-pocket expenses incurred on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, insurance costs, tax return preparation fees, taxes and filing fees, administration fees, fees for the services of an independent representative, and third-party costs associated with the aforementioned expenses.  These expenses do not include our Manager’s or Realty Mogul, Co.’s overhead, employee costs, utilities or technology costs.

The aforementioned expense reimbursements that we will pay to our Manager may be originally incurred by Realty Mogul, Co. in the performance of services by its employees under the shared services agreement between our Manager and Realty Mogul, Co.  See “Management—Shared Services Agreement.”

Actual amounts are dependent upon our operations. We cannot determine these amounts at the present time.

In addition to the fees set forth above, our form of loan servicing agreements between the Company and RM Lender contemplate the payment of a recovery fee. The recovery fee may be payable to the RM Lender in connection with (i) the sale of, or receipt of any condemnation or insurance proceeds with respect to a specially serviced loan or real estate owned property or (ii) the curing of any event of default under the serviced loan through restructure or work-out of the serviced loan. The recovery fee will be an amount equal to: (a) with respect to clause (i) of the preceding sentence, 1.0% of all liquidation, condemnation and insurance proceeds received with respect to the serviced loan and (b) with respect to clause (ii) of the preceding sentence, 1.0% of all principal and interest received (x) in connection with any full, partial or discounted payoff made pursuant to such restructuring or work-out and (y) from and after the date that the borrower has made three timely consecutive monthly payments under the terms of the serviced loan, as amended.

Related Fees Paid by Affiliated and Unaffiliated Third Parties

From time to time, when one of the affiliates of our Manager, RMCC, originates a commercial real estate loan or preferred equity investment that is sold to us, the borrower of the transaction may pay fees to RMCC.  A portion of this fee may be paid to personnel affiliated with our Manager for their roles in sourcing the investment opportunity. The fees are paid to RMCC by the borrower entity and not by us. We will not be entitled to this fee. The actual amount of origination fees, extension fees and exit fees that will be paid are dependent upon the total transaction amount funded. We cannot determine these amounts at the present time.

For senior debt, mezzanine debt or preferred equity investments:

•	Origination fee of 1.0%-3.0% of the financing amount
•	Extension fee of 1.0%-2.0% of the financing amount in the event that the maturity or redemption date for such asset is extended.
•	Exit fee of 1.0%-2.0% of the financing amount upon maturity of the transaction

Similarly, from time to time, a special purpose entity in which we invest may pay an affiliate of our Manager or our Manager one or more of the fees set forth below. A portion of these fees may be paid to personnel affiliated with our Manager for their roles in arranging the investment opportunity. The following fees will be paid by the particular special purpose entity and not by us. We will not be entitled to any of these fees. The actual amounts of the following fees are dependent upon the total invested equity, transaction sizes and distributable cash. We cannot determine these amounts at the present time. These fees may reduce the amount of funds that are invested in the underlying real estate or the amount of funds available to pay distributions to us, thereby reducing our returns in that particular investment:

For joint venture equity investments:

•	Acquisition fee up to 3% of the total transaction value.
•

Financing coordination fee and credit guarantee fee up to 1.0% of the financing in the event that an affiliate of our Manager or our Manager provides services in connection with arranging the debt or provides a credit guarantee in connection with the financing.

•

Asset management fee in the amount of 1.5% of our pro-rata share of the gross revenues of the particular property in the event that an affiliate of our Manager or our Manager provides property-level asset management services overseeing and managing the property manager. Affiliates of our Manager or our Manager will be reimbursed for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits from persons who also serve as one of our Manager’s executive officers. We anticipate that our Manager or its affiliates will subcontract the performance of its property-level management services to third parties and pay all or a portion of its property-level management fee to the third parties with which it contracts for these services.

Promoted interest in an undetermined amount of the entity’s distributable cash, after all other partners or members have been paid an agreed upon (6.0% or higher) cumulative, non-compounded preferred return. Additionally, Realty Mogul, Co. will provide funding to our Sponsor to pay a sales commission of up to 1.20% to NCPS for their services in connection with the sale of our shares. Such sales commissions will not be paid by us or our investors. A portion of the sales commission will be paid to employees of Realty Mogul, Co., who are serving as registered representatives of NCPS in connection with the sale of our shares. The actual amount of sales commissions that will be paid is dependent upon the offering proceeds we raise. The total broker sales commissions, assuming the maximum amount of this offering is raised and up to a 1.20% commission is paid on each executed sale, will be $398,041.

Our Manager also provides any offering, investment and management services to other affiliated entities, and may provide investment advice to persons or entities through the investment calculator. See “Conflicts of Interest — Investment Calculator.”

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5% of our common shares, for each executive officer of our Manager and for the executive officers of our Manager as a group.  To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 10780 Santa Monica Blvd., Suite 140, Los Angeles, CA 90025.

	Number of
	Shares
	Beneficially	Percent of All
Name of Beneficial Owner(1)	Owned	Shares
RM Sponsor, LLC (2)(3)	250	0.0090%
Jilliene Helman	—	—
All executive officers of our Manager as a group (6 persons)	250	0.0090%

(1)

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security.  A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days.  Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this offering circular, RM Sponsor, LLC owns 0.0090% of our issued and outstanding common shares.
(3)

All voting and investment decisions with respect to our common shares that are held by RM Sponsor, LLC are controlled by its manager, Jilliene Helman.  Ms. Helman disclaims beneficial ownership of such shares.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates.  We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Realty Mogul Entities

General

The officers of our Manager and the key real estate and debt finance professionals of Realty Mogul, Co. who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of Realty Mogul, Co. and other affiliated entities.  These persons have legal obligations with respect to those entities that are similar to their obligations to us.  In the future, these persons and other affiliates of Realty Mogul, Co. may organize other real estate-related programs and acquire for their own account real estate-related investments that may be suitable for us.  In addition, Realty Mogul, Co. may grant equity interests in our Manager to certain management personnel performing services for our Manager.

Allocation of Investment Opportunities

Realty Mogul, Co., our Sponsor and our Manager may establish and sponsor additional REITs in the future, and continue to offer investment opportunities through the Realty Mogul Platform, including offerings that will acquire or invest in commercial real estate loans and other real estate-related assets.  These additional REITs may have investment criteria that compete with us.  Except under any policies that may be adopted by our Manager or Sponsor, no REIT (including us) or Realty Mogul Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other REIT or Realty Mogul Platform investment opportunity;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any REIT or Realty Mogul Platform investment opportunity;

•

engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any REIT or Realty Mogul Platform investment opportunity;

•	establishing material commercial relationships with another REIT or Realty Mogul Platform investment opportunity; or

•	making operational and financial decisions that could be considered to be detrimental to another REIT or Realty Mogul Platform investment opportunity.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities.  In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be.  Any of these decisions may benefit one REIT more than another REIT.

Allocation of Our Affiliates’ Time

We rely on Realty Mogul, Co.’s key real estate and debt finance professionals who act on behalf of our Manager, including Jilliene Helman, for the day-to-day operation of our business. A majority of the investment committee of our Manager will approve each of our investments. Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager make up our Manager’s investment committee. Jilliene Helman is also the Chief Executive Officer of Realty Mogul, Co.  As a result of her interests in other affiliated entities, her obligations to other investors and the fact that she engages in and she will continue to engage in other business activities on behalf of herself and others, Jilliene Helman will face conflicts of interest in allocating her time among us, our Manager and other affiliated entities and other business activities in which she is involved.  However, we believe that our Manager and its affiliates have sufficient real estate and debt finance professionals to fully discharge their responsibilities to the affiliated entities for which they work.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees have not, and will not, be negotiated at arm’s length.  These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and the key real estate and debt finance professionals of Realty Mogul, Co.  Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in our LLC Agreement involving our Manager and its affiliates, or the shared services agreement between our Manager and Realty Mogul, Co.;

•	public offerings of equity by us, which will likely entitle our Manager to increased asset management fees and other fees;

•

acquisitions of investments of loans at higher purchase prices, which entitle our Manager to higher asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other affiliated entities, might entitle affiliates of our Manager to other fees from unaffiliated third-parties;

•	borrowings up to or in excess of our stated borrowing policy to acquire investments, which borrowings will increase asset management fees payable by us to our Manager;

•	whether and when we seek to list our common shares on a stock exchange or other trading market;

•

whether we seek shareholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of Realty Mogul, Co. who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from Realty Mogul, Co.;

•	whether and when we seek to sell the Company or its assets; and

•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

No RM Originators will receive origination or other fees in connection with the acquisition of third-party originated loans or third-party sourced equity opportunities.  Therefore, our Manager may experience a conflict of interest in determining whether to acquire, on our behalf, loans and other assets originated or sourced by third parties rather than those originated or sourced by an RM Originator.  However, our objective is to use an RM Originator and their principals’ expertise in loan origination and their principals’ expertise in sourcing equity opportunities.  In any event, the origination fees or acquisition fees are payable by the borrower of such loans or sponsor of such equity opportunities and not by us.  If an equity issuer pays an acquisition fee to an RM affiliate, the fee will reduce the amount of funds that the equity issuer has available to pay in distributions to the equity holders, thereby reducing our returns in that investment.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officers and the key real estate and debt finance professionals of Realty Mogul, Co. performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

•	Realty Mogul, Co.;

•	RM Adviser, LLC, our Manager;

•	RM Sponsor, LLC, our Sponsor;

•	Realty Mogul Commercial Capital, Co.;

•	Mogul Securities, LLC;

•	RM Technologies, LLC, the operator of the Realty Mogul Platform;

•	RM Communities, LLC; and

•	other affiliated entities.

As a result, they owe duties to each of these entities, their shareholders, members and limited partners.  These duties may from time to time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities.  See “Plan of Distribution.”

License Agreement

We have entered into a license agreement with Realty Mogul, Co. effective upon the commencement of this offering, pursuant to which Realty Mogul, Co. will grant us a non-exclusive, royalty free license to use the name “Realty Mogul.”  See “Management—License Agreement”.

Investment Calculator

Our Manager sponsors an investment calculator that may recommend investing in various real estate investments available through the Realty Mogul Platform, including this offering.  To the extent that the fees received by our Manager and its affiliates will be larger or smaller based on the types of investments made, the Manager may have an incentive to recommend, through the investment calculator, investments in this offering over other investments available on the Realty Mogul Platform, or vice versa.

In addition, the duties of supervised persons of our Manager responsible for the investment calculator may conflict with the duties of supervised persons of our Manager who are responsible for our management.  The risk of this type of conflict is particularly acute when supervised persons of our Manager are registered representatives of NCPS and may therefore receive fees based on sales of our common shares and/or transactions in assets that we purchase or sell.

To address conflicts related to the Manager’s investment calculator, the algorithms used by the investment calculator to generate investment recommendations will not take into account the fees anticipated to be received by our Manager or its affiliates.  In addition, the Manager has limited the supervised persons who actively develop and maintain the Investment Calculator to those who are not registered representatives of NCPS.

Certain Conflict Resolution Measures

Independent Representative

If our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a principal transaction, our Manager will appoint an independent representative, referred to in this offering circular as the Independent Representative, to protect the interests of the shareholders and review and approve such transactions.  Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us.  Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law.  Such prior approval may include, but not be limited to, pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. See “Plan of Operation — Related Party Loans and Warehousing of Assets” for further detail on when we will use an Independent Representative.

Our Policies Relating to Conflicts of Interest

In addition to the provisions in our LLC Agreement described below and our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with our Manager, our Sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to our conflicts of interest policy, we may not engage in the following types of transactions unless such transaction is approved by the Independent Representative:

•	sell or lease any investments to our Manager, our Sponsor, their officers or any of their affiliates;

•	acquire or lease any investments from our Manager, our Sponsor, their officers or any of their affiliates, except as described in “Plan of Operation — Related Party Loans and Warehousing of Assets”.

•

invest in or make mortgage loans in which the transaction is with our Manager, our Sponsor, their officers or any of their affiliates, including any mortgage loans that are subordinate to any mortgage or equity interest of our Manager, our Sponsor, their officers or any of their affiliates; and

•

accept a loan from any affiliate of our Manager, other than loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans.

To address conflicts related to the Manager’s investment calculator, the algorithms used by the investment calculator to generate investment recommendations will not take into account the fees anticipated to be received by our Manager or its affiliates.  In addition, no registered representatives of NCPS will be allowed to work on the investment calculator.

Our conflicts of interest policy may be amended at any time in our Manager’s discretion.

Other LLC Agreement Provisions Relating to Conflicts of Interest

Term of our Manager.  Our LLC Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.  Our shareholders may remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders.  Unsatisfactory financial performance does not constitute “cause” under our LLC Agreement.  Our Manager may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.  In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.  Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.  See “Management—Term and Removal of our Manager”.

Other Transactions Involving Affiliates.  Before engaging in a transaction involving an affiliate, our Manager must conclude that all other transactions between us and our Sponsor, our Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are:

•	to pay attractive and consistent cash distributions on a monthly basis by rigorously evaluating numerous investment opportunities to find those that can support the distribution target;

•	to create a portfolio of diversified investments; and

•	to preserve, protect, increase and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.  Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.

Investment Strategy

We intend to use substantially all of the proceeds of this offering to acquire, asset manage, selectively leverage, syndicate and sell investments in a variety of commercial real estate loans and other investments in commercial real estate.

We will hold both mortgage or debt related investments and equity related investments, with an objective to achieve consistent and increasing cash distributions supported by recurring payments from investments in debt and equity, and by capital gains driven by appreciation from investments in equity.

More specifically, we intend to hold: (1) at least 55% of the total value of our assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria outlined by the staff of the SEC; and (2) at least 80% of the total value of our assets in the types of assets described above plus in real estate-related assets that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects; and, in certain cases when we have excess cash, interests in publicly traded REITs.

As indicated above, we will invest a portion of our portfolio (up to 45% of the total value of our assets) in equity instruments, primarily in real estate-related companies, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act. Our focus on investing in equity instruments will be to seek investments that will produce returns to investors through capital appreciation.

We will seek to create and maintain a portfolio of investments that generates a low volatility income stream, which will allow us to provide attractive and consistent cash distributions to our shareholders.  We expect that our portfolio of debt investments will be secured primarily by U.S. based collateral and diversified by security type, property type and geographic location. Additionally, we will:

•	Not invest in properties requiring the new construction of a building;

•	Not invest in raw land as a standalone investment;

•	Not invest in hotels;

•	Not invest in markets that are heavily dependent on single economic drivers, such as geographies where the economy is solely based on one industry;

•	Target investments in properties with existing cash-flow;

•	Target commercial real estate investments;

•	Target all major commercial property types, including apartment buildings, office buildings, retail centers, self-storage facilities, mobile home communities and industrial facilities;

•	Target investments that include subordinate capital investments by strong sponsors;

•	Target investments that possesses strong structural features that will maximize repayment potential; and

•

Target debt investments that will pay us an effective interest rate of at least 7% and equity investments that should generate funds from operations in an amount equal to at least 7% of the amount we invest.

While we will target debt and equity investments that will pay us effective interest rates or funds from operations of at least 7% on our investment, our shareholders’ investment returns will be less than amounts yielded by such assets.  See “Management Compensation.”  Our target investment returns may change depending on future real estate market and economic conditions.

We may use leverage of up to 80% of cost (before deducting depreciation or other non-cash reserves) or fair value of our assets. Based on our expected asset mix, this could result in portfolio-wide leverage of 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair value of our total assets. During the period when we are acquiring our initial portfolio, portfolio-wide leverage may be higher.

In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with Realty Mogul, Co. given Realty Mogul, Co.’s strong track record and extensive experience and capabilities as an online real estate origination and funding platform.  These competitive advantages include:

•

Realty Mogul, Co.’s experience and reputation as a leading real estate investment manager, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we will use to underwrite and portfolio manage assets;

•

Realty Mogul, Co.’s direct and online origination capabilities, which are amplified by a proprietary crowdfunding technology platform, business process automation, and a large user base, of which a significant portion are seeking capital for real estate projects;

•

Realty Mogul, Co.’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that finance the types of assets we intend to acquire;

•	Realty Mogul, Co.’s experienced portfolio management team which actively monitors each investment through an established regime of analysis, credit review and protocol; and

•	Realty Mogul, Co.’s management team which has a successful track record of making commercial real estate investments in a variety of market conditions.

Market Overview and Opportunity

We believe that the near and intermediate-term market for investment in commercial real estate loans, commercial real estate, commercial real estate equity securities, and other real estate-related assets presents investors with attractive risk adjusted return opportunities.  We think this is particularly true in the non-core areas of the lending market, specifically small balance bridge loans, mezzanine debt and preferred equity.  While significant liquidity has entered the debt and sub-debt market in the past few years, pushing spreads down, we have continued to see opportunity in the non-core, small balance market where there are fewer participants.

Below is a chart illustrating the yield compression that has occurred since the start of the economic recovery.

We believe that our investment strategy combined with the experience and expertise of our Manager’s management team will provide opportunities to acquire investments with attractive risk return characteristics and strong structural features, accreting to the benefit of our shareholders.

We still see strong economic indicators for real estate as we enter the new year.  Though we believe the U.S. economy is in the late stages of its recovery, we believe that there is still further growth in the near to intermediate-term.  In November 2017, consumer confidence reached its highest level in 17 years and has remained at historically high levels through November 2018.  The index has remained over 90 for almost two years.  According to the University of Michigan, who created the survey, the last time the index has remained at these levels for this period of time was the 1997-2000 timeframe.  While we believe consumer confidence trails the market rather than precedes it, we believe that positive consumer confidence bodes well for near-term investing.

Source: University of Michigan Consumer Sentiment Index

Despite the extreme volatility in Q4 2018, equities are still at high historic levels, evidenced by the S&P 500 Index and the Dow Jones Industrial Average.  The fourth quarter 2018 has been challenging for the S&P 500 with dramatic losses to date.  As of December 27, 2018, the S&P 500 index is down almost 8% for the year.  The volatility in the equities market may be largely the result of investor fear that we are nearing the peak of a market cycle.

Source: Morningstar

Job growth has remained strong, and unemployment rates are at historically low levels at 3.7% as of November 2018. We believe that this is one of the most important macroeconomic indicators for real estate and is one of the foundations of our positive near-term outlook.

Source: U.S. Bureau of Labor Statistics

After years of predictions of substantial movement in interest rates, the Federal Reserve finally viewed the economy stable enough to begin to raise interest rates in the past 18 months.  The chart below shows movement in the yield curve over the past 12 months.

Source: US Treasury, MarketWatch

Pricing in the real estate market is reflective of the economic growth we have seen in this recovery.  After devastating losses in value in the 2008-2010 timeframe, we have seen a strong recovery of value, especially in CBD Office according to Real Capital Analytics.  Other assets classes, such as industrial and suburban office have regained their peak values, however retail has not yet returned to peak values.

Real Capital Analytics Commercial Property Price Index by Sector

While heavily correlated, the real estate cycles in Core US Metro markets and Non-Core Metro markets tend to move in slightly different cycles.  The chart below illustrates how cap rates have experienced greater compression in Core US Metro markets versus Non-Core US Metro markets.

Source:  Real Capital Analytics

Despite significant movement in interest rates over the past 18 months, capitalization rates have remained relatively stable throughout all asset classes.

Though current pricing indicates that we are in a seller’s market overall, we believe that our prudent underwriting and flexibility to make investments in any asset class, any geography and any tier in the capital stack leaves us poised to take advantage of the near and intermediate-term opportunities.

We believe that the following market conditions, which are by-products of the economy, credit market and regulatory environment should create a favorable investment environment.

Concentration of fundraising among the largest private equity funds has increased the difficulty for real estate companies to raise equity or mezzanine investments of less than $10,000,000.  One of the responses to the 2008 recession, according to Prequin Global Private Equity Report, has been growth in the average size of investment funds, whereby large investors have been investing more of their capital with managers that have extensive track records, and are therefore, by nature, raising much larger funds.  In 2014, funds of a size equivalent to $1.5 billion or more accounted for 58% of all private equity capital raised; while, first-time managers only accounted for 7% of capital raised.  The average fund size hit a record of greater than $600,000,000.  Larger funds consequently focus on larger deals in order to deploy their capital fully and effectively.

Closed End Private Equity Dry Powder by Strategy

$120
$100
$80
$60
$40
$20
$0
US$ billion
Opportunistic
Value-added
Debt
Core
Distressed
Core-plus
Dec '07
Dec '08
Dec '09
Dec '10
Dec '11
Dec '12
Dec '13
Dec '14
Dec '15
Dec '16
Dec '17
Mar '18

Source: Preqin.

Changing economic landscape will provide dislocation in market and create opportunities in non-core segments of the capital markets and non-core sections of the real estate markets.  After years of anticipation of future rises in interest rates, the Federal Reserve has finally felt comfortable with the economy to begin raising rates.  For the most part, these rises were already priced into commercial real estate valuations.  However, the rising interest rate environment creates uncertainty which can lead to opportunity, especially in the segments of the market which are not flush with increasing levels of institutional capital.

Targeted Investments

We will seek to acquire a diversified portfolio of commercial real estate investments consisting primarily of commercial real estate loans (including senior mortgage loans, subordinated mortgage loans, mezzanine debt, and participations in such loans (also referred to as B-Notes)) and equity and other investments in commercial real estate.  We may also invest in select commercial real estate equity investments, interests in publicly traded REITs and other real estate-related assets.  Our ability to execute our investment strategy is enhanced through access to RM Originators’ direct origination capabilities, as opposed to a strategy that relies solely on buying assets in the open market from third party originators.  As of November 1, 2018, excluding loan originations secured by residential real estate, the RM Originators had originated 156 investment opportunities with a total of approximately 360 million.  Of those 156 investment opportunities, 26 were senior or mezzanine loans secured by commercial real estate properties with an aggregate loan value of $148 million and 130 were common and preferred equity investments in entities controlling commercial real estate with a total investment value of $212 million. Among the common and preferred equity investments sold on the Realty Mogul Platform, 15 such investments have matured and none have recognized principal losses to date. However, Realty Mogul, Co. does not select investments on the Realty Mogul Platform for any investor, nor does it recommend whether an investor should invest in a particular platform investment. As such, we do not believe that you should rely on the foregoing information in making a decision to invest in this offering, as the foregoing information does not include a discussion of other factors that affect default and delinquency rates, including the interest rate charged and how actively the investment is managed.

Commercial Real Estate Loans

We intend to acquire commercial real estate loans by purchasing them from RM Originators and third party sellers.  Although we generally prefer the benefits of origination through an RM Originator, our expectation of market conditions in the near term suggests that there may be opportunities to purchase commercial real estate debt or equity at prices that compensate the buyer for its ability to make quick and accurate credit determinations. The experience of our Manager’s management team in making such credit decisions greatly augments our capabilities in this area.

The underwriting process that the RM Originators intend to implement for potential Company investments involves financial, structural, market, operational and legal due diligence of borrowers and partners.  The due diligence and analysis for potential Company investments generally would include assessment of current and future market conditions for specific assets, assessment of asset sellers and other counterparties, and identification of available financing opportunities from counterparties and third parties.  When evaluating a potential investment opportunity for the Company, the RM Originators will complete a financial review and valuation.

The underwriting process that the RM Originators have developed and refined, and which the RM Originators will utilize for Company investment opportunities, focuses on the following four aspects of a transaction:

1)	the property (condition, financials, comparable properties, and tenants);

2)	the location (population, employers, and transportation);

3)	the real estate company (background, credit, experience, and references); and

4)	third party reports (property management company, lender, and environmental and title reports).

This contemplated underwriting process is not newly developed for the Company.  Realty Mogul undertakes a similar due diligence process for potential Realty Mogul Platform investment opportunities.  However, with respect to investment opportunities on the Realty Mogul Platform, Realty Mogul is not recommending whether an investor should invest in a particular opportunity.  Also, Realty Mogul is analyzing potential platform investments to determine whether the investment may be sellable to investors, but is not managing toward an anticipated rate of return in the way that it would for potential Company investments.

Our primary focus will be to invest in the following types of commercial real estate loans:

Senior Mortgage Loans.  We intend to invest in senior mortgage loans that are primarily three to five year term loans providing capital for the acquisition, refinancing or repositioning of quality real estate and may be fixed or floating rate loans that immediately provide us with current income, which we refer to as current-pay loans.  We expect that our senior mortgage loans will be backed by properties located in the U.S.  We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include interest-only portions.

Senior mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure.  Because of these attributes, this type of investment receives favorable treatment from third party rating agencies and financing sources, which should increase the liquidity of these investments.

Subordinated Mortgage Loans.  We may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets, commonly referred to as B-Notes, secured by quality real estate properties primarily located in the U.S.  We may acquire subordinated mortgage loans from an RM Originator or we may buy such assets directly from third-party originators.  Due to the current credit market weakness and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to buy subordinated mortgage investments on favorable terms will continue to be attractive.

Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective as compared to first mortgage loans but still benefit from a lien on the related property.  Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full.  Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Mezzanine Debt.  This debt is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real property.  We may own mezzanine debt directly or we may hold a participation in mezzanine debt or a sub-participation in mezzanine debt.  Mezzanine debt may have either short (three to five year) or longer (up to 10 year) terms and may have a fixed or floating rate.  This debt is predominantly composed of current-pay loans (although there may be a portion of the interest that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an “equity kicker” as described below.  We believe that opportunities to buy mezzanine debt on favorable terms will continue to be attractive.  In the current market, mezzanine debt can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition.  Therefore, we expect to achieve favorable terms — both economic and structural — on the mezzanine debt in which we invest.

Investors in mezzanine debt are compensated for the increased risk of such assets from a pricing perspective and still benefit from the right to foreclose, in many instances more efficiently than senior mortgage debt.  Upon a default by the borrower under mezzanine debt, the mezzanine lender generally can take control on an expedited basis of the property-owning entity, subject to the rights of the holders of debt senior in priority on the property.  Rights of holders of mezzanine debt are usually governed by intercreditor or interlender agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Nonetheless, these types of investments involve a higher degree of risk relative to a senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender if the mezzanine lender is unable to cure senior mortgage defaults.  In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine debt.  If a borrower defaults on our mezzanine debt or debt senior to our debt, or in the event of a borrower bankruptcy, our mezzanine debt will be satisfied only after the senior debt has been repaid.

Commercial Real Estate-Related Debt Securities

In addition to our focus on investments in commercial real estate and commercial real estate loans, we may also invest in commercial real estate-related debt securities such publicly-traded REIT securities.

Publicly-Traded REIT Securities.  We may also choose to invest in senior unsecured debt securities of publicly-traded equity REITs.  Publicly-traded equity REITs typically own large, diversified pools of commercial real estate properties and employ moderate leverage.  Most of these companies specialize in particular property types such as regional malls, office properties, apartment properties and industrial warehouses.  Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.

Investments in Commercial Real Property

If we invest through majority-owned subsidiaries, we will have major decision rights over matters, including, but not limited to, financing, refinancing, sale, and material changes to the underlying real estate.  If we invest through majority-owned subsidiaries, we expect that our majority-owned subsidiaries would generally make investments that meet the following criteria: (i) our subsidiaries would exercise ongoing control rights over the management of the underlying property (e.g., consent rights over sale, refinance, major project decisions, development plans, budgets, raising additional equity or debt, etc.), (ii) our subsidiaries would have approval rights in connection with any material decision pertaining to the administration and servicing of any mortgage loan and with respect to any material modification of such mortgage loan agreements that encumber the underlying property, (iii) our subsidiaries would have recognition from the mortgage lender entitling it to notice of defaults, the right to readily cure monetary or non-monetary defaults or purchase the mortgage loan in the event of a default on the mortgage loan, and (iv) our subsidiaries would have the right to unilaterally force the sale or purchase the property upon a default under our LLC Agreement, and, through its ownership of the property-owning entity, become the sole owner of the underlying property.

We intend to leverage Realty Mogul, Co.’s management team’s extensive prior experience in this sector and financial institution relationships, as well as sourcing capabilities to identify these investment opportunities that are appropriate for our investment portfolio at the appropriate time in the real estate cycle.  Improved economics may present an opportunity for us to acquire such properties.  We expect that our acquired properties would have occupancy levels consistent with the performance of the local market and would generate accretive and immediate cash flow.  Given the stabilized nature of the targeted properties, we plan to apply leverage to enhance our returns.  In particular, real estate professionals who will be performing services for us on behalf of our Manager have extensive experience in acquiring, managing and disposing of multifamily properties.  We will manage and dispose of any real property assets we acquire in the manner that our Manager determines is most advantageous to us.

Other Real Estate Investments

We may invest in private issuances of equity or debt securities of public companies and in loans, securities or other full recourse obligations for which the business of the related obligor is significantly related to real estate, in each case, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act.

These investments may or may not have a scheduled maturity and are expected to be of longer duration (five to ten year terms) than our typical portfolio investment.  Such investments are expected to be fixed rate (if they have a stated investment rate), and may have accrual structures and provide other distributions or equity participations in overall returns above negotiated levels.  These investments are also expected to be collateralized or otherwise backed primarily by U.S. real estate collateral.

We do not anticipate allocating a large amount of our capital or time to these investments initially but as market conditions begin to improve we believe that compelling opportunities will arise that should generate significant returns.

Investments in Government Sponsored Programs

If we meet the qualifications established by the Federal Deposit Insurance Corporation (FDIC), we may elect to invest in any existing or future programs sponsored by the government to facilitate the investment in assets of the type we seek to acquire for our portfolio, to the extent consistent with our investment strategies and objectives.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments.  In fact, we may invest in whatever types of interests in real estate- or debt-related assets that we believe are in our best interests.  Although we can purchase any type of interest in real estate- or debt-related assets, our conflicts of interest policy and LLC Agreement do limit certain types of investments involving our Manager, our Sponsor, their officers or any of their affiliates.  See “Conflicts of Interest—Certain Conflict Resolution Measures.”

Investment Process

Our Manager has the authority to make all the decisions regarding our investments subject to the limitations in our LLC Agreement. A majority of the investment committee of our Manager will approve each of our investments.  Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager, make up our Manager’s investment committee. We will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the affiliated seller or lessor.  In the event that a majority of the members of the investment committee are interested parties in a transaction, the Independent Representative will consider and vote upon the approval of the transaction.

Our Manager will focus on select purchasing of commercial real estate debt and equity interests.  It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.

In selecting investments for us, our Manager will utilize Realty Mogul, Co.’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately.  The criteria that our Manager will consider when evaluating prospective investment opportunities include:

•	compliance with the guidelines established above in “— Investment Strategy;”

•	macroeconomic conditions that may influence operating performance;

•	real estate market factors that may influence real estate lending and/or economic performance of the underlying real estate collateral;

•	fundamental analysis of the underlying real estate collateral, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	the operating expertise and financial strength of the sponsor or borrower;

•	real estate and leasing market conditions affecting the underlying real estate collateral;

•	the cash flow in place and projected to be in place over the term of the loan;

•	the appropriateness of estimated costs and timing associated with capital improvements of the underlying real estate collateral;

•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;

•	review of third-party reports, including appraisals, engineering and environmental reports;

•	physical inspections of underlying real estate collateral and analysis of markets; and

•	the overall structure of the investment and rights in the loan documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions.  Our Manager will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital tranches.  Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the underlying real estate collateral.

Borrowing Policy

We believe that Realty Mogul, Co.’s ability to obtain both competitive interim and term financings and its relationships with top tier financial institutions should allow our Manager to successfully employ moderate levels of borrowing in order to enhance our returns to shareholders.  Although our investment strategy is not contingent on financing our assets in the capital markets, Realty Mogul, Co.’s past experience and ability in structuring and managing match-funded, flexible term debt facilities and securitization vehicles should provide our Manager with an advantage in potentially obtaining conservatively structured term financing for many of our investments, to the extent available, through capital markets and other financing transactions, including allowing the Company to be among the first to access the capital markets when conditions permit.

We may use leverage of up to 80% of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. Based on our expected asset mix, this could result in portfolio-wide leverage of 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our total assets. During the period when we are acquiring our initial portfolio, portfolio-wide leverage may be higher.

Operating Policies

Credit Risk Management.  We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets.  Our Manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment.  In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations.  Our Manager will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management.  To the extent consistent with maintaining our qualification as a REIT, we intend to mitigate the negative effects of major interest rate changes.  We intend to minimize our interest rate risk from borrowings by attempting to “match-fund”, which means our Manager will seek to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities.  We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions.  These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments.  These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our shareholders, given the cost of such hedges and the need to maintain our qualification as a REIT.  We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements.  We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies.  Under our LLC Agreement, we have authority to issue an unlimited number of additional common shares or other securities.  In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares in the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval.  After your purchase in this offering, our Manager may elect to: (i) sell additional common shares or other securities in this or future public offerings (whether our Form S-11, Form 1-A or otherwise), (ii) issue additional common shares or other securities in private offerings or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation.  To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted.  In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

The period that we will hold our investments in commercial real estate loans, commercial real estate and other real estate-related assets will vary depending on the type of asset, interest rates and other factors.  Our Manager will develop a well-defined exit strategy for each investment we make.  Our Manager will continually perform a hold-sell analysis on each asset in an attempt to determine the optimal time to hold the asset and generate a strong return to our shareholders.  Economic and market conditions may influence us to hold our investments for different periods of time.  We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in our best interests.

Liquidity Event

While we expect to seek a liquidity transaction in the future, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable at any time.  Our Manager has the discretion to consider and execute a liquidity transaction at any time if it determines such event to be in our best interests.  A liquidity transaction could consist of a sale or a roll-off to scheduled maturity of our assets, a sale or merger of the Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a national securities exchange or a similar transaction.  If we intend to list our common shares on a national securities exchange, we may convert to a corporation to facilitate such listing without shareholder consent except as required by law. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your common shares repurchased, subject to certain restrictions and limitations.  See “Description of our Common Shares—Quarterly Share Repurchase Program.”

PLAN OF OPERATION

General

We are a Delaware limited liability company formed to acquire and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures.  We intend to acquire senior and subordinate mortgage, mezzanine, bridge and other commercial real estate loans, and to invest in commercial real estate and commercial real estate-related debt securities, preferred equity or joint-venture equity investments primarily originated by an RM Originator or affiliate.  In addition, we may acquire any real properties or commercial real estate equity investments that in the opinion of our Manager, meet our investment objectives.  Subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act, we plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors.  We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, mortgage REITs or companies with investment objectives similar to ours.

RM Adviser, LLC is our Manager.  As our Manager, it will manage our day-to-day operations and our portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate-related assets.  Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitations in our LLC Agreement. Realty Mogul, Co. will also provide asset management, marketing, investor relations and other administrative services on our behalf.

We elected to be taxed, and currently qualify, as a REIT under the Code, commencing with our taxable year ended December 31, 2016.  If we maintain our qualification as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we distribute qualifying dividends to our shareholders.  If we fail to maintain our qualification as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied.  Such an event could materially and adversely affect our net income and cash available for distribution.  However, we intend to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter.

Competition

There are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us.  Competitive variables include market presence and visibility, size of investments offered and underwriting standards.  To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted.  Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition.  Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We require capital to fund our investment activities and operating expenses.  Our capital sources may include net proceeds from our Offering, cash flow from operations and borrowings under credit facilities.

We are dependent upon the net proceeds from our Offering to conduct our operations.  We currently obtain the capital required to invest in and manage a diversified portfolio of commercial real estate investments and conduct our operations primarily from the proceeds of our Offering and from any undistributed funds from our operations.  As of June 30, 2018, there were 15 assets in MogulREIT I, we had approximately $34.5 million in capital investments, and had approximately $3.1 million in cash.  We anticipate that proceeds from our Offering will provide sufficient liquidity to meet future funding commitments as well as our operational costs.  For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

If we are unable to fully raise $50 million from the sale of our common shares, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we have certain direct and indirect operating expenses.  Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 0-25% of the greater of the cost (before deducting depreciation or other noncash reserves) or fair market value of our assets.  During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual and/or pooled assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. We cannot determine leverage at this time.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Manager.  During our organization and offering stage, these payments will include payments for reimbursement of certain organization and offering expenses.  During our acquisition stage, we expect to make payments to our Manager in connection with the purchase of investments, the management of our assets and costs incurred by our Manager in providing services to us.  For a discussion of the compensation to be paid to our Manager, see “Management Compensation”.

We elected to be taxed, and currently qualify, as a REIT commencing with our taxable year ended December 31, 2016.  To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).  Our Manager may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our Manager deems relevant.  Provided we have sufficient available cash flow, we intend to authorize, declare and pay distributions on a monthly or other periodic basis.  We have not established a minimum distribution level.

Related Party Loans and Warehousing of Assets

If we have insufficient funds to acquire all or a portion of a loan or other investment, then we may obtain a related party loan from an RM Originator or one of its affiliates on commercially reasonable terms.  Our LLC Agreement authorizes us to enter into related party loans.  Related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, can be entered into without the approval of an Independent Representative.  All other related party loans would require prior approval from an Independent Representative.  However, neither Realty Mogul, Co. nor its affiliates are obligated to make a related party loan to us at any time.

As an alternative means of acquiring loans or other investments for which we do not have sufficient funds, an RM Originator or one of its affiliates may close and fund a loan or other investment prior to it being acquired by us.  This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. Our LLC Agreement expressly authorizes us to acquire investments from affiliates.  Such acquisitions of investments may require the approval of an Independent Representative.  We may acquire a loan from an RM Originator without the approval of an Independent Representative if the loan is not in default and an RM Originator originated the loan and sells it to us, at the par value of the loan (less an amount equal to the amount of any principal payments already paid with respect to that loan and plus an amount to account for intra-period interest as described below), either (i) prior to the time any payments of principal have been (or were required to have been) made or (ii) after no more than two principal payments have been made, if (a) all such principal payments were timely made and (b) our Manager reasonably believes, based on the facts then known to it, that there is not likely to have been any material adverse changes to the value of the loan.  To the extent that any interest payments have been previously made to the RM Originator on such loans, the RM Originator may retain such interest payments and the RM Originator may increase the purchase price of the loan to the Company to cover any intra-period interest payments that would otherwise be owed to the RM Originator.  By way of example only, if the loan that the RM Originator is selling to the Company has monthly interest payments of $100 that are due and payable at the end of the month, and the loan is sold to the Company at the mid-point of the month, the RM Originator may increase the purchase price by $50 to cover the portion of interest owed for the period that the RM Originator held the loan.

Prior to the period when we begin raising funds and commence operations, an RM Originator may originate or purchase loans that it may sell to us once we commence operations and have sufficient funds to purchase those loans from the RM Originator.  In those circumstances, we may purchase such loans on the same terms as contemplated for the acquisition of loans originated by an RM Originator in the preceding paragraph without the approval of an Independent Representative.  The purchase of other investments from an affiliate may require the approval of an Independent Representative.

Results of Operations

On August 12, 2016, our Offering was qualified by the SEC and we commenced operations on August 15, 2016. Our financial statements are presented for the six months ended June 30, 2018, resulting in approximately $1.4 million of net income which was primarily attributable to interest and preferred return income less asset management and general and administrative expenses over the operating period. As of January 1, 2019, our Manager has declared and paid 27 months of consecutive 8% annualized distributions based on the current NAV.

Acquisitions

The following overviews describe investments that the Company has made or intends to make.  Each investment represents a material portion of the anticipated net proceeds of the minimum offering.

Acquisition of Synchrony Preferred Equity

On August 19, 2016, we acquired a $2,000,000 preferred equity investment from Realty Mogul, Co. for a purchase price of $1,964,084.64, which represents the $2,000,000 investment less $45,896.00 of principal payments previously received by Realty Mogul, Co. plus $9,980.64 of accrued but unpaid interest through August 19, 2016. The acquisition was partially financed with investor funds with the remainder as a loan from Realty Mogul, Co.

This investment is in relation to an acquisition of a 150,000 square foot single-tenant occupied office property in May, 2016. The property, leased to Synchrony Financial, is located on 4500 Munson Street NW, Canton, Ohio 44718, which is a half mile from the Belden Village Mall, one block from Springbrook Plaza and less than one mile to other retail.

The office building was originally built in 2001 as a build-to-suit building for General Electric Company, and has been leased to Synchrony Financial, a spin-off from General Electric Company, since construction. Synchrony Financial signed a 10-year lease in January 2016. The lease is guaranteed by Synchrony Financial, which went public in 2014 and has a BBB- credit rating from Standard & Poor’s.

The sponsor acquired the property at a price equal to $106 per square foot, which is lower than the estimated replacement cost of $150 per square foot. Synchrony Financial leases the property under a triple-net lease. As is typical of tenants in triple-net leases, the tenant of this property carries all property taxes, insurance and maintenance expenses, resulting in lower landlord expenses when compared to other types of leases.

The preferred equity investment has a 10% fixed interest rate and is fully amortizing over 5.5 years (the amortization began in May 2016).  The preferred equity investment is expected to be repaid in full by December 2021, before Synchrony Financials’ 10-year lease expires.

The sponsor and the sponsor’s affiliates specialize in acquiring office and retail assets with a long-term investment objective, and they have previously acquired 12 assets with a combined value of $56 million. The sponsor plans to hold the property long term.

The sponsor financed the acquisition with (i) $12,000,000 in senior debt, (ii) $2,000,000 in preferred equity (held by us), and (iii) $1,950,454 in common equity.

The property is located in Stark County within Northeastern Ohio.  Stark County’s economic base is fairly representative of the Northeast Ohio region with services, trade and manufacturing industries employing the largest number of workers.

Realty Mogul, Co. and affiliates, as part of the original investment made in May 2016, received $40,000 in origination fees before we acquired the investment. These fees were not borne by us.

Acquisition of Orange County Mezzanine Financing — Garden Grove, CA

On August 19, 2016, we acquired a $3,915,000 mezzanine loan related to a self-storage conversion project in Garden Grove, CA. The borrower is a special purpose entity formed by the sponsor and its affiliates for the purpose of this transaction.

We acquired the mezzanine loan from Realty Mogul, Co. for a purchase price of $3,937,728, which represents the $3,915,000 investment plus $22,728.75 of accrued but unpaid interest through August 19, 2016. The acquisition was partially financed with investor funds with the remainder as a loan from Realty Mogul, Co.

The property is located on 12321 Western Avenue, Garden Grove, CA 92841 in Orange County, 34 miles south of Los Angeles, CA.  Garden Grove is an infill market, meaning it has limited and restricted development opportunities.  As of 2015, there were over 246,000 people residing in a three-mile radius of the property. The property, originally built in 1973, is situated on a 3.30-acre site, with 275 feet of frontage on Western Avenue, a north-south arterial road with over 18,000 cars using the road daily.

The sponsor plans to perform extensive improvements and convert the property from an industrial one into an 896-unit self-storage facility, with 383 first floor units and 513 second floor units. The second floor will be climate-controlled. The sponsor and its affiliates have experience with self-storage conversions. They have designed, developed, owned and managed approximately 100 self-storage facilities, and they own another storage property close to this property in Westminster, California.  As with all conversion projects, there is risk that the project will not be completed on the anticipated timeline or budget.  Failure to successfully complete the conversion on time and on budget may impact the returns on this investment.

The investment has an initial fixed interest rate of 11% through July 2018 and a 12.5% fixed interest rate for the remaining 60 months.

The sponsor intends to sell the property after the conversion and has signed a non-binding letter of intent with a third-party self-storage REIT to purchase the property. There is, however, no guarantee that the property will be purchased by another party post-conversion for a higher price or at all. In the event that the sponsor cannot sell the property upon conversion, we believe (but cannot guarantee) that the sponsor is well equipped to lease up and manage the asset during any extended marketing period.

We believe that the self-storage market in Garden Grove, CA is a high-occupancy self-storage market, as the current occupancy rate for self-storage properties within a three-mile radius of the property is 94.1%.  This occupancy rate, however, is subject to change and may be impacted by events beyond our control.

The sponsor financed the acquisition with: (i) $9,700,000 in senior debt, (ii) $3,915,000 in mezzanine debt (held by us), and (iii) $1,569,283 in equity.

Realty Mogul, Co. and affiliates, as part of the original investment made in July 2016, received $78,300 in origination fees and $1,500 in administrative fees before we acquired the investment. These fees were not borne by us.

On March 29, 2017, the borrower for the mezzanine loan paid the loan balance in full in the amount of $3,915,000, plus $137,569 in interest. The interest payment included accrued interest through March 29, 2017 and a prepayment premium of $116,036 for the period from March 28, 2017 through July 4, 2017. As contemplated in the business plan, the borrower successfully converted the industrial building into a self-storage facility and sold the asset, using a portion of the sale proceeds to pay the mezzanine loan in full. All interest payments and yield maintenance were paid in full during the investment period, amounting to an 11% annualized interest rate. This interest-only loan did not include any loan amortization.

Acquisition of Animas Preferred Equity

On January 11, 2017, we acquired a $1,460,525 preferred equity investment in connection with an acquisition of the Animas Building, a 111,451 square foot office/warehouse/production property in West Chester, Pennsylvania.  We acquired the preferred equity from Realty Mogul, Co. for a purchase price of $1,453,010.10, which represents the $1,460,525 investment less $24,614.79 of principal payments previously received by Realty Mogul, Co. plus $17,099.89 of accrued but unpaid interest through January 11, 2017.

The property is leased to Animas Corporation, which designs, develops and distributes insulin pumps to individuals with diabetes.  Animas Corporation is a subsidiary of Johnson & Johnson Company and was acquired by Johnson & Johnson in 2006 for over $500,000,000.  The Animas Building is 100% leased to Animas Corporation, its sole tenant, through 2021.  The property is leased under a triple-net lease. As is typical of tenants in triple-net leases, the tenant of this property carries all property taxes, insurance and maintenance expenses, resulting in lower landlord expenses when compared to other types of leases.

The property, originally built in 1997, was acquired by the sponsor of this transaction in October 2016 at a price equal to $85.24 per square foot, which is lower than the estimated replacement cost of $95.38 per square foot.

The property is located at 200 Lawrence Drive, West Chester, Pennsylvania 19380, which is just off Route 202, a major highway connecting to Philadelphia.

The preferred equity investment has a 10.50% fixed interest rate and is fully amortizing over a four-year period.  The preferred equity investment is expected to be repaid in full by October 2020, before Animas Corporation’s lease expires in 2021.

The sponsor and sponsor’s affiliates specialize in acquiring office and retail assets with a long-term investment objective, and they have previously acquired 12 assets with a combined value of $56,000,000.  The sponsor plans to hold the property long term.

The sponsor financed the acquisition with (i) $6,475,000 in senior debt, (ii) $1,460,525 in preferred equity (held by us), and (iii) $1,500,000 in common equity.

Realty Mogul, Co. and affiliates, as part of the original investment made in October 2016, received $29,210.50 in origination fees before we acquired the investment. These fees were not borne by or paid to us.

On September 18, 2018, the sponsor under the preferred equity investment we acquired on January 11, 2017 relating to the acquisition of the Animas Building, a 111,451 square foot office/warehouse/production property located in West Chester, Pennsylvania, paid off the balance in full in the amount of $873,832, which included $869,521 in outstanding principal plus $4,311 in accrued interest through September 18, 2018.

The property was 100% leased to Animas Corporation, its sole tenant, through 2021 under a triple- net lease. Animas Corporation designs, develops and distributes insulin pumps to individuals with diabetes, and was acquired by Johnson & Johnson in 2006 for over $500,000,000. On October 5, 2017, Animas Corporation announced that it would discontinue the production of insulin pumps. Shortly thereafter, the sponsor alerted our Manager that Animas Corporation would be vacating by December 31, 2018. In order to mitigate the risks associated with re-tenanting the building and limit potentially negative exposure, our Manager determined that the best course of action for investors is to exit the investment on the condition that the full principal and all accrued interest was paid through the exit date.

Acquisition of Parkway Plaza Mezzanine Financing — San Antonio, TX

On February 17, 2017, we acquired a $3,400,000 mezzanine financing related to the refinancing of a 189,388 square foot five building office portfolio located in San Antonio, TX. The borrower is a special purpose entity wholly owned by the operator and its affiliates for the purpose of this transaction. The refinance enabled the operator to pay off the existing senior loan, buy out an equity partner and secure additional financing for tenant improvements and leasing commission costs associated with recently signed leases. The senior loan includes $1,000,000 of reserve dollars for future leasing costs. After this refinance, the capital structure is made up of (i) $4,800,000 in equity, (ii) $26,585,000 in senior debt and (iii) $3,400,000 in mezzanine financing (held by us).

We acquired the mezzanine financing from Realty Mogul, Co. for a purchase price of $3,407,552, which represents the $3,400,000 principal amount plus $7,552 of accrued but unpaid interest through the purchase date. The acquisition funded with a loan from Realty Mogul, Co. The interest rate on the loan is prime (3.75% as of the date of this filing) and has a maturity date of February 17, 2022 at which time the principal and all interest owed will become due and payable.

The property is located in San Antonio, Texas within Bexar County. San Antonio is the county seat of Bexar County and was originally established as a Spanish Mission. Due to San Antonio’s strategic location in south central Texas, it has historically been the economic hub of the region. The U.S. Census population estimates rank San Antonio the seventh largest city in the United States and the second largest in Texas behind Houston with a population of nearly 1.47 million people as of July 1, 2015. San Antonio’s population grew at a rate of 10.7% from 2010 to 2015, a number that exceeds the national average of 4.1% over the same period.

The property was built between 1999 and 2002 and consists of five, single-story buildings located directly adjacent to San Antonio International Airport with immediate access to Interstate 410 (Loop 410). The location also provides easy access to Stone Oak and Alamo Heights, the two highest end demographic areas in San Antonio. The property is currently 93.6% occupied with a diverse rent roll spanning multiple industries including retail, finance, telecommunications, technology and professional services. 43.2% of the rentable square footage is leased to national tenants including J. Crew, ADT, Time Warner Cable and T-Mobile.

The mezzanine financing, which represents 11% of the total planned financing for the property, has a fixed interest rate of 10% with an original term of three years. A new appraisal of the property, completed in September 2016 by an independent real estate appraiser, valued the property at $34,100,000 ($180 per sq. ft.) as-is with a prospective October 2019 value of $36,700,000 ($194 per sq. ft.).

Since 2011, the real estate company sponsoring this has acquired of nineteen assets with a combined purchase price of over $290 million. These acquisitions include eleven office assets, totaling approximately $249 million.

Realty Mogul, Co. and affiliates, as part of the original investment made, received origination fees of $68,000 before we acquired the investment. These fees were not borne by or paid to us.

Acquisition of Highland Place Mezzanine Financing — Centennial, CO

On March 22, 2017, we acquired a $2,300,000 mezzanine financing related to the refinancing of a 138,771 square foot three-story office building. The borrower is a special purpose entity wholly owned by the operator and its affiliates for the purpose of this transaction. The refinance enabled the operator to pay off the existing senior loan, repay a portion of the initial equity contribution and secure financing for tenant improvements and capital expenditures related to the largest tenant’s recent expansion and extension. The senior loan includes $1,600,000 of reserve dollars for tenant improvements and capital expenditures. After this refinance, the capital structure is made up of (i) $3,200,000 in equity, (ii) $18,000,000 in senior debt and (iii) $2,300,000 in mezzanine finance (held by us).

We acquired the mezzanine financing from Realty Mogul, Co. for a purchase price of $2,308,305.56, which represents the $2,300,000 principal amount plus $8,305.56 of accrued but unpaid interest through the purchase date. The acquisition funded with a loan from Realty Mogul, Co. The interest rate on the loan is prime (4% as of the date of this filing) and has a maturity date of February 17, 2022 at which time the principal and all interest owed will become due and payable.

The property is located in Centennial, Colorado, in the Denver-Aurora-Lakewood metropolitan statistical area (“MSA”), approximately 15 miles southeast of Denver. This MSA is the largest population center within a 500-mile radius and serves as the economic hub of the Rocky Mountain region. The U.S. Census population estimates rank this MSA as the nineteenth largest in the United States and the largest in Colorado with a population of nearly 2.8 million people (as of the 2015 American Community Survey). This MSA population grew at a rate of 10.7% from 2010 to 2015, a number that exceeds the national average of 4.1% over the same period. This MSA accounted for 51.5% of the total Colorado population of 5.5 million people.

The property was built in 1992 and is 100% occupied by six tenants with a weighted average remaining lease term of over 7.5 years with only 2.3% of square footage expiring within the next five years. The two largest tenants, totaling 59.7% of the gross leasing area (“GLA”), recently executed lease amendments which extended their respective lease terms and expanded their respective physical square footage. Occupying nearly 45% of GLA, Shane Co. has been a tenant at the property since 2007 and has extended its lease to March 2026 as well as expanded its square footage by 7,700 square feet. Shane Co. is the largest privately owned jeweler in the United States, and this location is ideally situated less than three miles away from its flagship retail store in Greenwood Village. Other main tenants at the property include TCF National Bank (19.5% of GLA), Open Technology Solutions (17.3% of GLA), and Yardi Systems (15% of GLA).

The mezzanine financing, which represents 9.8% of the total financing of the property, has a fixed interest rate of 10% with an original term of three years. A new appraisal of the property, completed in September 2016 by an independent real estate appraiser, valued the property at $24.26 million ($175 per sq. ft.) with a 2017 prospective value of $26.85 million ($193 per sq. ft.).

Since 2011, the real estate company sponsoring transaction has acquired nineteen assets with a combined purchase price of over $290 million. These acquisitions include eleven office assets, totaling approximately $249 million, including the Parkway Plaza Mezzanine Financing we acquired on February 17, 2017.

Realty Mogul, Co. and affiliates, as part of the original investment made in October 2016, received origination fees of $46,000 before we acquired the investment. These fees were not borne by or paid to us.

Acquisition of Hanford Center Bridge Financing — Hanford, CA

On March 31, 2017, we acquired a $1,900,000 bridge loan to facilitate the refinancing of an 83.8% occupied 29,381 square foot retail building that is within a shopping center that is anchored by Big Lots and a regional grocery store. The borrower has previously raised capital on the Realty Mogul platform and successfully executed the intended business plan while timely paying off investors. The refinance allowed the borrower to pay off the existing senior loan, secure funds for tenant improvements and capital improvements to the common areas, as well as to fund an interest reserve that will cover interest for the period until the expiration of the largest tenant’s free rent period. The borrower will be retaining approximately $600,000 of cash equity in the deal. After this refinance, the capital structure is made up of (i) $600,000 in sponsor equity, and (ii) $1,900,000 in bridge debt (held by us).

We acquired the bridge loan from Realty Mogul Commercial Capital, Co. for a purchase price of $1,900,000, which represents the principal amount. Realty Mogul Commercial Capital, Co. sold the investment on the same day it was originated and therefore there was no accrued but unpaid interest as of the purchase date. The acquisition was funded with the proceeds from the payoff of the Garden Grove Loan. The bridge loan has a floating interest rate of 8.5% plus one-month LIBOR (with a floor LIBOR rate of 1.00%. which equates to a minimum interest rate of 9.5%. The term of the loan is 18 months with one six-month extension which may be exercised by the borrower if all conditions to extend are met.

The property is located in Hanford, California, within the Hanford-Corcoran, California MSA, which is inclusive of Kings County and ranks as the 25th largest MSA in California. The MSA is part of the Fresno-Madera combined statistical area. According to the U,S. Census population estimates, the MSA had approximately 152,000 residents as of July 2015. The MSA population declined at a rate of 1.3% since 2010, a number that is below the national average of a 4.1% increase over the same period but a reflection of the small and stable nature of the market.

Fitness Evolution, the property’s largest tenant, has executed a 15-year lease agreement to occupy approximately 51% of the leasable square footage. Fitness Evolution has undergone rapid growth in the past few years and now has 50 clubs across five states with 37 locations in Northern California. The borrower has agreed to fund approximately $487,000 in tenant improvements, or $32.50 per square foot. As of March 30, 2017, the tenant improvements were approximately 25% completed. The borrower intends to refinance us out of the transaction once the main tenant’s rental concessions have burned off, which coincides with the loan maturity date.

The borrower acquired the asset in 2014 for $1,700,000 ($58 per square foot). The bridge loan is full recourse to the borrower and includes a carve-out guaranty for “bad boy” acts, environmental matters, and a failure to meet the conditions necessary to fund Fitness Evolution’s tenant improvements.

Since 2013, the borrower has acquired four commercial properties in the Fresno, California market including the acquisition of the Big Lots building, the junior anchor, on the adjacent parcel within the same shopping center.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made on March 31, 2017, received an origination fee of $38,000 before we acquired the investment. These fees were not borne by or paid to us.

On December 12, 2017, the borrower under the bridge loan we acquired on March 31, 2017 relating to the 29,381-square foot retail building located in Hanford, California, paid off the bridge loan balance in full in the amount of $1,906,245.30, which included $1,900,000 in outstanding principal balance plus $6,245.30 in accrued interest through December 12, 2017. Although the maturity date of the bridge loan was October 1, 2018, the borrower elected to prepay the bridge loan. As contemplated in the business plan, the borrower used the bridge loan proceeds to successfully pay off an existing senior loan, complete tenant improvements and capital improvements to the common areas. All interest payments were paid in full during the investment period, equating to an 8.5% plus one-month LIBOR (with a floor LIBOR rate of 1.00%, which equates to a minimum interest rate of 9.5%) interest rate.

Acquisition of Pensacola Marketplace Mezzanine Financing —Pensacola, FL

On June 12, 2017, we acquired a $1,125,000 mezzanine loan related to the refinancing of a 49,768 square foot anchored retail center. The borrower is a special purpose entity that is majority owned by the operator and its affiliates, and organized for the purpose of this transaction. The mezzanine loan enabled the borrower to pay off the existing CMBS loan, and pay the associated defeasance and transaction costs. After this refinance, the capital structure consists of approximately (i) $830,000 in equity, (ii) $2,375,000 in senior debt and (iii) $1,125,000 in mezzanine loan (held by us).

We acquired the mezzanine loan from Realty Mogul Commercial Capital, Co. for a purchase price of $1,136,882.81, which represents the $1,125,000 principal amount plus $11,882.81 of accrued but unpaid interest on the loan through the purchase date. The acquisition was funded with capital raised from our investors.

The property is located within the Pensacola-Ferry Pass-Brent MSA, which has a combined population of over 478,000 people. The MSA ranks 109th of 382 metropolitan statistical areas in terms of total population. The MSA’s population grew at a rate of 6.5% since 2010, a number that exceeds the national average increase of 4.1% over the same period.

The property was built in 2007 and has been 100% occupied since the real estate company sponsoring transaction acquired it in 2012. The property is currently 100% leased to Ross Dress for Less (“Ross”), Office Depot, and T-Mobile. Ross, which carries an investment grade credit rating of BBB+ by Standard & Poor’s, is the largest tenant and occupies 54% of the gross leasable area. Office Depot has been at the property since early 2008 and recently renewed its lease in May 2016 to extend the lease expiration date through February 2023. Both of these tenants’ lease expirations extend beyond their respective initial loan terms. The center is located directly adjacent to a Lowe’s Home Improvement and part of a retail corridor which includes a Walmart Supercenter and The Home Depot.

The mezzanine loan, which represents 26% of the total financing of the property, has a fixed interest rate of 9.75% with an original term of three years. A new appraisal of the property, completed in December 2016 by an independent real estate appraiser, valued the property at $4.7 million ($94 per sq. ft.).

Since 2011, the real estate company has acquired over $700 million of retail, office, multifamily, and medical buildings across the United States. Cumulatively, the principals of the real estate company have over 80 years of real estate experience and have engaged in more than $4.25 billion of transactions over the course of their careers.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made in May 2017, received origination fees of $23,125 before we acquired the mezzanine loan. These fees were not borne by or paid to us.

Acquisition of Northside at John’s Creek – Suwanee, GA

On June 20, 2017, we acquired a $1,500,000 junior participation loan (the “Northside B-Note”) related to the refinancing of a 52,090 square-foot Class A medical building located at 3890 Johns Creek Parkway in Suwanee, Georgia (the “Property”). After this refinancing, the capital structure consists of approximately (i) $1,900,000 in equity, (ii) $6,600,000 in senior debt and (iii) the $1,500,000 Northside B-Note (held by us). The real estate company sponsoring this transaction estimated the amount of the borrower’s equity based upon the real estate company’s reported additional equity, plus $800,000 of new equity that was contributed to the transaction concurrently with the refinancing.

We acquired the Northside B-Note from Realty Mogul Commercial Capital, Co. for a purchase price of $1,509,333.33, which represents the $1,500,000 principal amount plus $9,333.33 of accrued but unpaid interest on the investment through the acquisition date. The acquisition was funded with capital raised from our investors.

The Property is located in the Atlanta-Sandy Springs-Marietta metropolitan statistical area (the “Atlanta MSA”), which consists of 29 adjoining counties and encompasses over 8,000 square miles of land area. According to Pitney Bowes/Gadberry Group, the metropolitan area had a 2016 population of over 5.8 million people. The metropolitan area accounted for 56.2% of the total Georgia population. According to Costar, as of 2017, the average household income with in a one-mile radius of the Property is approximately $150,000.

The Property is a three-story building with 16 units and is currently 100% master leased to Northside Hospital for which the Property was built in 1999. Northside is a leading healthcare system in Georgia with three hospitals and is a leading presence across the metro Atlanta area. At the time of the Northside B-Note’s origination, the Property was 58% occupied with 80% of the Property remaining on the original master lease which runs through December 2019. In connection with the refinancing, a new lease was executed with Northside Hospital that extended the 20% of their lease that is no longer covered under the master lease through May 2027 and released a portion of the currently encumbered space for market leasing by the real estate company. Northside Hospital will continue to pay rent on the unoccupied spaces until they are re-leased or until the original master lease expires in December 2019.

The Northside B-Note, which represents 15% of the total financing of the Property, is interest only and has a fixed interest rate of 14%. The term is 24 months with a 12-month extension option. The Property was originally purchased by the real estate company in 2004 for $10 million, and the real estate company has injected an additional $1.1 million of equity in the Property since then. In a previous financing with a major bank, the Property was cross-collateralized and cross-defaulted with another asset that suffered the loss of a major tenant. That loan entered special servicing in early 2012 and was eventually sold in December 2014. The real estate company filed bankruptcy to protect the assets and ultimately sold the problem asset, bringing the loan out of default. In April 2017, an independent appraiser appraised the Property for $9.7 million on an As-Is basis.

The real estate company was established in 2001 and has owned this Property since 2004. The real estate company has extensive experience investing in and operating Class A and B office buildings and has built several diversified income portfolios in Atlanta and completed numerous joint venture investments with reputable investment partners. The property management and leasing team, an affiliate of the real estate company, is one of the largest private owner-operator of office properties in the Atlanta MSA, having completed over 50 investments to date including the sale of a 28-property portfolio to Blackstone in 2015.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made in June 2017, received origination fees of $30,000 before we acquired the Northside B-Note. These fees were not borne by or paid to us.

Acquisition of Wyckoff Avenue Apartments – Brooklyn, NY

On June 20, 2017, we acquired a $1,350,000 junior participation loan (the “Wyckoff B-Note”) related to the refinancing and redevelopment of a mixed-use four-property portfolio located in the Bushwick neighborhood of Brooklyn, New York (the “Portfolio”). After this refinancing, the capital structure consists of approximately (i) $4,032,500 in equity, (ii) $7,050,000 in senior debt and (iii) the $1,350,000 Wyckoff B-Note (held by us). The amount of the borrower’s equity is estimated and is a combination of equity from the real estate company sponsoring this transaction and limited partner investors.

We acquired the Wyckoff B-Note from Realty Mogul Commercial Capital, Co. for a purchase price of $1,350,000, which represents the principal amount. There was no accrued but unpaid interest on the investment through the acquisition date. The acquisition was funded with capital raised from our investors. The Portfolio was originally purchased in 2015, and over $140,000 of additional equity was added during the refinancing.

The Portfolio is located in the New York-Newark-Jersey City, NY-NJ-PA MSA, which had a population of approximately 20.2 million people according to the 2016 United States Census Bureau. It ranks as the largest of all 382 metropolitan statistical areas in the country. The Portfolio is located in Brooklyn, one of the five boroughs within New York City, and is within walking distance of multiple subway stops including the Myrtle-Wyckoff Avenue subway station

(L train – one block) and the Seneca Avenue subway station (M train – four blocks). According to Claritas Inc., the Brooklyn borough grew 6.1% from 2010-2016, a figure that exceeds the national average of 4.1% for the same time period.

The real estate company intends to use the loan and other sources of capital to fund the completion of an existing renovation plan and repay a construction loan nearing maturity secured by the Portfolio. The four contiguous buildings that comprise the Portfolio were developed in 1931 and consist of four walk-up apartment buildings and grade-level retail space located at 287, 297 293 and 295 Wyckoff Avenue, Brooklyn, New York. The real estate company intends to renovate the exterior, make structural improvements, and reconfigure units. All construction plans have been approved by the city and renovations are currently underway.

The Wyckoff B-Note, which represents approximately 11.00% of the total financing of the Portfolio, is interest only and has a fixed interest rate of 11.75% for the first six months, and 12.25% for the following six months. The term is twelve months and has two six-month extension options with fixed interest rates increasing to 12.75% and 13.25%, respectively. In December 2016, an independent appraiser appraised the property for $6.6 million as is, $10.45 million as completed, and $10.75 million as stabilized.

The real estate company owns and manages a variety of property types including industrial, office, retail, residential and hospitality within New York City and has over 12 years of experience as owners/operators in the Brooklyn market. The real estate company reports that they have a current portfolio of 41 properties totaling over 445 multifamily units and over 450,000 commercial square feet. The real estate company estimates that its assets under management are approximately $512 million. The real estate company has owned the subject property since 2015 and is well acquainted with the building, neighborhood and tenants.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made in June 2017, received origination fees of $27,000 before we acquired the Wyckoff B-Note. These fees were not borne by or paid to us.

On June 13, 2018, the sponsor under the junior participation loan we acquired on June 20, 2017 relating to the refinancing and redevelopment of a mixed-use four-property portfolio located in the Bushwick neighborhood of Brooklyn, New York, paid off the loan balance in full in the amount of $1,355,488, which included $1,350,000 in outstanding principal balance plus $5,488 in accrued interest through June 13, 2018. As contemplated in the business plan, the sponsor used the loan and other sources of capital to fund the completion of an existing renovation plan and repay a construction loan nearing maturity secured by the portfolio. All interest payments were paid in full during the investment period, equating to an interest rate of 11.75% for the first six months, and 12.25% for the remaining six months.

Acquisition of JADAK Headquarters –Syracuse, NY

On June 28, 2017, we acquired a $1,500,000 preferred equity investment in connection with an acquisition of a 55,000 square-foot Class A office/industrial-flex building located at 7279 William Barry Boulevard in Syracuse, New York (the “Property”). After this acquisition, the capital structure for this acquisition consists of approximately (i) $1,992,000 in equity, (ii) $7,000,000 in senior debt and (iii) the $1,500,000 preferred equity investment (held by us).

We acquired the preferred equity investment from Realty Mogul, Co. for a purchase price of $1,500,000, which represents the $1,500,000 principal amount. There was no accrued but unpaid interest on the investment through the acquisition date. The acquisition was funded with capital raised from our investors.

The Property is located in the Syracuse MSA, which consists of three counties (Onondaga, Oswega and Madison) in central New York, anchored by the city of Syracuse. According to The Nielsen Company, the Syracuse MSA has a 2017 estimated population of approximately 663,000 people. Over the past decade, the Syracuse MSA unemployment rate has been slightly lower than that of the state of New York MSA, with an average unemployment rate of 6.5% in comparison to a 6.6% unemployment rate for the New York MSA. As of March 2017, the unemployment rate in the Syracuse MSA stood at 4.9% compared to 4.4% for the New York MSA.

The Property is comprised of 40,000 square-feet of office space and 15,000 square-feet of industrial space. The industrial portion of the building was originally developed in 2008 as a build-to-suit. The remaining 40,000 square-feet of office space was built as part of the tenant’s expansion in 2014. The Property is 100% leased to JADAK Technologies (“JADAK”), a wholly owned subsidiary of Novanta, Inc. (“Novanta”) and is subject to a 15-year triple net lease, ending in 2029. According to Moody’s, JADAK carries an investment grade credit rating of Baa3. The Property serves as JADAK’s headquarters and primary manufacturing hub. JADAK provides machine vision, radio-frequency identification

(RFID), barcode scanning, printing and color and light measurement products and services for original equipment manufacturers. JADAK designs and manufactures embedded detection and analysis solutions to help customers solve unique inspection, tracking, scanning and documenting challenges in the healthcare market. JADAK was acquired by Novanta in 2014 for $93.7 million. As of March 2017, Novanta had a market capitalization of approximately $930 million.

The preferred equity investment, which represents approximately 14% of the total financing of the Property, is interest only for two years followed by a 10-year amortization schedule and has a fixed interest rate of 11%. The term is 60 months and expires before the tenant’s lease expiration date in 2029.

The real estate company responsible for this transaction was established in 2016 by three partners that have acquired over $200 million in real estate assets in eight states as the acquisitions and asset management team for a public, non-traded REIT. Individually, the team has been involved in the acquisition of over $2.0 billion in real estate and asset managed a collective real estate portfolio of $1.5 billion.

Realty Mogul, Co. and affiliates, as part of the original investment made, received origination fees of $30,000 before we acquired the investment. These fees were not borne by or paid to us.

Acquisition of Texas Retail Portfolio—Odessa/Midland/San Antonio, TX

On July 18, 2017, we acquired a $3,325,000 preferred equity investment (the “Preferred Equity”) in connection with an acquisition of a 241,788 square-foot, six-property retail portfolio (the “Portfolio”), consisting of two properties in Midland, Texas, two properties in Odessa, Texas, one property in San Antonio, Texas and one property in Live Oak, Texas. After this acquisition, the capital structure for this acquisition consists of approximately (i) $8,900,000 in joint venture equity, (ii) $29,500,000 in senior debt and (iii) $3,325,000 in preferred equity (held by us). The real estate company sponsoring this transaction also infused an additional $1,300,000 of equity during a refinance in June 2017.

We acquired the Preferred Equity from Realty Mogul, Co. for a purchase price of $3,346,982.02, which represents the $3,325,000 principal amount plus $21,982.02 of accrued but unpaid interest through the acquisition date. The acquisition was funded with capital raised from our investors and a loan from Realty Mogul, Co. The Preferred Equity is interest only with a fixed interest rate of 14.0% and a remaining term of approximately 120 months, as of the acquisition date.

The Preferred Equity investment is co-terminus with the $29,500,000 senior loan on the Portfolio which closed concurrently with our Preferred Equity investment. The senior loan, anticipated to be contributed into a commercial mortgage backed securities (“CMBS”) securitization pool, was originated by Starwood Mortgage Capital, LLC, an affiliate of Starwood Property Trust, a publicly traded REIT (NYSE: STWD) with a portfolio of over $10.0 billion across various business segments, including, lending, investing & servicing, and real property.

Two of the Portfolio’s properties are located in the Midland MSA. According to the United States Census Bureau (“US Census”), as of July 2016, the population of the Midland MSA was 168,288 people, with a growth rate of 18.8% since April 2010. As of May 2017, the unemployment rate in the Midland MSA stood at 3.8%, below the statewide average of 5.0% for the same period.

Two of the Portfolio’s properties are located in the Odessa MSA. According to the US Census, as of July 2016, the population of the Odessa MSA was 157,462 people, with a growth rate of 14.8% since April 2010. As of May 2017, the unemployment rate in the Odessa MSA stood at 4.7%, below the statewide average of 5.0% for the same period.

The remaining two properties in the Portfolio are located in the San Antonio-New Braunfels MSA (the “San Antonio MSA”). According to the US Census, as of July 2016, the population of the San Antonio MSA was 2,429,609 people, with a growth rate of 13.4% since April 2010. As of May 2017, the unemployment rate in the San Antonio MSA stood at 3.6%, below the statewide average of 5.0% for the same period.

The Portfolio is currently 96% leased to a diversified tenant base, with one tenant occupying more than 20% of the total rentable square footage (the “RSF”). Thirty-eight tenants, representing approximately 77% of the leased RSF, have occupied their respective properties for more than five years. The Portfolio includes national tenants such as Starbucks, Buffalo Wild Wings, Dollar Tree and McAlister Deli. As of July 2017, the largest tenants at the property include Bob Mills Furniture (21% of the leased RSF), Beall's (11% of the leased RSF) and Dollar Tree (4% of the leased RSF).

Since 2007, the Portfolio’s occupancy has ranged from 87% to 99%, with an average occupancy of 94%. The real estate company intends to add value by leasing the remaining vacant space and renewing existing tenants as rollovers occur.

The real estate company has significant real estate experience, including the management, renovation, financing, and development of real estate since 1984. Over the past 20 years, the real estate company has acquired more than $300 million in various types of commercial properties. Currently, the real estate company owns and manages more 1.2 million square-feet of commercial properties, consisting of 18 properties located in Texas, Arizona, Nevada, and California.

Realty Mogul, Co. and affiliates, as part of the original investment made, received origination fees of $66,500 before we acquired the investment. These fees were not borne by or paid to us.

Acquisition of Crossroads South — Jonesboro, GA

On August 3, 2017, we acquired a $1,250,000 preferred equity investment (the “Preferred Equity”) in connection with the acquisition of a 207,404 square-foot, grocery-anchored retail shopping center (the “Property”), located in Jonesboro, Georgia, approximately 16 miles south of Atlanta. This acquisition’s capital structure consists of approximately (i) $2,295,000 in joint venture equity, (ii) $9,975,000 in senior debt and (iii) $1,250,000 in preferred equity (held by us).

We acquired the Preferred Equity from Realty Mogul, Co. for a purchase price of $1,250,833.34, which represents the $1,250,000 principal amount plus $833.34 of accrued but unpaid interest through the acquisition date. The acquisition was funded with capital raised from our investors and a loan from Realty Mogul, Co. The Preferred Equity is interest only with a fixed interest rate of 12.0% and a remaining term of approximately 36 months, as of the acquisition date, including two 1-year term extensions.

As of July 2017, the Property was 91% leased to 34 tenants. The Property is anchored by Kroger, Rose’s Express, Badcock Furniture and Planet Fitness, each occupying 16.4% of the total square footage available for rent (or rentable square footage, the “RSF”), 13.8% of RSF, and 9.6% of RSF, respectively, for a combined total of 39.8% of the RSF. Kroger, which occupies approximately 59,1234 of the RSF, is one of the world's largest grocery retailers with a market capitalization of approximately $21.3 billion, and reported annual sales of approximately $115.3 billion in 2016, according to its 2016 annual report. Kroger operates nearly 2,800 grocery retail stores in 35 states. The property is in close proximity to the Atlanta Hartsfield Jackson International Airport, which is estimated to have a $35 billion regional economic impact, annually. The real estate company sponsoring this transaction intends to proceed in leasing the remaining RSF, and to pursue additional cash flow by considering additional developments on several outparcels within the Property, which the real estate company believes are being underutilized.

The Property is located in the Atlanta-Sandy Springs-Roswell, GA MSA (the “Atlanta MSA”). According to a report by Experian Marketing Solutions, Inc., the 2016 population of the Atlanta MSA was approximately 5,731,572 people, with an annual growth rate of 1.9%, higher than the national average at 1.4% for the same period. The Atlanta MSA population accounts for approximately 55.9% of the total population in the state of Georgia. The Atlanta MSA’s average household income was $83,723 in 2016, approximately 6.8% higher than the average household income in the United States of $78,425. As of February 2017, unemployment rate in the Atlanta MSA stood at 4.9%, below the statewide average of 5.3% for the same period.

The real estate company is a vertically-integrated real estate investment and property management company, which along with its partners, have over 80 years of combined experience in real estate investment management, commercial property management and leasing. The real estate company owns and operates 32 class A and B grocery-and-discount anchored retail shopping centers, totaling 3.2 million square feet, and primarily located in secondary markets in the Southeast U.S.

Realty Mogul, Co. and affiliates, as part of the original investment made, received origination fees of $25,000 before we acquired the investment. These fees were not borne by or paid to us.

Acquisition of Corona Marketplace — Corona, CA

On August 17, 2017, we acquired a $3,549,300 mezzanine loan in connection with the acquisition and redevelopment of a 106,159 square-foot retail center located in Corona, California (the “Property”). This acquisition’s capital structure consists of approximately (i) $1,310,615 in sponsor equity, (ii) $8,350,000 in senior debt and (iii) $3,549,300 in mezzanine loan (held by us).

We acquired the mezzanine loan from Realty Mogul Commercial Capital, Co. for a purchase price of $2,229,834.46 which represents the $3,549,300 principal amount, less $1,322,928.78 of committed but undrawn principal plus $3,463.24 of accrued but unpaid interest on the investment through the acquisition date. The acquisition was funded with capital raised from our investors and a loan from Realty Mogul, Co. The mezzanine loan  is interest only with a fixed interest rate of approximately 14.0% and has a remaining term of approximately 82 months, as of the acquisition date. The mezzanine loan will be disbursed in phases upon completion of certain benchmarks by the real estate company sponsoring this transaction as follows: (i) approximately $819,196 will be disbursed at the close of the transaction; (ii) and the remaining $2,730,104 will be disbursed throughout the term of the mezzanine loan.

The Property consists of one 94,641 square-foot building and an 11,518 square-foot freestanding office building that sits on an adjacent parcel. The real estate company is currently redeveloping the Property, including completing an interior and exterior remodel of the 94,641 square-foot building, adding additional retail space, implementing seismic and structural upgrades and developing a fast-food drive-through outparcel. As of August 15, 2017, leases have been executed with four tenants, two of which will occupy approximately 64% of the 114,858 total rentable square footage (“RSF”). The largest tenants, Chuze Fitness and Aldi, will occupy approximately 32% and 19%, respectively, of the RSF. Chuze Fitness is a rapidly growing gym operator based in Carlsbad, California with over 20 gyms operating throughout California, Arizona and Colorado. Aldi is a leading global discount supermarket chain with over 10,000 stores in 18 countries and is one of the world’s largest privately owned businesses. In the past decade, Aldi has doubled its presence in the United States, bringing its total number of stores to 2,000, not including its associated Trader Joe’s brand. The other two preleased tenants are Wendy’s and a RE/MAX franchisee.

The Property is located in the Riverside-San Bernardino-Ontario MSA (the “Ontario MSA”), which is ranked as the 13th most populous metropolitan statistical area with approximately 4.53 million people. According to the United States Census Bureau, the Ontario MSA saw a 6.7% population growth since 2010, exceeding the national average of 5.3%, for the same period. In addition, Corona has experienced strong population growth over the past six years, and this growth is projected to continue. The Property is located at the intersection of two major U.S. interstates, Interstate 15 and Interstate 91, and the location is within a retail corridor that includes Target, Walgreens, Big Lots, and Smart & Final. The Property is also located near a new 868-unit apartment complex.

The real estate company was founded in 2011 after the founder’s 25-year career at a well-known real estate company where he ran a group that focused on the investment, development and management of office, industrial, multifamily, hospitality and land properties.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made, received origination fees of $71,000 before we acquired the investment. These fees were not borne by or paid to us.

Acquisition of 378 Moss Street — Chula Vista, CA

On November 15, 2017, we acquired a $3,575,000 bridge loan investment from an unaffiliated third party in connection with the financing and renovation of a 16-unit multifamily apartment community located at 378 Moss Street, Chula Vista, California (the “Property”). The Bridge Loan will be used, in part, to refinance and then renovate and repair the Property.

We acquired the bridge loan investment for a purchase price of $3,575,000 which represents the full principal amount. The acquisition was funded with capital raised from our investors. The bridge loan is interest only for the duration of the 24-month term with a fixed interest rate of 8.5%. The term begins on November 15, 2017 and includes the option for one 12-month extension. If the bridge loan is extended, it will have an interest rate equal to the London Interbank Offered Rate (LIBOR) plus 8.5%.

The Property consists of 16 three-level townhome units all with individual 2-car garages. The real estate company sponsoring this transaction intends to use a portion of the bridge loan funds to renovate and to substantially improve both the interior and exterior of the Property. Some of the improvements include landscaping, addition of a gated entry and dog-friendly walkways. The Property is currently vacant, which would facilitate the expected repair and renovation.

The Property is located in the San Diego-Carlsbad MSA (the “San Diego MSA”), which is ranked as the 17th largest MSA among the 382 MSAs across the country, with approximately 3.3 million people, according to the 2016 United States Census Bureau’s estimate. According to the United States Census Bureau, the San Diego MSA saw a 7.2% population growth between 2010 and 2016, exceeding the national average of 4.5%, for the same period. The Property is located approximately one mile from Interstate 5 and one block west of the San Diego Country Club. The Property is also located within a short distance from the local elementary school and major retailers such as Target, Costco, Walgreens, Walmart and Sprouts.

The real estate company principal operating this transaction is a San Diego native with over 10-years of real estate experience who has completed $200 million in real estate transactions over his career.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made, received origination fees of $71,500 before we acquired the investment. These fees were not borne by or paid to us.

Acquisition of 2395 29th Avenue – San Francisco, CA

On February 16, 2018, we acquired a $4,750,000 senior loan investment (the “Senior Loan Investment”) related to the acquisition and renovation of an 11-unit, mixed-use property located at 2395 29th Avenue, San Francisco, California (the “Property”).

We acquired the Senior Loan Investment from Realty Mogul Commercial Capital, Co. for a purchase price of $4,750,000, which represents (i) the principal amount and (ii) any accrued but unpaid interest on the Senior Loan Investment. The Senior Loan Investment is interest only with an annual fixed interest rate of 8.00% and is secured by the Property. The Senior Loan Investment has an initial term of 36 months, with the option of one 12-month extension, as of the acquisition date.

The Property is an 11,448 square foot multifamily/mixed use asset that features 11 multifamily, rent-controlled units, two ground-floor commercial retail spaces, five enclosed parking garage units and two rooftop cellular antenna leases.

The real estate company sponsoring this transaction is a San Francisco-based real estate investment and development company focused on value-add real estate opportunities, specifically multifamily residential and mixed-use development and investment in primary urban centers in the Bay Area. The real estate company’s business plan for the Property is to implement a value-add strategy by converting the five existing garage units into two one-bedroom/one-bathroom units and convert four one-bedroom/one-bathroom units into two-bedroom/one-bathroom units through San Francisco’s recently introduced accessory Dwelling Units program. The real estate company intends to complete its business plan, stabilize the Property and exit within two years.

The Property is located in the Sunset District of San Francisco on the corner of 29th Avenue and Taraval Street. Taraval Street serves as a popular retail corridor with numerous restaurants, cafes, and coffee shops within walking distance of the Property. In addition, Taraval Street is serviced by the Muni "L" line, which offers rail transportation to downtown San Francisco and has a stop on the same block as the Property.

The Property is located in the San Francisco-Oakland-Hayward MSA.  The MSA is the 11th largest of the 382 MSAs in the United States with a combined population of approximately 4.7 million people as of the 2016 estimate of the United States Census Bureau. Between 2010 and 2016, population growth for the MSA was approximately 7.9%, which exceeded the national average of 4.5% over the same time period.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made, received origination fees of $71,250 before we acquired the investment. These fees were not borne by or paid to us.

Acquisition of 1450 - 1460 South Harbor Boulevard – La Habra, CA

On March 16, 2018, we acquired a $1,900,000 preferred equity investment (the “PE Investment”) related to the acquisition and redevelopment of an existing 27,080 square foot retail strip center property located at 1450 - 1460 South Harbor Boulevard in La Habra, California (the “Property”).

We acquired the PE Investment from Realty Mogul Commercial Capital, Co. for a purchase price of $1,900,000, which represents the principal amount.  RMCC sold the investment on the same day it closed and therefore there was no accrued but unpaid interest as of the purchase date. The PE Investment is interest only with a floating interest rate of London Interbank Offered Rate (LIBOR) plus 480 and is secured by the Property.  The PE investment has a current payment rate of 11% per annum (“Current Interest”) plus 3% per annum of payment-in-kind interest (“PIK Interest”).  The Current Interest and PIK Interest accrue on a monthly basis and are cumulative and compounding.  For a given period, all accrued Current Interest and PIK interest must be paid in full before the common equity receives a distribution.

The Property is a 27,080 square foot retail strip center asset comprised of two lots with a 4:1,000 square foot parking ratio. The real estate company sponsoring this transaction believes the Property was extremely undermanaged under previous ownership as the Property is currently 87% vacant with one month-to-month lease in-place.

The real estate company is a Southern California-based real estate development, investment and management company, and its two principals grew up just a few miles from the Property. To date the real estate company has developed, acquired, operated or financed over 400 multifamily units. The real estate company’s principals have a combined 39 years of experience in finance and real estate, and they have designed, developed, built or managed approximately 15,000 residential units and 2.5 million square feet of commercial space.

The real estate company is personally funding all the equity, and its business plan for the Property is to execute a value-add strategy by renovating and re-positioning the Property into a lifestyle center tenanted with popular modern ethnic food concepts, which cater to the surrounding demographics.  The real estate company intends to complete its business plan, stabilize the Property and exit within eighteen months.

The Property is located in the city of La Habra, which is a north Orange County suburb that offers immediate access to Interstate 5 and California State Route 57. Average household income within a one-mile radius of the Property is over $116,000 and population growth is projected to be 3.4% through 2022 as projected by CoStar Realty Information, Inc. There are significant retailers within the immediate area including Starbucks, CVS, Best Buy, Walmart and 24-Hour Fitness.

The Property is located in the Los Angeles-Long Beach-Anaheim, CA Metro Area Metropolitan Statistical Area (the “MSA”).  The MSA is the 2nd largest of the 382 MSAs with a combined population of approximately 13.3 million people as of the 2016 estimate of the United State Census Bureau.  Between 2010 and 2016, population growth for the MSA was 3.6%.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made, received origination fees of $47,500 before we acquired the investment. These fees were not borne by or paid to us.

Acquisition of Orange Tree Village – Tucson, AZ

On April 23, 2018, we acquired a $2,275,000 preferred equity investment (the “Investment”) related to the acquisition and renovation of Orange Tree Village, a 110 unit, eight-building Class B apartment complex in Tucson, Arizona (the “Property”). We believe, the Property has upside potential through proactive management, focused capital repositioning, rebranding, and implementation of new services and amenities.

We acquired the Investment from Realty Mogul Commercial Capital, Co. for a purchase price of $2,291,683, which represents (i) the principal amount and (ii) any accrued but unpaid interest on the investment. The Investment is interest only with a fixed interest rate of approximately 12.0% and has a remaining term of approximately 35 months, as of the acquisition date.

The Property is located at 645 W. Orange Grove Rd., Tucson, Arizona 85704. The Property was built in 1981 and features 155 parking spaces, comprising 45 surface spaces and 110 covered spaces, a parking ratio of 1.4 spaces per unit. The Property has undergone minimal renovations since 1981 and currently features the original amenities:  fitness center, clubhouse and outdoor pool. The unit mix includes standard 1 bedroom/1 bathroom and 2 bedroom/2 bathroom units as well as larger townhome-style units with 2 bedroom/2 bathroom and 3 bedroom/2 bathroom configurations. The Property's units are generally larger than those of its competitors. The Property has an average unit size of 1,274 square feet, is competitively priced, and was 89.1% leased as of February 21, 2018.

The real estate company sponsoring this transaction is an Orange County-based private real estate investment company founded in 2014. The real estate company invests in multifamily and hotel assets across the Western United States. The real estate company’s three principals have overseen $2.2 billion in hotel and multifamily acquisitions, and its current portfolio consists of 14 multifamily assets and one hotel asset, totaling $76 million in assets under management. The company has previously transacted on four multifamily asset acquisitions in Tucson. One of the four Tucson multifamily assets has gone full cycle and was sold in 2017 for approximately 35% more than the acquisition price.

The real estate company plans to engage in a renovation of the exterior and common spaces as well as the unit interiors. While the Property has been maintained moderately well, it is dated. Renovations of the exterior and amenity spaces will include exterior painting, roof repairs, landscaping, and renovations of the pool area, fitness center and clubhouse. Presently, the unit interiors remain largely the same as when they were built. Renovations of unit interiors will include refaced cabinets, and new countertops, doors and flooring (approximately $8,000 average per unit).

In addition to the physical improvement, the real estate company plans to engage its affiliated management company to implement initiatives to improve operating cash flows, including improving both online and physical marketing, building a stronger tenant profile, controlling operating expenses and driving rent increases through tenant turn-over and conversion of below-market rents to market.

Located in the Casas Adobes submarket of Tucson, the Property is approximately nine miles north of the Tucson urban center. The Property is also a 12-minute drive to I-10 and immediately adjacent to Highway 77, a major north/south artery for northern Tucson.

Nearby employment drivers include the University of Arizona, the Banner Medical Center expansion, Raytheon and various retailers along Oracle Road. Heritage Elementary School and Carrie Gaulbert Cox Park are also each located nearby. In addition, major shopping centers, including the Tucson Mall, are located nearby.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made, received origination fees of $45,500 before we acquired the investment. These fees were not borne by or paid to us.

Amerigroup Corporate Headquarters – Virginia Beach, VA

On May 21, 2018, we acquired a $1,700,000 preferred equity investment (the “PE Investment”) related to the acquisition of Amerigroup Corporate Headquarters, a 70,760 square foot, Class A 4-story office building built in 1989 (the “Property”). The Property is currently 100% leased by a single tenant, Amerigroup.

We acquired the PE Investment from Realty Mogul Commercial Capital, Co. for a purchase price of $1,704,911.11, which represents (i) the principal amount and (ii) any accrued but unpaid interest on the investment. The PE Investment is interest only with a fixed interest rate of approximately 11.0% and has a remaining term of approximately 35 months, as of the acquisition date.

The Property is located in the Corporate Center office park and has access to Virginia Beach Boulevard and Independence Boulevard. The Property is also within a quarter mile from the 700,000 square foot Pembroke Mall. The Property has a parking lot containing a total of 291 stalls for a parking ratio of 4.1:1,000 square foot.

The tenant, Amerigroup, is the largest provider of insurance and managed health care for public programs in the U.S. Amerigroup and its affiliates currently service 5.5 million members across 19 states, accounting for 1 out of every 20 Medicaid recipients in the U.S. Amerigroup's parent company is Anthem Inc., ranked #29 on the Fortune 500 list and currently has an A credit rating from S&P. Amerigroup has been headquartered at the Property since 1995.

The real estate company sponsoring this transaction is under contract to purchase the Property for $9.9 million with a 10.3% initial cap and seller financing of $6.5 million at a 5% interest only rate for 3 years. The real estate company plans to hold the Property through tenant renewal, then sell or refinance the Property with a new 5-year term. The real estate company believes there is a high likelihood of tenant renewal. In the event the tenant elects to provide a notice of non-renewal, the seller/lender is obligated to provide a 30-month extension on the loan as well as a $1.3 million credit to offset senior loan debt service and to pay down a portion of the principal balance. In this scenario, the current underwriting requires re- leasing the Property on a multi-tenant basis over a period of 18 months (not including the 10 months' notice prior to the tenant vacating).

The real estate company is a New York-based private investment and advisory firm founded in 2016 by three former members of a New York-based public REIT. The real estate company currently owns and manages more than 1 million square feet of residential and commercial properties on the East Coast. The co-founders have over 30 years of combined experience in real estate and private equity. Individually, they have acquired and overseen asset management of over $3.5 billion in real estate and provided capital markets advisory services on over $2.0 billion in investments across a variety of assets including multifamily, office, industrial, hospitality and lodging and land developments.

The Property is located within the Virginia Beach central business district (the “Metro”). According to CoStar, the Property lies within the Hampton Roads office market (Norfolk-Newport News- Virginia Beach MSA), which includes 14 Virginia municipalities, and within the VA Beach/Pembroke submarket. The office market includes national and regional headquarters for companies including STIHL, Amerigroup, LifeNet Health, Gold Key PHR and Liberty Tax Service. Office fundamentals in these markets have recovered in the market since vacancies peaked in 2012. The vacancy rate has decreased and is now under the markets’ pre-recession peak. Steady job growth of more than 5% in the professional services sector has driven demand, with annual net absorption reaching 800,000 square feet as of December 2017. According to CoStar, human resources firm ADP recently relocated its regional headquarters to Downtown Norfolk, leasing 288,000 square feet and adding 1,800 jobs.

The VA Beach/Pembroke submarket includes 2.3 million square feet of office space inventory, and though it has seen more volatility than the wider office market, office fundamentals are supported by a well- diversified tenant base including health care, insurance and financial services companies. Net absorption for the submarket was 72,000 square feet in 2017. According to CoStar, rents in the submarket average $21.71, with Class A properties commanding an average of $24.13 per square foot. Rent growth was 2% in 2017 and is forecasted to grow 1-2% annually through 2020. Rent growth for the submarket continues to outperform most other submarkets in the metro and is approximately 40% higher than the metro average. Submarket vacancy is currently 9.8% after a decline from 12.6% in 2016. Class A vacancy is currently 7.7%.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made, received origination fees of $34,000 before we acquired the investment. These fees were not borne by or paid to us.

Riverside Office Portfolio – Riverside, CA

On October 22, 2018, we acquired a $2,500,000 mezzanine loan (the “Mezzanine Debt”) in the acquisition of Riverside Office Portfolio, five Class A office buildings (four 3-story buildings and one single-story building) totaling 223,711 square feet in downtown Riverside, California (the “Property”).

We acquired the Mezzanine Debt from Realty Mogul Commercial Capital, Co. for a purchase price of $2,500,000, which represents (i) the principal amount and (ii) any accrued but unpaid interest on the investment. The Mezzanine Debt is interest only with a fixed interest rate of 13.0% and has a remaining term of 24 months, as of the acquisition date.

The Property consists of two non-contiguous Class A multi-building office projects comprising five buildings and totaling 223,711 square feet. The two projects are located approximately 1.7 miles from each other in downtown Riverside. Each building is situated on an individual parcel. The Property is currently 85% leased and features a parking ratio of 3.8:1,000 square foot.

The first office project, Market Street Corporate Center, consists of three Class A buildings totaling 133,557 square feet and is situated on 7.01 acres. The buildings were constructed between 2004 and 2006 and offer freeway access and visibility, as well as a parking ratio of 3.3:1,000 square foot. Available vacant suites range from 1,400 square feet to 12,700 square feet. Major tenants include Riverside County, HDR Engineering and Kleinfelder.

The second office project, Riverside Gateway I & II consists of two Class A office buildings totaling 90,154 square feet. The buildings offer parking at a ratio of 4.6:1,000 square foot and are immediately adjacent to the Riverside Amtrak Metro station as well as Highway 91. Major tenants include the FBI, Fidelity Title Insurance, Merrill Lynch and Brandman University.

The real estate company sponsoring this transaction purchased the Property for $44.25 million on October 22, 2018. The real estate company plans to execute a moderate lease-up strategy of the Property over 12 months and renovate of the common area. Upon execution of the lease-up and renovation of each building, the real estate company intends to sell each individual parcel, expecting to draw 1031 buyers looking for well-leased office exposure. The senior lender structured financing provisions preventing any leakage of the initial sales proceeds to the real estate company and requiring certain value thresholds for release of the parcels.

The real estate company is a private real estate investment firm based in Laguna Beach, California that invests in commercial real estate in partnership with a broad base of institutional and private investors. The company offers a full-service investment platform providing property management, leasing, construction management, and finance through its wholly-owned affiliate.

The company was founded in 2010 and has since completed over $500 million of multifamily, office, flex, industrial, retail and hospitality investments totaling 2.35 million square feet throughout Arizona, California, Colorado, Nevada and Texas. Over the past 10 years, the company has managed partnerships that have acquired over 600 residential properties and 4 million square feet of commercial real estate.

The Riverside submarket extends west to Eastvale and as far east as Cabazon. The majority of the Riverside submarkets’ offices are clustered in downtown Riverside and along SR-91. Riverside has a high concentration of law firms, medical service providers and government offices. The largest single office- using group in Riverside is the Riverside County District Attorney’s office.

Given its proximate distance to Los Angeles and San Diego, downtown Riverside has experienced continuous growth as employers and employees alike shift from coastal to inland areas in pursuit of lower costs of living and a higher quality of life.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made, received origination fees of $50,000 before we acquired the investment. These fees were not borne by or paid to us.

Naugatuck Valley Shopping Center – Waterbury, CT

On October 23, 2018, we acquired a $3,000,000 preferred equity investment (the “PE Investment”) to facilitate in the acquisition and stabilization of Naugatuck Valley Shopping Center in Waterbury, Connecticut (the “Property”).

We acquired the PE Investment from Realty Mogul Commercial Capital, Co. for a purchase price of $3,022,000, which represents (i) the principal amount and (ii) any accrued but unpaid interest on the investment. The PE Investment is interest only with a fixed interest rate of approximately 12.0% and has a remaining term of approximately 54 months, as of the acquisition date.

Originally constructed in 2001 and 2004, the Property consists of 382,884 square feet in three multi- tenant strips totaling 17 suites, 3 outparcels, and a gas station situated across 50.5 acres. As of June 30, 2018, the Property was 82.4% occupied with average in-place rents of approximately $11.70 per square foot NNN. The weighted average lease term is approximately 6.49 years. The Property features two traffic lighted intersections, two entrances, and a parking ratio of approximately 5.6:1,000 square foot (2,155 spaces).

The real estate company sponsoring this transaction purchased the Property for $24.5 million on March 27, 2018. The real estate company viewed the transaction as an opportunity to acquire a well- maintained retail asset with value-add potential at a discount to replacement cost. The real estate company anticipates using approximately $2.7 million to address tenant improvements and leasing commissions associated with the leasing strategy and renovation plan. The costs will be funded from cash flow from operations. The target hold period is five years with a contemplated exit via sale. The real estate company sponsoring this transaction is a New York-based real estate investment company that has acquired and syndicated over 1 million square feet of commercial property. The principal has operated the company for a decade with the goal to acquire value-add, income producing commercial real estate property. The company is vertically integrated with in-house construction and leasing capabilities.

The Property is situated in the Waterbury submarket of the greater New Haven MSA. Per Costar, as of March 2018, vacancy in New Haven had fallen to the submarket’s lowest point in decades. Demographics, however, may limit growth, and retailers moving into new, more productive locations have left behind large vacant blocks. Leasing is driven largely by local demand by stores that have not yet felt a significant push from online competition. Rents are still short of their prerecession peaks, and on aggregate, pricing gains have been minimal over the past decade.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made, received origination fees of $60,000 before we acquired the investment. These fees were not borne by or paid to us.

Acquisition of Ashlan Park Shopping Center — Fresno, CA

On November 19, 2018, we acquired a $3,600,000 second mortgage loan (the “Secured Loan”) in connection with the acquisition of a 153,870 square-foot Class B shopping center located in Fresno, California (the “Property”).We acquired the Secured Loan from Realty Mogul Commercial Capital, Co. for a purchase price of $3,600,000. The Secured Loan is interest only with a floating interest rate of one-month LIBOR plus 1,100 basis points, and has an initial term of 21 months, with one six-month extension option.

The Property is a 153,870 square-foot shopping center, which is anchored by SaveMart, a Modesto- based grocer with over 215 locations throughout Central California and Nevada. As of November 19, 2018, the Property is 91% leased to a diversified tenant base, including SaveMart (47,556 SF), Aerozone Trampoline Park (29,548 SF), and Fit Republic (19,960 SF), which represent approximately 63% of the net rentable area and whose earliest lease expiration is September 2023. The Property contains tenants that cater to a variety of uses and customer needs including groceries, gym, coffee, gas, discount shopping, and fast food. The Property was acquired for a purchase price of $14,350,000 ($93/SF).

The business plan is to acquire the Property, sell the Property’s pad sites, which tenants include Dollar Tree, Chevron, & Fit Republic, and either sell or refinance the remaining collateral, which consists of the grocery anchored building. All three pad tenants are currently occupying their respective outparcels. 100% of any net sale proceeds will first be used to pay down the first mortgage loan.

The Property is located in Fresno, CA, less than three miles from the Fresno International Airport and Fresno State University. The Property sits between Highway 168 and Highway 41, two major thoroughfares through Fresno. Per Costar, the three-mile radius around the Property featured 6.2% population growth over the period from 2010 to 2018. Further, job growth outperformed the National Index by 150 basis points from 2013-2017 and was outpacing the national mark as of Q2 2018.

The real estate company of this transaction has over 15 years of real estate investment experience and has executed over $175,000,000 in commercial real estate transactions, including raw land entitlements, development, leased investments, retail, office, residential, hotel, warehouse and custom lots.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made, received origination fees of $72,000 before we acquired the investment. These fees were not borne by or paid to us.

Acquisition of Portland Office — Portland, OR

On November 27, 2018, we acquired a $3,950,000 senior mortgage loan (the “Senior Loan”) in connection with the acquisition of a 20,000 square-foot Class C office building located in Portland, Oregon (the “Property”).

We acquired the Senior Loan from Realty Mogul Commercial Capital, Co. for a purchase price of $3,950,000.  The Senior Loan is interest only with a floating interest rate of one-month LIBOR plus 650 basis points, and has an initial term of 36 months, with one six-month extension option.  The Property was acquired for a purchase price of $4,250,000 ($212/SF).

The Property is a 4-story 20,000 square-foot office building featuring masonry construction and a vintage brick exterior. At closing, the Property was 100% owner-occupied by the seller. The borrower has executed a 10-year lease for the entire building with American Medical Concepts ("AMC"), a medical device company located in nearby Wilsonville, Oregon. AMC will retain its Wilsonville office, and the new facility will serve as a central office for its sales reps as the company expands.

The business plan is to (i) acquire the Property and execute a light capital improvement plan to prepare AMC’s space for occupancy, (ii) deliver the space to AMC per the lease agreement, and (iii) refinance the Senior Loan in order to hold the Property long-term for cash flow.

The Property is located in the heart of the Pearl District in Portland, Oregon, within the immediate area of numerous restaurants, hotels, apartments, office, and shopping buildings.  Per CoStar, the median household income within a three-mile radius around the property is $70,050.  Further, estimated population growth for the next five years is 8.60% within a one-mile radius.

The real estate company of this transaction is led by a well-known Portland native with over 28 years of real estate development experience and investment throughout the Pacific Northwest. He specializes in urban development projects and has built or developed over $500 million of apartments and various commercial properties in the Portland market.

Realty Mogul Commercial Capital, Co. and affiliates, as part of the original investment made, received origination fees of $79,000 before we acquired the investment. These fees were not borne by or paid to us.

Market Outlook — Real Estate Finance Markets

We are encouraged by continued improvement in commercial real estate capital and credit markets, as well as the positive macroeconomic growth supporting the CRE industry.  As we look ahead over the next three years, we believe improving fundamentals, transactions, and commercial real estate lending activities will continue to strengthen in core United States metro markets.  We also expect the trend of high foreign direct investment in United States markets and real estate assets to continue. The source of the foreign capital is changing, but it continues to be strong.

If markets continue to strengthen, the competition for risk-adjusted yield will intensify.  We believe the Realty Mogul Platform provides us with a competitive edge in searching for value and attractive opportunities across wider markets and property types during a period of increased competition.  Additionally, innovative funding options and quicker closing timelines from Realty Mogul, Co. allow for greater financing availability in a period of rising competition amongst capital providers.

However, risks related to interest rate hikes and regulatory changes could adversely affect growth and the values of our investments.  In the event market fundamentals deteriorate, our real estate portfolio or the collateral security in any loan investment we make may be impaired as a result of lower occupancy, lower rental rates, and/or declining values.  Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of our Manager to acquire new loans or investments with attractive risk adjusted returns.

Over the short term, management remains cautiously optimistic about the opportunity to acquire loans and investments offering attractive risk-adjusted returns in our targeted investment markets.

Investment Company Act Considerations

We intend to conduct our operations so that neither we nor any subsidiaries we establish will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the Securities and Exchange Commission, or the SEC, requires us to invest at least 55% of our assets in “mortgages and other liens on and interest in real estate” (or Qualifying Real Estate Assets) and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

We intend to invest in and manage a diversified portfolio of commercial real estate investments.  We expect to use a significant majority of the net proceeds from this offering to invest and hold at least 55% of our total assets in commercial real estate loans (including senior mortgage loans, subordinated mortgage loans, and mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria outlined by the staff of the SEC), each of which are Qualifying Real Estate Assets.  In addition, we intend to hold at least 80% of our total assets in a combination of Qualifying Real Estate Assets and real estate-related assets. These real estate-related assets may include assets such as equity interests in companies that own real estate; preferred equity in commercial real estate debt securities such as CMBSs and CDOs; and, in certain cases when we have excess cash, interests in publicly traded REITs.  We will monitor our holdings under the 55% test and the 80% test in an effort to comply with Section 3(c)(5)(C) and related guidance.

Based on these holdings, we believe that we will not be considered an investment company for purposes of Section 3(c)(5)(C) of the Investment Company Act. Consequently, we expect to be able to conduct our operations such that we will not be required to register as an investment company under the Investment Company Act.

On August 31, 2011, the SEC issued a concept release titled “Companies Engaged in the Business of Acquiring Mortgages and Mortgage-Related Instruments” (SEC Release No. IC29778). Under the concept release, the SEC is reviewing interpretive issues related to the Section 3(c)(5)(C) exclusion. The potential outcomes of the SEC’s actions are unclear as is the SEC’s timetable for its review and actions. If the SEC determines that any of our securities are not Qualifying Real Estate Assets or real estate-related assets or otherwise believes we do not satisfy the exclusion under Section 3(c)(5)(C), we could be required to restructure our activities or sell certain of our assets. The net effect of these factors could be to lower our net returns.  Further, if we fail to qualify for exclusion from registration as an investment company due to such changes, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described. Our business would be materially and adversely affected.

Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act.  The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business.  The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6).  To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C).  In such a case, we intend that more than 55% of our assets would be held in, and more than 55% of our income would be derived from, a combination of our interests in our majority-owned subsidiaries, and Qualifying Real Estate Assets.  Our majority-owned subsidiaries would rely on Section 3(c)(5)(C), described above.  Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act.  Consequently, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.

If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person.  For purposes of Section 3(c)(6) of the Investment Company Act, we intend to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries.  The determination of whether an entity is a majority-owned subsidiary of the Company will be made by us.  We have not asked the staff of the SEC for its concurrence with our analysis, and it is possible that the staff of the SEC could disagree with any of our determinations.  If the staff of the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

The assets we and any subsidiaries may acquire are limited by the provisions of the Investment Company Act, the rules and regulations promulgated under the Investment Company Act, and interpretative guidance from the SEC and its staff.  These limitations may adversely affect our performance.  In addition, to the extent the SEC’s staff provides different or more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly.  Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.  The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets, or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations.  We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results.  Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain.  These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  With different estimates or assumptions, materially different amounts could be reported in our financial statements.  Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Revenue Recognition

Interest income is recognized on an accrual basis and any related premium, discount, or origination costs and fees are amortized over the life of the investment using the effective interest method. Interest income is recognized on mezzanine loans classified as held to maturity and investments in preferred equity that are accounted for using the cost method if the terms of the equity investment includes terms that are similar to interest on a debt instrument. As of December 31, 2018, 2017, and 2016, no amortization of premium, discount, or origination costs or fees has been recognized.

 We will recognize interest income from our real estate debt investments on an accrual basis over the life of the investment. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan.

We will recognize interest income from available for sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Commercial Real Estate Debt Investments

Our commercial real estate debt investments are generally classified as held to maturity as we have both the intent and the ability to hold these investments to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. We review our debt related investments on a monthly basis, or more frequently when such an evaluation is needed, to determine if an impairment exists. A debt related investment is impaired when, based on current information and events (including economic, industry and geographical factors), it is probable that we will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the agreement. Commercial real estate debt investments that are deemed to be impaired are carried at amortized cost less a loan reserve, if deemed appropriate, which approximates fair value.

We have certain investments that are legally structured as equity investments with rights to receive preferred economic returns. We report these investments as real estate debt securities when the common equity holders have a contractual obligation to redeem our preferred equity interest at a specified date.

As of June 30, 2018, and December 31, 2017, none of our debt related investments were considered impaired, and no impairment charges were recorded in the financial statements. We had invested in fifteen debt related investments as of June 30, 2018. The following table describes our debt related investment activity for the period January 1, 2018 through June 30, 2018:

As of June 30, 2018
Investments in Debt:	(amounts in thousands)
Balance at beginning of period	$25,558
Investments	10,625
Principal repayments	(1,681)
Amortization of deferred fees, costs and discounts/premiums	-
Balance as of June 30, 2018	$34,502

 Available for Sale Securities

We will determine the appropriate classification of our investments in securities at the time of purchase and reevaluate such determination at each balance sheet date in accordance with ASC 320 “Accounting for Certain Investments in Debt and Equity Securities” (“ASC 320”). Securities for which we will not have the intent or the ability to hold to maturity will be classified as available for sale securities. We will use quoted prices in active markets to measure the fair value of securities available for sale, when available. When unavailable, the Company will use prices obtained from independent third-party pricing services to measure the fair value.

Credit Losses, Impairment and Allowance for Doubtful Accounts

We will assess whether unrealized losses on the change in fair value on our available for sale securities reflect a decline in value which is other than temporary in accordance with Emerging Issues Task Force, or EITF, 03-1 “The Meaning of Other than Temporary Impairment and its Application to Certain Investments.” If it is determined that the decline in value is other than temporary, the impaired securities will be written down through earnings to their fair values. Significant judgment of management is required in this analysis, which includes, but is not limited to, making assumptions regarding the collectability of the principal and interest, net of related expenses, on the underlying loans.

We will establish allowances for real estate debt or debt-like investment losses based upon a periodic review of the loan investments. Income recognition will generally be suspended for the investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, management will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date. As of December 31, 2017 and December 31, 2016, we did not have any credit losses or impaired debt or debt-like investments.

Fair Value

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 — Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Fair Value Option

ASC 825 “Fair Value Option for Financial Assets and Financial Liabilities” (“ASC 825”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities.  ASC 825 permits the fair value option election on an instrument by instrument basis at initial recognition.  We have decided not to make this election.

DESCRIPTION OF OUR COMMON SHARES

The following descriptions of our common shares, certain provisions of Delaware law and certain provisions of our certificate of formation and LLC Agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our LLC Agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part.  See “Additional Information.”

General

We are a Delaware limited liability company organized on March 2, 2016 under the Delaware Limited Liability Company Act, or Delaware LLC Act, issuing limited liability company interests.  The limited liability company interests in the Company will be denominated in common shares of limited liability company interests, or common shares, and, if created in the future, preferred shares of limited liability company interests, or preferred shares.  Our LLC Agreement provides that we may issue an unlimited number of common shares with the approval of our Manager and without shareholder approval.

All of the common shares offered by this offering circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act).  Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions.  However, holders of our common shares will be eligible to participate in our quarterly share repurchase program, as described below in “—Quarterly Share Repurchase Program”.

We elected to be taxed, and currently qualify, to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Distributions

Our Manager has declared and paid, and we expect that our Manager will continue to declare and pay, distributions monthly in arrears.  Shareholders who are record holders with respect to declared distributions will be entitled to such distributions until such time as the shareholders have had their shares repurchased by us.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes.  Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain).  Distributions will be authorized at the discretion of our Manager, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition.  Our Manager’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders.  Our LLC Agreement also gives our Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities or assets, to the extent they are able to sell such securities or assets at all.  We do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction).  While we do not have a set timeframe, we intend to pursue a liquidity transaction.  See “Investment Objectives and Strategy – Liquidity Event.”

Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources.  If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties, real estate-related assets and other investments.  We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments.  Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds.  In these instances, we may look to third party borrowings, our offering proceeds or other sources to fund our distributions.

On September 27, 2016, our Manager declared our first distribution to shareholders of record as of the close of business on September 30, 2016. Our Manager has declared monthly distributions for shareholders of record as of the close of business on the last day of each month, as shown in the table below.

Record Date	Date of Declaration	Payment Date(1)	Cash Distribution Amount Per Common Share	Annualized Yield
9/30/2016	9/27/2016	10/14/2016	$0.1000	8.0%(2)
11/30/2016	11/23/2016	12/14/2016	$0.1333	8.0%(2)
12/31/2016	11/23/2016	1/16/2017	$0.0667	8.0%(2)
1/31/2017	1/4/2017	2/17/2017	$0.0667	8.0%(2)
2/28/2017	2/2/2017	3/15/2017	$0.0667	8.0%(2)
3/31/2017	3/7/2017	4/14/2017	$0.0667	8.0%(2)
4/30/2017	3/31/2017	5/15/2017	$0.0667	8.0%(2)
5/31/2017	5/12/2017	6/15/2017	$0.0667	8.0%(2)
6/30/2017	6/12/2017	7/14/2017	$0.0667	8.0%(2)
7/31/2017	7/5/2017	8/15/2017	$0.0667	8.0%(2)
8/31/2017	7/19/2017	9/15/2017	$0.0667	8.0%(2)
9/30/2017	9/19/2017	10/15/2017	$0.0667	8.0%(2)
10/31/2017	10/16/2017	11/15/2017	$0.0653	8.0%(3)
11/30/2017	11/15/2017	12/15/2017	$0.0653	8.0%(4)
12/31/2017	12/19/2017	1/15/2018	$0.0653	8.0%(4)
1/31/2018	1/30/2018	2/15/2018	$0.0655	8.0%(5)
2/28/2018	2/22/2018	3/15/2018	$0.0655	8.0%(5)
3/31/2018	3/21/2018	4/15/2018	$0.0655	8.0%(5)
4/30/2018	4/2/2018	5/15/2018	$0.0655	8.0%(5)
5/31/2018	5/22/2018	6/15/2018	$0.0653	8.0%(4)
6/30/2018	6/19/2018	7/15/2018	$0.0653	8.0%(4)
7/31/2018	7/17/2018	8/15/2018	$0.0647	8.0%(6)
8/31/2018	8/22/2018	9/15/2018	$0.0647	8.0%(6)
9/30/2018	9/24/2018	10/15/2018	$0.0647	8.0%(6)
10/31/2018	10/22/2018	11/15/2018	$0.0647	8.0%(6)
11/30/2018	11/19/2018	12/15/2018	$0.0647	8.0%(6)
12/31/2018	12/13/2018	1/15/2019	$0.0647	8.0%(6)
12/31/2018	12/20/2018	1/15/2019	$0.0667	8.0%(7)

(1)  Dates presented are the dates on which the distributions were scheduled to be distributed; actual distribution dates may vary.

(2) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $10.00 per share purchase price.

(3)  Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.80 per share purchase price.

(4)  Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.80 per share NAV and approximately 7.84% assuming a $10.00 per share purchase price.

(5)  Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.82 per share NAV and approximately 7.86% assuming a $10.00 per share purchase price.

(6)  Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.70 per share NAV and approximately 7.76% assuming a $10.00 per share purchase price.

(7)  Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.70 per share NAV and approximately 8.00% assuming a $10.00 per share purchase price. On December 20, 2018, our Manager authorized an increase in the cash distribution previously declared on December 13, 2018 to $0.0667 per share to shareholders of record as of December 31, 2018.

As of October 31, 2018, cumulative since inception, we have declared $4,079,101 in distributions, of which $1,971,420 was paid in cash and $2,107,681 was reinvested in our shares pursuant to the distribution reinvestment plan. As of October 31, 2018, cumulative since inception, our distributions, including shares issued pursuant to the distribution reinvestment plan, were fully funded by cash flow from operations.  As we did not commence principal operations until August 15, 2016, we did not pay any distributions during the period from March 2, 2016 (Date of Inception) to August 15, 2016.

Our distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes.  To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such shares. Distributions received pursuant to our distribution reinvestment plan will be considered a new share purchase as of the distribution date.

Funds from Operations and Adjusted Funds from Operations

Our Manager believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of the Company in particular.  We will compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.  FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

We will calculate AFFO by subtracting from (or adding to) FFO:

•	the amortization or accrual of various deferred costs; and

•	an adjustment to reverse the effects of unrealized gains/(losses).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.  Our management will utilize FFO and AFFO as measures of our operating performance, and believes they will be useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses.  Additionally, FFO and AFFO will serve as measures of our operating performance because they facilitate evaluation of the Company without the effects of selected items required in accordance with GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods.  Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our unaudited AFFO calculation for the period from January 1, 2018 through June 30, 2018, the year ended December 31, 2017, and for the period from March 2, 2016 (Inception) through December 31, 2016, is as follows (amounts in thousands):

	For the		For the Period
	Period		March 2, 2016
	January 1, 2018	For the Year	(inception)
	through	ended	through
	June 30,	December 31,	December 31,
	2018	2017	2016
Net income in accordance with GAAP	$ 1,399	$1,579	$79

Add: depreciation and amortization of properties	-		-
Adjustments for gains or losses on sale	-	-	-
Adjustments for extraordinary items, results of discontinued
operations and cumulative effect of accounting changes	-	-	-
Other adjustments to reconcile GAAP to FFO	-	-	-
Funds from operations ("FFO")	1,399	1,579	79
Add: amortization of lease intangibles	-	-	-
Add: amortization of deferred financing costs and discount	-	-	-
Unrealized gains and losses	-	-	-
Adjusted funds from operations ("AFFO")	$ `1,399	$1,579	$79

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, as described below.  Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders.  Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy.  If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

•	any amendment to our LLC Agreement that would adversely change the rights of the common shares (majority of affected class/series);

•	removal of our Manager as the manager of the Company for “cause” as described under “Management—Term and Removal of our Manager” (two-thirds); and

•	all such other matters as our Manager, in its sole discretion, determines will require the approval of shareholders, or as otherwise required by law.

General Procedures

Public Announcements; Notices.  In the case of specified disposition changes to our offering price per share or changes to the repurchase price for our shares, we will publicly announce or otherwise provide specified information to holders of common shares.

Meetings.  Our LLC Agreement provides that special meetings of shareholders may only be called by our Manager.  There will be no annual or regular meetings of the members.

Fractional Shares.  Our Manager may issue or deliver fractional shares to any holder of common shares upon any repurchase or distribution under the provisions described under “—Quarterly Share Repurchase Program”;  “─ Distribution Reinvestment Plan.” However, our Manager will not be able to issue shares to the extent that such purchase would cause us to exceed the offering limit of $50,000,000 set herein.

Adjustments for Distributions.  Upon the repurchase of any common shares, the repurchase price will be reduced by the aggregate sum of distributions, if any, declared on the shares subject to the repurchase request with record dates during the period between the quarter-end repurchase request date and the repurchase date.  If a repurchase date with respect to common shares comes after the record date for the payment of a distribution to be paid on those shares but before the payment or distribution, the registered holders of those shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the repurchase of those shares or our default in payment of the distribution.

Payment of Taxes.  If any person wants us to transfer shares held in such person’s name to a different name, that person must pay any transfer or other taxes required by reason of such transfer or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.

Liquidation Rights

In the event of a liquidation, termination or winding up of the Company, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of any class of preferred shares.  Thereafter, holders of our common shares will share in our funds remaining for distribution pro rata in accordance with their respective interests in the Company.

Preferred Shares

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests.  In accordance with this provision, our LLC Agreement provides that our Manager is authorized to provide for the issuance from time-to-time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests, or preferred shares.  Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders.  Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval.  As of the date of this offering circular, no preferred shares are outstanding and we have no current plans to issue any preferred shares.

We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.

Transfer Agent and Registrar.  The transfer agent and registrar for our shares is Computershare, Inc. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

LLC Agreement

Non-Member Manager

Our LLC Agreement designates RM Adviser, LLC, an affiliate of Realty Mogul, Co., as our non-member manager.  Our Manager will generally not be entitled to vote on matters submitted to our shareholders, although its approval will be required with respect to certain amendments to our LLC Agreement that would adversely affect its rights.  Our Manager will not have any distribution, repurchase, conversion or liquidation rights by virtue of its status as the Manager.

Organization and Duration

We were formed on March 2, 2016, as MogulREIT I, LLC, a Delaware limited liability company, and will remain in existence until dissolved in accordance with our LLC Agreement.

Purpose

Under our LLC Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to our LLC Agreement relating to such business activity; provided, however, that, our Manager may only revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Agreement to be Bound by our LLC Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, our LLC Agreement.  Pursuant to our LLC Agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance, conversion to a corporation, listing on a national securities exchange, initial public offering or dissolution.  The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our LLC Agreement.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our LLC Agreement limits the liability of our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates.

Our LLC Agreement provides that to the fullest extent permitted by applicable law, our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates will not be liable to us. In addition, pursuant to our LLC Agreement, we have agreed to indemnify our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or our LLC Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment of our LLC Agreement; Exclusive Authority of our Manager to Amend our LLC Agreement

Amendments to our LLC Agreement may be proposed only by or with the consent of our Manager.  Our Manager will not be required to seek approval of the shareholders to adopt or approve any amendment to our LLC Agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders.  In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected.

Termination and Dissolution

We will continue as a limited liability company until terminated under our LLC Agreement.  We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of the Company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our LLC Agreement will be final and binding on our shareholders, except as may otherwise be required by law.

Restrictions on Ownership and Transfer

In order for us to maintain our qualification as a REIT under the Code, shares of the Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).  To maintain our qualification as a REIT, we must satisfy other requirements as well.  See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

To assist us in qualifying as a REIT, our LLC Agreement, subject to certain exceptions, contains restrictions on the number and value of our common shares and the number and value of shares of the Company that a person may own.  Our LLC Agreement provides that generally no person may own, or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive.  We refer to these limits collectively as the “ownership limit.”  An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of the Company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.

The applicable constructive ownership rules under the Code are complex and may cause our shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity.  As a result, the acquisition of less than 9.8% by value or number of our common shares, whichever is more restrictive, or 9.8% by value or number of our shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in the Company failing to maintain its qualification as a REIT.  As a condition of its waiver or grant of excepted holder limit, our Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our Manager in order to determine or ensure the Company’s qualification as a REIT.  In addition, our Manager will reject any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our Manager may from time-to-time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding of the Company or the Company would otherwise fail to maintain its qualification as a REIT.  Prior to the modification of the ownership limit, our Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.  A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or shares of the Company, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common shares or shares of the Company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of the Company, as applicable, in excess of such percentage ownership of our common shares or shares of the Company will be in violation of the ownership limit.

Our LLC Agreement further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of the Company that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to maintain our qualification as a REIT; and

•	any person from transferring our shares if such transfer would result in our shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our shares, or who would have owned our shares transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.  The foregoing restrictions on ownership and transfer of our shares will not apply if our Manager determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our shares as described above is no longer required in order for us to maintain our qualification as a REIT.

If any transfer of our shares would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares.  In addition, if any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Manager or in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to maintain our qualification as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares.  The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust.  Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust.  If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to maintain our qualification as a REIT, then our LLC Agreement provides that the transfer of the shares will be null and void.

Shares of the Company transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2)  the last reported NAV value of our common shares on the date we accept, or our designee accepts, such offer (or $10.00 if no NAV has been reported).  We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary.  We have the right to accept such offer until the trustee has sold the shares held in the trust as discussed below.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as practicable after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of shares of the Company.  After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.  The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above.  Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon.  In addition, if, prior to discovery by us that our shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand.  The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner.  Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust.  These rights will be exercised for the exclusive benefit of the beneficiary of the trust.  Any dividend or other distribution paid prior to our discovery that our shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible Company action, then the trustee may not rescind and recast the vote.

In addition, if our Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares, our Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to repurchase our shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares, within 30 days after the end of each taxable year, must give us written notice, stating the shareholder’s name and address, the number of shares of each class of the Company that the shareholder beneficially owns and a description of the manner in which the shares are held.  Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit.  In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our shares will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the holders of the common shares.

Personal Conduct Repurchase Right

Our LLC Agreement provides that we may elect to repurchase, at a price equal to the NAV per share value, all of the common shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by our Manager in its sole and absolute discretion.  The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert the Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates, referred to in this offering circular as a Roll-Up, (ii) list our shares (or shares of the Roll-Up vehicle) on a national securities exchange, or (iii) convert to a corporation and list the converted shares on a national securities exchange.  In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

Anti-Takeover Effects of Our LLC Agreement and Delaware Law

The following is a summary of certain provisions of our LLC Agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company.  These provisions include the following:

Authorized but Unissued Shares

Our LLC Agreement authorizes us to issue additional common shares or other securities of the Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders.  In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series.  Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law.  Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.  Section 203 of the Delaware General Corporation Law (DGCL), or Section 203, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it.  Our LLC Agreement does not currently elect to have Section 203 apply to us.  In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of our voting shares.  Our Manager may elect to amend our LLC Agreement at any time to have Section 203 apply to us.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have your distributions, excluding those distributions that our Manager designates as ineligible for reinvestment through the plan, reinvested in additional shares of our common shares, in lieu of receiving cash distributions. The following discussion summarizes the principal terms of this plan. Exhibit 4.2 to this offering circular contains the full text of our distribution reinvestment plan.

Eligibility

All of our common shareholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

You must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current offering circular or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See “Suitability Standards” (immediately following the cover page) and the form of subscription agreement attached hereto as Exhibit 4.1 to this offering circular.

Election to Participate

You may elect to participate in our distribution reinvestment plan by completing the subscription agreement, an enrollment form or another approved form available from us. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to include all of your investments in our distribution reinvestment plan in their entirely or not at all. You may not choose to include a portion of your investments in the distribution reinvestment plan.

Share Purchases

Shares will be purchased under our distribution reinvestment plan on the distribution payment dates. Participants in the distribution reinvestment plan may purchase fractional shares so that 100% of the distributions will be used to acquire shares.

Until the Company establishes an estimated value per share that is not based on the price to acquire a share in the Company’s primary offering, participants in the distribution reinvestment plan will acquire shares at a price of $10.00 per share. Upon the calculation of NAV, participants in the distribution reinvestment plan will acquire Shares at a price equal to the NAV as updated quarterly. No sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan.

Transaction History

You or your designee will have access to a transaction listing showing your purchases under our distribution reinvestment plan. Your transaction history will contain the following information:

•	each distribution reinvested for your account;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

Use of Proceeds

We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes including, but not limited to, the following:

•	the acquisition of real estate investments; and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders and Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders.” You may be subject to backup withholding if you fail to comply with certain tax requirements. See “Federal Income Tax Considerations—Backup Withholding and Information Reporting.”

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have: sold all of the shares registered in this offering; terminated this offering; or terminated our distribution reinvestment plan. You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least ten business days prior to the last business day of the month to which the distribution relates, and the participant’s termination will be effective for the next date shares are purchased under the distribution reinvestment plan. Any transfer of your shares will effect a termination of the participation of those shares in our distribution reinvestment plan. We will terminate your participation in our distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors. We may also terminate your participation in our distribution reinvestment plan if your investment would cause us to exceed the 25% limit set forth in the section of the offering circular entitled “ERISA Considerations”.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (a) in a material events filing or in our annual or semi-annual reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Subscription Agreement – Arbitration Provisions

The subscription agreement used in connection with the purchase of the Company’s common shares contains arbitration provisions, which provide, among other things, that shareholders agree to be bound by such provisions.  The Company believes that such arbitrations provisions are enforceable under federal and state law pursuant to federal statutes, including the Federal Arbitration Act, court rulings from the United States Supreme Court and state statutes and case law.  These federal and state statutes as well as the rulings from the United States Supreme Court provide that arbitration provisions are enforceable when the contract in which they are contained clearly reflects the parties’ intention to arbitrate and the terms are not unconscionable.  The Company believes that the arbitration provisions contained in the subscription agreement clearly and unambiguously provide the intent to have arbitration serve as a remedy to resolve “Claims,” as defined in the subscription agreement.  In addition, the Company believes that the arbitration provisions in the subscription agreement are not unconscionable because the prospective shareholder has a meaningful choice, i.e., the prospective shareholder can simply choose not to subscribe for common shares in the Offering they do not agree to the terms of the subscription agreement.

As stated above, the arbitration provisions in the subscription agreement apply to “Claims,” as defined in the subscription agreement.  The subscription agreement defines a “Claim” as including “any past, present, or future claim, dispute, or controversy involving Subscriber (or persons claiming through or connected with Subscriber), on the one hand, and any of the Realty Mogul Parties (or persons claiming through or connection with the Realty Mogul Parties), on the other hand, relating to or arising out of this Agreement, any Common Share, the Site, and/or activities or relationships that involve, lead to, or result from any of the foregoing, including the enforceability of this Arbitration Provision, any part thereof, or the entire Agreement.”  Based on the foregoing, the Company believes that the arbitration provisions apply to “Claims” relating to the Offering and only in compliance with federal securities laws in so far as such compliance is directly related to the Offering.

The Company is not waiving its compliance with federal securities laws and the rules and regulations thereunder through the use of arbitration provisions in the subscription agreement.  In addition, shareholders are not deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder by agreeing to the arbitration provisions yin the subscription agreement.

Valuation Policies

At the end of each fiscal quarter (or as soon as commercially reasonably thereafter), our affiliates’ internal accountants will calculate our NAV per share. The NAV calculation will reflect the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding as of the determination date. Our commercial real estate assets and investments will constitute a significant component of our total assets. We will take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, outstanding principal balance, market default rates, discount rates, loss severity rates and, if our Manager deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by an independent valuation expert.

As with any methodology used to estimate value, the methodology that will be employed by our affiliates’ internal accountants is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. NAV will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a shareholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share that shareholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV.  While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website.

Quarterly NAV Share Price Adjustments

The offering price per share will equal the greater of (i) $10.00 per share or (ii) our NAV per share (calculated as our NAV divided by the number of our common shares outstanding as of the end of the prior fiscal quarter) and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). Common shares sold pursuant to our distribution reinvestment plan will be sold at different prices, and no sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan. See “Description of Our Common Shares ─ Distribution Reinvestment Plan” for additional information. While this offering is ongoing, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share and the offering price per share that will be applicable for the following three month period, which we refer to as the pricing supplement. Additionally, we will identify the current offering price per share as well as our NAV per share on our website, www.realtymogul.com. Our website will also contain this offering circular, including any supplements and amendments. As long as this offering continues, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV per share. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website. We will also use that updated NAV per share to determine whether to change the offering price for new shares of the remainder of the fiscal quarter. Any subscriptions that we receive prior to our announcement of a new offering price per share will be executed at the price per share in effect on the date the subscription is received. Thus, even if settlement occurs following the announcement of a new offering price per share, the purchase price for the shares will be the price in effect at the time the subscription was received.

Quarterly Share Repurchase Program

While you should view your investment as long-term, we have adopted a share repurchase program, whereby shareholders may request that we repurchase up to 25% of their shares quarterly while this offering is ongoing. We may make repurchases upon the death of a shareholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”).

Our shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our shareholders with some liquidity, we have adopted a share repurchase program that may enable you to sell your shares to us in limited circumstances.

Shareholders may present for repurchase all or a portion of their shares to us in accordance with the procedures outlined herein. Upon such presentation, we may, subject to the conditions and limitations described below, repurchase the shares presented to us for cash subject to the availability of cash to fund such repurchase, which will be determined by our Manager, in its full discretion.

In the event there are insufficient funds to honor all requested share repurchases, we will use the funds available and honor the repurchase requests on a pro-rata basis.

We will not pay our Manager or its affiliates any fees to complete any transactions under our share repurchase program.

We may make repurchases upon the death of a shareholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). For ordinary repurchases, the Effective Repurchase Rate will depend upon how long a shareholder requesting redemption has held his or her shares. Exception repurchases are not subject to any discount associated with the amount of time the shares were held and will be repurchased at 100% of the most recently announced NAV per share. For all other repurchases, we will repurchase the shares at the lower of the price the shareholder paid for his or her shares or the most recently announced NAV per share, multiplied by the Effective Repurchase Rate. The repurchase rates at which we will repurchase shares are presented in the table below.

Effective
Share Repurchase Anniversary (Year)	Repurchase Rate
Less than 1 year	(Lock-up) 0%
1 year until 2 years	98%
2 years until 3 years	99%
3 or more years	100%
Death (Exception Repurchases)	100%

Any fee charged to the Company by a third party in connection with a repurchase will be deducted from the total repurchase price. For purposes of determining the time period a shareholder has held each share, the time period begins as of the date the shareholder acquired the share.

In the event that a shareholder requests repurchase of 100% of the shares owned by the shareholder on the date of presentment, we will waive the one-year holding period requirement for any shares presented that were acquired through our distribution reinvestment plan and such shareholder will be deemed to have withdrawn from the distribution reinvestment plan.

At any time we are engaged in an offering of shares, the price at which we will repurchase shares will never be greater than the applicable per share offering price in effect on the date of the share repurchase.

Repurchases of our common shares will be made quarterly upon written request to us at least 30 days prior to the end of the applicable quarter and will be made within 45 days of the end of the applicable quarter, which we refer to as the repurchase date. Shareholders may withdraw their repurchase request any time prior to the repurchase date. If we agree to honor a repurchase request, the common shares to be repurchased will cease to accrue distributions or have voting rights as of the repurchase date. If we are unable to honor a repurchase request, you can (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchase can be made pursuant to the limitation of the repurchase program when sufficient funds are available.

We intend to limit the number of shares to be repurchased during any calendar year to 5.0% of the weighted average number of common shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). During the period that this offering is ongoing, all shareholders who have held their shares for at least one year may request us to repurchase up to 25% of their shares quarterly, up to the aggregate quarterly and annual limitations discussed above. Once we have concluded this offering, we intend to evaluate share repurchase levels on a quarterly basis depending on our available cash.

In addition, following the conclusion of this offering, our Manager may, in its sole discretion, amend, suspend or terminate the share repurchase program at any time. Reasons we may amend, suspend or terminate the share repurchase program include (i) to protect our operations and our remaining shareholders, (ii) to prevent an undue burden on our liquidity, (iii) to preserve our status as a REIT, (iv) following any material decrease in our NAV, or (v) for any other reason. Following the conclusion of this offering, our Manager may also, in its sole discretion, decline any particular share repurchase request if it believes such action is necessary to preserve our status as a REIT (for example, if a repurchase request would cause a non-repurchasing shareholder to violate the ownership limits in our LLC Agreement or if a repurchase constitutes a “dividend equivalent repurchase” that could give rise to a preferential dividend issue). Therefore, you may not have the opportunity to make a share repurchase request prior to any potential termination of our share repurchase program.

For more information about our share repurchase program or to submit a repurchase request, please contact us by email at MogulREITI@realtymogul.com.

Ownership and Transfer of Shares Policy

In addition to the provisions in our LLC Agreement relating to transfers of our shares, we have adopted the following policy concerning the ownership and transfer of our shares.

Shareholders seeking to assign or transfer all or a portion of their shares must satisfy the following requirements:

•	A shareholder wishing to assign or transfer all or a portion of its shares must have held its shares for at least one year;

•

No shareholder may transfer or assign all or any portion of its shares to any individual or entity that does not possess the financial qualifications required of all individuals or entities that become shareholders, as described in the Offering Circular and LLC Agreement;

•

A shareholder wishing to assign or transfer all or a portion of its shares must provide a letter by an attorney, or similar documentation, attesting to the financial qualifications of the desired transferee or assignee as required of all individuals who become shareholders, as described in the Offering Circular and LLC Agreement. In addition, if the shareholder wishing to assign or transfer all or a portion of its shares is an entity, it must provide a letter by an attorney, or similar documentation, attesting that such transfer or assignment is permissible, as described in the Offering Circular and LLC Agreement;

•

Any such transfer shall be made at least 30 days prior to the desired transfer or assignment and by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of the LLC Agreement or this Offering Circular, and which has been duly executed by the assignor of such shares and accepted by the Manager in writing. Upon such acceptance by the Manager, such an assignee shall take shares subject to all terms of the Offering Circular, the LLC Agreement and all accompanying documents and shall become a shareholder;

•	A transfer fee shall be paid by the transferring shareholder in such amount as may be required by the Manager to cover all reasonable expenses connected with such assignment; and

•	Transfer requests that comply with the LLC Agreement and the foregoing requirements will be processed on the first day of each month.

Our ownership and transfer of shares policy may be amended at any time in our Manager’s discretion.

Reports to Shareholders

Our LLC Agreement requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year.  Our Manager is required to take reasonable steps to ensure that the annual report complies with our LLC Agreement provisions and with applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as certain asset acquisitions.  We will file updated offering circulars and offering circular supplements with the SEC.  We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC.  In addition, we will provide you with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through the Realty Mogul Platform website at www.realtymogul.com.  You may access and print all periodic updates provided through our website.  As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates.  If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address.  We will provide you with paper copies at any time upon request.  The contents of the Realty Mogul Platform website are not incorporated by reference in or otherwise a part of this offering circular.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares.  For purposes of this section, references to “we,” “us” or the “Company” means only MogulREIT I, LLC and not its subsidiaries or other lower-tier entities, except as otherwise indicated.  This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below.  No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary.  The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular.  This summary is for general information purposes only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common shares through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in the Company;

•	tax exempt organizations, except to the extent discussed below in “—Taxation of Tax Exempt U.S. Shareholders;” and

•	non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of Non-U.S. Shareholders.”

This summary assumes that shareholders will hold our common shares as capital assets, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our common shares who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. shareholder is a beneficial owner of our common shares who is a U.S. person.  A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code.  For the purposes of this summary, a non-U.S. person is a beneficial owner of our common shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. shareholder is a beneficial owner of our common shares who is a non-U.S. person.  The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE.  IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES.  YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of the Company

We elected to be taxed, and currently qualify, as a REIT under the Code, commencing with the taxable year ended December 31, 2016.  We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

In the opinion of Morris, Manning & Martin, LLP, our tax counsel in connection with this offering, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2016, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2016.  Such opinion is based on various assumptions relating to our organization and proposed operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations.  While we believe that we are organized and intend to operate so that we maintain our qualification as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us or Morris, Manning & Martin, LLP that we will so qualify for any particular year. The opinion was expressed as of the date issued and does not cover subsequent periods. Morris, Manning & Martin, LLP has no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below.  In addition, our ability to maintain our qualification as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control.  Our ability to maintain our qualification as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us.  Such values may not be susceptible to a precise determination.  Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we maintain our qualification as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our shareholders.  This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from investment in a corporation.  Rather, income generated by a REIT is generally taxed only at the shareholder level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cash less income such as accrued but unpaid interest.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.  See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Code that would result in our failure to maintain our qualification as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification as a REIT.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain.  In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the shareholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our common shares.

•

We may own subsidiaries that will elect to be treated as TRSs, and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

•

We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or REMICs, or “taxable mortgage pools” to the extent our stock is held in record name by specified tax exempt organizations not subject to tax on unrelated business tax income, or UBTI, or non-U.S. sovereign investors.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities, referred to as the 5/50 Test in this offering circular;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes our Manager.  Our shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our shares do not prevent us from satisfying condition (2).  Although we are organized as a limited liability company, for U.S. federal income tax purposes we elected to be classified as a corporation in compliance with condition (3).  Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made.  We believe that the shares sold in this offering will allow us to timely comply with condition (6).  However, depending on the number of shareholders who subscribe for shares in this offering and the timing of subscriptions, we may need to conduct an additional offering of preferred shares to timely comply with (5).  To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares.  Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test.  In addition, our LLC Agreement provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described above.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below.  However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code.  For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests.  Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners.  We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement.  In general, partnerships are not subject to U.S. federal income tax.  However, under recently enacted rules that became effective for taxable years beginning after December 31, 2017, a partnership in which we invest may be required to pay the hypothetical increase in partner-level taxes resulting from an adjustment of partnership tax items on audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below.  A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two.  Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status.  Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes.  Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation.  Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation.  See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS.  The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes.  Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns.  Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary.  This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.  Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries.  If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to shareholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates.  See “—Taxation of Taxable U.S. Shareholders” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs.  While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to continue to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules.  In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests.  In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a CDO investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions.  Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Taxable Mortgage Pools

We may enter into transactions that could result in us being considered to own interests in one or more taxable mortgage pools.  An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes.  However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool.  If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT.  Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s shareholders.  See “—Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply.  Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and could be subject to corporate income tax.  In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS).  When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly.  As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests.  We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement.  Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test.  Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear.  Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests).  Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test.  In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests.  First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments.  Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property.  If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest outstanding balance of the loan during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property.  With respect to loans to develop or improve real property, we are permitted to include as real property collateral for the foregoing apportionment purposes the sum of the fair market value of the undeveloped land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan.  The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to continue to qualify as a REIT.

In the event a mortgage loan is modified, we may be required to retest the loan under the apportionment rules discussed above by comparing the outstanding balance of the modified loan to the fair market value of the collateral real property at the time of modification.

Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person.  This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property.  If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property.  The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test.  Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law.  Structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical, and the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor.  Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test.  To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for purposes of the 75% gross income test.

We may hold indirect participation interests in some loans, rather than direct ownership of the loan.  The borrower on the underlying loan is typically not a party to the participation agreement.  The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan.  The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower.  We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset test that also generates qualifying mortgage interest for purposes of the 75% gross income test, to the extent that the loan underlying the participation is a qualifying real estate asset that generates qualifying income for such purposes.  The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.  In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to continue to qualify as a REIT.

We expect that any mortgage backed securities that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such mortgage backed securities will be qualifying income for the 95% gross income test.  In the case of mortgage backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust.  The interest on such mortgage loans, and any mortgage loans that we own directly, would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is adequately secured by real property, as discussed above.  In the case of mortgage backed securities treated as interests in a REMIC for U.S. federal income tax purposes, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests.  However, if less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test.  We expect that any interest income from mortgage backed securities that are not treated as an interest in a grantor trust or an interest in a REMIC will not be qualifying income for purposes of the 75% gross income test.  Mortgage loans that may be held by a grantor trust or REMIC may not necessarily qualify as “real estate assets” for purposes of the REIT rules.  As a result, it may be difficult, if not impossible, to determine whether income from certain CMBS investments will be qualifying 75% gross income.  In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

Fee Income

Although not currently contemplated, we may receive various fees and expense reimbursements from borrowers in connection with originating loans.  Fees that are for entering into agreements to make loans are qualifying income for both gross income tests.  Other fees that are treated as “points” are treated as additional interest on the loan and are qualifying or nonqualifying based on whether the loan is a real estate asset.  However, fees for services will not be qualifying income for purposes of both the 75% and 95% gross income tests.  In addition, certain expense reimbursements received from the borrower, and even certain expenses paid by the borrower directly to a third party service provider, may result in nonqualifying income for both gross income tests to the extent such amounts are reimbursements for expenses that benefit us.  Any fees earned by a TRS will not be included for purposes of the gross income tests but the use of a TRS to originate loans to avoid such nonqualifying income may increase the taxes paid by the TRS.

Dividend Income

We may receive material distributions from TRSs.  These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation.  Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

If we invest in an entity treated as a “passive foreign investment company” or “controlled foreign corporation” for U.S. federal income tax purposes, which could include a CDO investment, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions.  Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Treatment of Certain Debt Instruments as Equity

We may hold loans with relatively high loan-to-value ratios and/or high yields.  Additionally, we may receive equity interests in borrowers in connection with loans that we acquire.  These features can cause a loan to be treated as equity for U.S. federal income tax purposes.  Although we intend to only acquire loans that should be respected as debt for U.S. federal income tax purposes, there can be no assurance that the IRS will not challenge our treatment of one or more of our acquired loans as debt for U.S. federal income tax purposes.  In the event the IRS was successful in such a challenge, all or a portion of the income from any such loans received from borrowers that are treated as partnerships for U.S. federal income tax purposes may be viewed as guaranteed payments under the partnership tax rules, in which case such income may not be qualifying income for the REIT income tests, and may be treated as income from a prohibited transaction, which is excluded from the REIT income tests.  As a result, such a recharacterization could adversely affect our ability to continue to qualify as a REIT.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities.  Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments.  Except to the extent provided by Treasury regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, or (2) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into.  To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.  We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Rents from Real Property

We may acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns), and may acquire other interests in real property (including equity participations).  However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following.  If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property.  The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person.  However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us.  Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS.  We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property.  In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property.  In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom Income

Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.  For example, we may acquire debt instruments that provide for interest that accrues or is payable in kind, in which case we will be required to include that income for tax purposes as it accrues rather than when it is paid in cash.  To the extent we purchase debt instruments at a discount after their original issuance, the discount may represent “market discount.”  Unlike original issue discount, market discount is not required to be included in income on a constant yield method.  However, we will be required to treat a portion of any principal payments as ordinary income in an amount equal to the market discount that has accrued while we held the debt instrument.  If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument.

We may acquire loans that provide us with rights to participate in the appreciation of the collateral real property securing our debt instrument at specified times or that provide for other contingent payments based on the borrower’s performance.  In circumstances where such equity features are part of the loan and not treated as a separate equity investment, we generally will be required to accrue for tax purposes the projected increase in the yield on the loan attributable to the participation feature or contingent payments over the term of the loan, even though we do not receive any cash attributable to the participation feature or contingent payments until some point in the future, if ever.  In circumstances where our equity participation is structured as a separate interest from the loans, we will be required to allocate the amount we pay for the loan and the equity interest between those securities and, depending on the circumstances, such allocation may result in additional discount on the loan that must be accrued for tax purposes over the life of the loan (even though no corresponding cash payment is made until later).

We may also acquire debt instruments below par that are subsequently modified by agreement with the borrower.  Under applicable Treasury regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument.  Because our tax basis in such debt instruments may be substantially less than the face value, we could have significant income without any corresponding receipt of cash.  Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is fully secured by real property.

In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to accrue the unpaid interest as taxable income.

Finally, we may be required under the terms of our indebtedness to use cash received from interest payments to make nondeductible principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution.  In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.  See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests.  We cannot assure you, however, that we will be able to satisfy the gross income tests.  If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still continue to qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code.  These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulations.  It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances.  If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not continue to qualify as a REIT.  As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets.  At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities.  For this purpose, real estate assets include loans secured by mortgages on real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property), shares in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and debt instruments issued by publicly offered REITs. A “publicly offered REIT” means a real estate investment trust which is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs are subject to the additional following asset tests: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value, and (iii) not more than 25% of our assets may consist of “nonqualified publicly offered REIT debt instruments.”  A “nonqualified publicly offered REIT debt instrument” means debt instruments issued by publicly offered REITs that only qualify as “real estate assets” by virtue of provisions of the Code. In addition, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT.  In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code.  In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).  As a result, the straight debt exception would not be available to us with respect to a loan where we also hold an equity participation in the borrower through a TRS.

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan.  Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets.  Under special guidance issued by the IRS, if the value of the mortgage loan exceeds the greater of the current value of the real property securing the loan and the value of the real property securing the loan at the time we committed to acquire the loan, such excess will not be a qualifying real estate asset.  Furthermore, we may be required to retest modified loans to determine if the modified loan is adequately secured by real property as of the modification date if the modification results in a taxable exchange.  However, under special guidance issued by the IRS, if a loan modification occurred as a result of default or we reasonably believed that there was a significant risk of default and the modification reduced such risk, we generally would not be required to retest such modified loan.

As discussed above under “—Gross Income Tests,” certain loans that we might acquire could be at risk of being treated as equity interests in the borrower for U.S. federal income tax purposes.  In such cases, we would likely be treated as owning our proportionate share of the borrower’s assets (if the borrower is a pass-through entity) or as owning corporate stock (if the borrower is a corporation), which could adversely affect our ability to comply with the asset tests.

As discussed above under “—Gross Income Tests,” there may be circumstances in which our mezzanine loans do not comply with the safe harbor under Revenue Procedure 2003-65.  To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT status.

As discussed above under “—Gross Income Tests,” participation interests in loans that we acquire may not be treated as direct interests in the underlying mortgage loan, which may cause the participation interest to not qualify as a real estate asset.  While we intend that any such participation interests will be structured in a manner so as to be treated for REIT purposes as equivalent to a direct interest in the loan, and therefore, as a real estate asset, there can be no guarantee that such treatment is respected by the IRS.

Regular or residual interests in REMICs are generally treated as a real estate asset.  If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC.  The IRS has issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests.  The remaining 20% of the value of the REIT’s interest in the REMIC would not qualify as a real estate asset for purposes of the REIT asset tests and could adversely affect our ability to continue to qualify as a REIT.  In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust.  Such mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent they are secured by real property.  Investments in mortgage backed securities that are not interests in a grantor trust or REMIC or government securities will not be treated as qualifying assets for purposes of the 75% asset test and will be subject to the 5% asset test, the 10% value test, the 10% vote test and the 20% securities test described above.

We may enter into repurchase agreements under which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets.  We generally believe that we would be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement, and the repurchase agreement would be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement.  It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, which could impact our REIT status.

We believe that our loan holdings and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.  There can be no assurance, however, that we will be successful in this effort.  In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets (or the value of the collateral securing our loans).  We may not obtain independent appraisals to support our conclusions concerning the values of our assets, or in many cases, the values may not be susceptible to a precise determination and are subject to change in the future.  In some cases, we may rely on our own valuation that differs from the value determined by an appraiser.  There can be no assurance that the IRS will not disagree with the determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to continue to qualify as a REIT.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values.  If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter.  If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000.  If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Annual Distribution Requirements

In order to continue to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year.  Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared.  In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year.  These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.”  A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.  To avoid paying preferential dividends, we must treat every shareholder of the class of shares with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class.  Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends.  Preferential dividends potentially include “dividend equivalent repurchases.”  Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent repurchases.  (See “— Taxation of Taxable U.S. Shareholders — Repurchases of Common Shares” below for a discussion of when repurchases are dividend equivalent and measures we intend to take to avoid them.)

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion.  In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains.  In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us.  Our shareholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax.  We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time-to-time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures.  See “—Gross Income Tests—Phantom Income” above.  In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends.  In the case of a taxable stock dividend, shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year.  In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends.  However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

If we directly or indirectly acquire a residual interest in a REMIC or equity interests in a taxable mortgage pool, a portion of our income from such arrangements may be treated as “excess inclusion income.”  See “—Effect of Subsidiary Entities—Taxable Mortgage Pools.”  We are required to allocate any excess inclusion income to our shareholders in proportion to their dividends.  We would be subject to U.S. corporate tax to the extent of any excess inclusion income from the REMIC residual interest or taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income.  Our LLC Agreement allows us to deduct such taxes from the distributions otherwise payable to the responsible disqualified organizations.  Because this tax would be imposed on the Company, however, unless we can recover the tax out of distributions to the disqualified organizations, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of the Company or a portion of our assets as a taxable mortgage pool.

Shareholders who are not disqualified organizations will have to treat our dividends as excess inclusion income to the extent of their allocable shares of our excess inclusion income.  This income cannot be offset by net operating losses of our shareholders.  If the shareholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as unrelated business taxable income under Section 512 of the Code.  If the shareholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.  If the shareholder is a REIT, a regulated investment company, or an RIC, common trust fund or other pass-through entity, the shareholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax.  The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT.  For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale).  The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).  Thus, we intend to conduct our operations so that loans or other assets owned by us (or assets that are the subject of a shared appreciation provision that we own) that are inventory or held primarily for sale to customers in the ordinary course of business are held through a TRS.  However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances, and no assurance can be given that we will be successful in isolating all investments subject to the 100% tax in our TRSs or that we will not engage in prohibited transactions outside of our TRSs.  With respect to kickers treated as equity for U.S. federal income tax purposes, as well as any loans treated as equity interests in our borrowers for U.S. federal income tax purposes (see “—Gross Income Tests—Treatment of Certain Debt Instruments as Equity”), our income from such interests may be income from a prohibited transaction subject to the 100% tax if the underlying real property is treated as held as inventory or primarily for sale to customers.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property.  REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test.  Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Shared Appreciation Mortgages/Equity Participations

In connection with our acquisition of loans, we could obtain rights to share in the appreciation of the underlying collateral real property securing the mortgage loan.  These participation features may be structured as “shared appreciation provisions” that are in connection with the loan itself or as a severable contingent right on the collateral.  The participation features are sometimes referred to as “kickers.”  To the extent the shared appreciation provision is in connection with the loan secured by real property, any income derived from the shared appreciation provision will be treated as gain from the sale of the collateral property for REIT income test purposes and for purposes of determining whether such income is income from a prohibited transaction.  However, this treatment will not impact the character of the shared appreciation payment as contingent interest for other tax purposes.  To the extent a participation feature is structured as a severable contingent right in the collateral property, or otherwise does not meet the definition of “shared appreciation provision,” we may either be treated as owning an equity interest in the collateral property for the REIT income and asset tests or as holding a loan that provides for interest based on net profits, which would not be qualifying income for both the 75% and 95% REIT income tests.  We may hold severable contingent rights through a TRS, in which case they will be subject to corporate tax but will not generate non-qualifying income (except to the extent of TRS dividends for the 75% income test) or non-qualifying assets (except to the extent of the additional value in the TRS stock).

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available).  This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause.  If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates.  Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made.  In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable in the case of U.S. shareholders (as defined above) who are individuals at a maximum capital gains rate of 20%, and dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction.  Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost.  It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax exempt organizations.

Distributions

Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. shareholders, including distributions that are reinvested pursuant to our distribution reinvestment plan, out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations.  Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations.  As discussed above, if we realize excess inclusion income and allocate it to a taxable U.S. shareholder, that income cannot be offset by net operating losses of such shareholder. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have a tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our stock.  To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains.  U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us.  Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income.  Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders who are individuals and 35% for corporations.  Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. shareholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s common shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares.  To the extent that such distributions exceed the adjusted tax basis of a U.S. shareholder’s common shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements.  See “—Taxation of the Company” and “—Annual Distribution Requirements.”  Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us.

To the extent a U.S. shareholder elects to participate in our distribution reinvestment plan, a tax liability may be incurred for allocated distributions withheld and reinvested pursuant to our distribution reinvestment plan. A shareholder will be treated as if a cash distribution was received and then applied to a purchase of additional shares. If shares were purchased through our distribution reinvestment plan at a discount to their fair market value, it will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. A U.S. shareholder will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. A U.S. shareholder may be subject to back up withholding if certain tax requirements are not complied with. See “– Backup Withholding and Information Reporting.”

 Qualified Business Income

The Tax Act adds new section 199A to the Code, which reduces the income tax imposed on qualified business income (“QBI”) derived by an individual, estate or trust from a partnership, S corporation or sole proprietorship by creating a new deduction of up to 20% of the QBI of each individual. Accordingly, the top marginal tax rate on QBI that qualifies for the 20% deduction under the Act is 29.6%. These provisions are effective for taxable years beginning after December 31, 2017, and will expire on December 31, 2025.

QBI for a taxable year is defined as the net amount of domestic qualified items of income, gain, deduction and loss with respect to the taxpayer’s qualified trades and businesses, which generally means any trades or businesses other than specified service businesses. “Specified service businesses” are professions in the fields of health, law, consulting, athletics, financial services, brokerage services, or any trade or business in which the principal asset of such trade or business is the reputation or skill of one or more of its employees or owners, or which involves the performance of services that consist of investing and investment management, trading, or dealing in securities, partnership interests, or commodities. The Tax Act, however, allows individuals that derive business income from specified service businesses to treat such income as QBI if their taxable income is less than $315,000 (for married taxpayers filing a joint return) or $157,500 (for individuals).

The Tax Act limits the deduction for an individual’s QBI to the greater of (a) 50% of the individual’s “W-2 wages” paid with respect to the qualified trade or business, or (b) the sum of 2% of the W-2 wages plus 2.5% of the unadjusted basis of all “qualified property” immediately after its acquisition. Qualified property includes property of a character subject to depreciation and used in production of QBI. Such wages include wages subject to wage withholding, elective deferrals, and deferred compensation paid by the taxpayer during the calendar year. The W-2 wage limit does not apply for taxpayers with taxable income not exceeding $315,000 (for married taxpayers filing a joint return) or $157,500 (for other individuals).

QBI does not include certain investment-related income, gains, deductions, or losses. If a taxpayer has negative QBI for a particular year, the amount of such loss can be used to offset QBI in the following taxable year.

The Tax Act also excludes from QBI (1) any amount paid by an S corporation that is treated as reasonable compensation of the taxpayer and (2) any amount that is a guaranteed payment for services actually rendered to or on behalf of a partnership.

Ordinary REIT dividends are eligible for a full 20% deduction that is not subject to the wage limitations discussed above.

U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE WHETHER THEY QUALIFY FOR THE DEDUCTION UNDER SECTION 199A.

Dispositions of Our Common Shares

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if such shares were held for one year or less.  Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year).  In addition, any loss upon a sale or exchange of shares of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

Repurchases of Common Shares

A repurchase of shares will be treated under Section 302 of the Code as a taxable distribution unless the repurchase satisfies one of the tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as a sale or exchange of the repurchased shares.  A repurchase that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a repurchase treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The repurchase will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the shareholder, (ii) results in a “complete termination” of the shareholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code.  In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account.  Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular repurchase will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective shareholders are advised to consult their own tax advisers to determine such tax treatment.

If a repurchase of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the shareholder whose shares were repurchased.  In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any repurchase treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the repurchase, even though such shareholder did not actually receive cash or other property as a result of such repurchase.  The amount of any such constructive dividend would be added to the non-repurchasing shareholder’s basis in his shares.  It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that repurchases taxed as dividends impair our ability to satisfy our distribution requirements under the Code.  To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “—Requirements for Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our shareholders’ percentage interests in our common shares and identify any such dividend equivalent repurchases, and we will decline to effect a repurchases to the extent that we believe that it would constitute a dividend equivalent repurchase.  However, we cannot assure you that we will be successful in preventing all dividend equivalent repurchase.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. In general, the U.S. federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust. ” Each shareholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the shareholder. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares, including the potential incurrence of income treated as UBTI for tax-exempt shareholders.

Medicare Tax on Unearned Income

U.S. shareholders that are individuals, estates or trusts may be required to pay an additional 3.8% federal tax on net investment income including, among other things, dividends on and capital gains from the sale or other disposition of stock.  U.S. shareholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our common shares.

Taxation of Tax Exempt U.S. Shareholders

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation.  However, they are subject to taxation on their UBTI.  While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI.  Based on that ruling, and provided that (1) a tax exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt shareholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax exempt U.S. shareholder.  Excess inclusion income as allocated to a tax-exempt U.S. shareholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us).  See “—Excess Inclusion Income.”

Tax exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.”  We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

Tax exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our common shares.

Taxation of Non-U.S. Shareholders

General

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares.  In cases where a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, dividend income received in respect of our common shares and gain from the sale of our common shares generally will be “effectively connected income”, or ECI, subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation.  Additionally, non-U.S. shareholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains.  The remaining discussion below assumes the dividends and gain generated in respect of our common shares is not effectively connected to a U.S. trade or business of the non-U.S. shareholder and that the non-U.S. shareholder is not present in the U.S. for more than 183 days during any taxable year.

To the extent a non-U.S. shareholder elects to participate in our distribution reinvestment plan, a tax liability may be incurred for allocated distributions withheld and reinvested pursuant to our distribution reinvestment plan. A shareholder will be treated as if a cash distribution was received and then applied to a purchase of additional shares. A non-U.S. shareholder may be subject to back up withholding. See  – “Backup Withholding and Information Reporting.”

FIRPTA

Under the Foreign Investment in Real Property Tax Act, or FIRPTA, gains from U.S. real property interests, or USRPIs, are treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. shareholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States.  Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period.  Notwithstanding the foregoing rule, our common shares will not be a USRPI if either (i) we are “domestically-controlled”, (ii) our common shares owned is of a class that is regularly traded on an established securities market and the selling non-U.S. shareholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence) , (iii) with respect to a selling non-U.S shareholder that is a “qualified shareholder” (as described below) or (iv) with respect to a selling non-U.S. shareholder that is a “qualified foreign pension fund” (as described below). A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of common shares or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common shares is held directly or indirectly by non-U.S. persons.

Our shares are not currently traded on an established securities market.  We also cannot assure you that we will be domestically-controlled at all times in the future.  Thus, although we expect that many of our assets will not themselves be USRPIs, we cannot assure you that our stock is not or will not become a USRPI in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.  Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.  In addition, any portion of the dividends paid to non-U.S. shareholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions

A non-U.S. shareholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock.  Instead, the excess portion of the distribution will reduce the adjusted basis of that stock.  A non-U.S. shareholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our stock constitutes a USRPI.  If our stock is a USRPI, distributions in excess of both our earnings and the non-U.S. shareholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax.  Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. shareholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. shareholder’s tax basis in our stock).  The withheld amounts will be credited against any U.S. tax liability of the non-U.S. shareholder, and may be refundable to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability.  Even in the event our stock is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits.  However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability.

Capital Gain Dividends

Subject to an exception that may apply if our stock is regularly traded on an established securities market or if the selling non-U.S. shareholder is a “qualified shareholder” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. shareholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 35% withholding.  Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. shareholder that is a corporation.  In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as capital gains dividends.  Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax.  This FIRPTA look-through rule also applies to distributions in repurchases of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. shareholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received.  We currently are not publicly traded and such rules will not apply unless and until our common shares become “regularly traded” on an established securities exchange in the future.

Dispositions of Our Common Shares

A sale of our common shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI.  If our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. shareholder.  If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.

To the extent our common shares are held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” our common shares will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. shareholder that (i) (A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above.  However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s common shares (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our shares or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. For these purposes, an “applicable investor” is a  person who holds an interest in the qualified shareholder and holds more than 10% of our common shares applying certain constructive ownership rules.

FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by an qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

Repurchases and Liquidating Distributions

A repurchase of shares by a non-U.S. shareholder will be treated as a regular distribution or as a sale or exchange of the repurchased shares under the same rules of Section 302 of the Code that apply to U.S. shareholders and which are discussed above under “Taxation of Taxable U.S. Shareholders—Repurchases of Common Shares.”  Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a repurchase treated as a sale or exchange of our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a repurchase treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares.  Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect to our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exception described above that may apply to a holder of no more than 10% of our common shares if our common shares are regularly traded on an established securities market, distributions in repurchases of our common shares and liquidating distributions to non-U.S. shareholders will be treated as ECI and subject to 35% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. shareholders, to the extent that the distributions are attributable to gain from the sale of a

USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld.  Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or Social Security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  A U.S. shareholder that does not provide his or her correct taxpayer identification number or Social Security number may also be subject to penalties imposed by the IRS.  Backup withholding is not an additional tax.  In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.  Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty.  A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption.  Payment of the proceeds of a sale of our common shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act, commonly referred to as FATCA, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018.  Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders who own shares of our common shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders.  FATCA imposes a 30% withholding tax on dividends currently on, and will impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our common shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner.  If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement.  Prospective investors should consult their tax advisors regarding the application of FATCA to an investment in the Company.

State, Local and Non-U.S. Taxes

We and our shareholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside.  The state, local or non-U.S. tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above.  Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability.  Prospective shareholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury.  No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be enacted.  In particular, the Tax Act includes sweeping changes to U.S. tax laws and represents the most significant changes to the Code since 1986.  Changes to the U.S. federal income tax laws, including the Tax Act, and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common shares.

ERISA CONSIDERATIONS

This summary is based on provisions of ERISA and the Internal Revenue Code and the regulations issued thereunder through the date of this offering circular and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Benefit Plan (as defined below) investor. We cannot assure you that adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Internal Revenue Code provide a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans, including IRAs.  ERISA and the rules and regulations of the Department of Labor, or the DOL, under ERISA and the Internal Revenue Code and the rules and regulations of the Department of the Treasury contain provisions that should be considered by fiduciaries of employee benefit plans, including IRAs, subject to the ERISA and/or the Internal Revenue Code,  (“Benefit Plans”) and their legal advisors.  In particular, a fiduciary of an Benefit Plan should consider, among other things, whether an investment in our common shares (1) if applicable, satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that  the investment satisfy the prudence and diversification standards of ERISA and  the investment be in the best interests of the participants and beneficiaries of the Benefit Plan, (2) the investment be permissible under the terms of the Benefit Plan, including the Benefit Plan’s investment policies and other governing instruments, and (3) the investment does not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

In determining whether an investment in our common shares is prudent for ERISA purposes, a fiduciary of a Benefit Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Benefit Plan, and whether the investment is reasonably designed, as part of the Benefit Plan’s portfolio, to further the Benefit Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment.  It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any Benefit Plan or for advising any Benefit Plan as to the advisability or prudence of an investment in us.  Rather, it is the obligation of the appropriate fiduciary for each Benefit Plan to consider whether an investment in our common shares by the Benefit Plan, when judged in light of the overall portfolio of the Benefit Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Internal Revenue Code) having certain relationships to Benefit Plans, unless a statutory or administrative exemption is applicable to the transaction.  A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code, and the transaction might have to be rescinded.  In addition, a fiduciary who causes a Benefit Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the Benefit Plan and may be subject to other potential remedies.  For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost and the IRA owner (or beneficiary) generally would be taxable on the deemed distribution of all the assets in the IRA.

A Benefit Plan that proposes to invest in our common shares may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Internal Revenue Code, with respect to such Benefit Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Benefit Plan).  ERISA (and the Internal Revenue Code) prohibit plan assets from being used for the benefit of a party in interest (or disqualified person).  This prohibition generally is not triggered by certain “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Benefit Plan that is motivated solely by the interests of the Benefit Plan.  ERISA (and the Internal Revenue Code) also generally prohibit a fiduciary from using its position to cause the Benefit Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit.  Benefit Plans that propose to invest in our common shares should consult with their counsel to determine whether an investment in our common shares would result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Benefit Plan, referred to as “Plan Assets” in this offering circular, our management might be deemed to be fiduciaries of the investing Benefit Plan.  In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Section 406 of ERISA and/or the prohibited transaction rules of Section 4975 of the Internal Revenue Code.

The DOL  promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, or the “Plan Assets Regulation,”) that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Internal Revenue Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan acquires an “equity interest” will generally be deemed to be assets of such ERISA Plan unless the entity satisfies one of the exceptions to this general rule.  Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation.  The shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation.  In addition, the shares will not be issued by a registered investment company.

The 25% Limit.  Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s underlying assets would be deemed to include Plan Assets subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors”, referred to as the “25% Limit” in this offering circular.  For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded.  The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code, which includes IRAs, and (c) any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity).  The definition of a “benefit plan investor” generally excludes governmental, church, and foreign benefit plans, but for purposes of calculating the 25% limitation includes IRAs. Thus, our assets would not be considered to be Plan Assets for purposes of ERISA so long as the 25% Limit is not exceeded.  Our LLC Agreement provides that if benefit plan investors equal or exceed the 25% Limit, we may repurchase their interests at a price equal to the then current NAV per share.  We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies.  Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.  In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company, or REOC, or a venture capital operating company, or VCOC.  An entity is a REOC if: (i) on its initial valuation date and on at least one day within each annual valuation period, at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period.  The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment.  An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.  Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity.  An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments.  The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is met or exceeded and we do not exercise our right to repurchase the shares of benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as Plan Assets of any investing ERISA Plan for purposes of the Plan Assets Regulation.  Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute Plan Assets for purposes of ERISA.  However, no assurance can be given that this will be the case.

If our assets are deemed to constitute Plan Assets, certain of the transactions in which we might normally engage could constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.  In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a benefit plan investor to repurchase their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Internal Revenue Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Internal Revenue Code Section 4975 relevant to an investment in our common shares.

Shares sold by us may be purchased or owned by investors who are investing Benefit Plan assets.  Our acceptance of an investment by a Benefit Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for the Benefit Plan.  In consultation with its advisors, each prospective Benefit Plan investor should carefully consider whether an investment in the Company is appropriate for, and permissible under, the terms of the Benefit Plan’s governing documents and applicable law.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Internal Revenue Code Section 4975, may nevertheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code as well as to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code.  Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

IRAs and non-ERISA Keogh plans, while not subject to ERISA, are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in, or affiliation with, the Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Benefit Plan investors should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Benefit Plan from time to time.   In addition, fiduciaries of Benefit Plans may be required to determine the fair market value of the assets of such Benefit Plans on at least an annual basis and, sometimes, more frequently.  Benefit Plan investors should consider whether an investment in our shares will inhibit the Benefit Plan’s ability to value its plan assets in accordance with ERISA and the terms of the Benefit Plan.   See the section entitled “Risk Factors - Retirement Plan Risks” above for more information.

PLAN OF DISTRIBUTION

We are continuing to offer up to $50,000,000 in our common shares pursuant to this offering circular.  Under Regulation A, we are only allowed to sell up to $50,000,000 of our common shares in this follow-on offering less the amount sold in the initial offering during the twelve-month period prior to the commencement of the follow-on offering. With the exception of offering our common shares online through select RIA partners, our common shares being offered hereby will only be offered by registered representatives of NCPS through the Realty Mogul Platform at www.realtymogul.com.

Our Sponsor has entered into a Selling and Distribution Agreement with NCPS. Pursuant to the Selling and Distribution Agreement, our Sponsor will pay up to a 1.20% commission on the proceeds from the sale of any shares that the broker executed. These commissions will not be paid by, or charged to, either the Company or its investors.  Additionally, our Sponsor will pay the broker for any reimbursements, including miscellaneous expenses such as mailing or copy charges, which shall not exceed $1,000 in the aggregate, and such reimbursements are items of value under FINRA rules. All items of compensation in connection with this offering, from any source, payable to NCPS shall not exceed 10% of the gross proceeds of the offering. Certain employees of Realty Mogul, Co. are also registered representatives sponsored by NCPS. We anticipate that NCPS’s activity on our behalf will be conducted largely by such registered representatives, and a portion of the sales commission received by NCPS will be paid to those registered representatives, and such registered representatives may be reimbursed for miscellaneous expenses, such as mailing or copy charges and phone allowances. These dual employees also receive compensation in the form of a salary from Realty Mogul, Co., a portion of which is considered an item of value under FINRA rules.

The Selling and Distribution Agreement may be terminated by our Sponsor or NCPS, as applicable, at any time (i) upon ninety days’ prior written notice to the other party, (ii) immediately in the event of a material breach by the other party, (iii) upon sale of all of the shares in the offering or (iv) immediately by the Sponsor in its sole and absolute discretion.

Additionally,  NCPS may be entitled to receive a 2-4% finders’ fee for capital raising services rendered to third parties in which we invest, subject to a minimum fee of $50,000 per transaction.  This fee will not be charged to our Sponsor, the Company or our shareholders nor is it a fee that will be earned through the distribution of our shares in this offering.  Instead, the sponsors of those investment opportunities will pay this fee.

Furthermore, the Company has incurred legal expenses of $74,324 in conjunction with this offering, a portion of which will benefit NCPS.  These legal fees are included in the offering and organization costs described in “Management Compensation.”  Realty Mogul, Co. has paid these expenses on our behalf, and the Company will reimburse Realty Mogul, Co. according to the reimbursement procedures for offering and organization costs described elsewhere in this offering circular.

Our Sponsor previously acquired 250 common shares at a price equal to the initial public offering price in connection with our formation. The Sponsor may not sell these shares during this offering, or sell, transfer, assign, pledge, or hypothecate, or subject them to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the shares for a period of 180 days immediately following the date this offering is qualified, except as allowed under FINRA rules.

The Realty Mogul Platform is not subject to the registration requirements of Section 304 of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.” Realty Mogul, Co., the parent company of our Sponsor, maintains a registered broker-dealer, Mogul Securities, LLC, however such entity presently has no operations and it is not participating in this offering.

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Realty Mogul Platform website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our common shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached as an exhibit to this offering circular and make arrangements to pay for its subscription amount in accordance with the instructions provided therein. If a prospective investor elects to participate in our distribution reinvestment plan, distributions earned from shares purchased will be automatically reinvested pursuant to our distribution reinvestment plan. See Description of Common Shares—Distribution Reinvestment Plan, and Exhibit 4.2.

Settlement will occur as promptly as reasonably practicable after a prospective investor submits a subscription agreement.  An investor will become a member of the Company, including for tax purposes, and the shares will be issued, as of the date of settlement.  Settlement will not occur until an investor’s funds have cleared and our Manager accepts the investor as a member.  Once submitted, an investor’s subscription is irrevocable. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act.  If any prospective investor’s subscription is rejected, the Company will not draw funds from the prospective investor and any funds received from such investor will be returned without interest or deduction.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act).  As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange.  “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).  Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

We intend to offer and sell our common shares in this offering to qualified purchasers in every state of the United States. However, we intend to offer approximately 800,000 shares for sale in Texas and approximately 150,000 shares for sale in Washington.

Certificates Will Not be Issued

We will not issue certificates.  Instead, our common shares will be recorded and maintained on the Company’s membership register.

Transferability of our Common Shares

Our common shares are generally freely transferable by our shareholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with our ownership and transfer of shares policy, the transfer provisions of our LLC Agreement related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation.  The transfer of any of our common shares in violation of our LLC Agreement or our ownership and transfer of shares policy will be deemed invalid, null and void, and of no force or effect.  Any person to whom our common shares are attempted to be transferred in violation of our LLC Agreement or our ownership and transfer of shares policy will not be entitled to vote on matters coming before the shareholders, receive distributions from the Company or have any other rights in or with respect to our common shares.  We will not have the ability to reject a transfer of our common shares where all applicable transfer requirements, including those imposed under our ownership and transfer of shares policy or the transfer provisions of our LLC Agreement, are satisfied.

No Escrow

The proceeds of this offering will not be placed into an escrow account.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering, although only when accompanied by or preceded by the delivery of this offering circular, including, in the context of electronic sales materials, a hyperlink to the offering circular.  These materials may include: property brochures, articles and publications concerning real estate, public advertisements, audio-visual materials, “pay per click” advertisements on social media and search engine internet websites, electronic correspondence transmitting the offering circular, electronic brochures containing a summary description of this offering, electronic fact sheets describing the general nature of this offering and our investment objectives, online investor presentations, website material, electronic media presentations, client seminars and seminar advertisements and invitations, and third party industry-related article reprints in each case only as authorized by us.  In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.  Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this offering, us or our common shares and are not to be considered part of this offering circular.  This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our common shares.

Offering Circular Supplements and Post-Qualification Amendments

In accordance with the Securities Act Industry Guide 5, we undertake to:

•

file a sticker supplement pursuant to Rule 253(g) under the Securities Act during the distribution period describing each real estate-related asset not identified in the offering circular at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders.  Each sticker supplement shall disclose all compensation and fees received by our Manager and its affiliates in connection with any such acquisition.  Where appropriate, the post-qualification amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period; and

•

file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, where applicable, to reflect each subscription made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

The first undertaking generally requires the Company, during the distribution period, (1) to file with the SEC a supplement regarding the probable acquisition of certain real estate-related assets, and (2) to provide the information contained in the amendment to shareholders simultaneously with the amendment’s filing with the SEC.

The Company is interpreting its requirement to file a supplement to apply only when there is a reasonable probability that it will acquire a significant property, as such term is interpreted by the SEC staff in Topic 6, which refers to the Division of Corporate Finance’s Financial Reporting Manual (a “Significant Property”).   As a general matter, during the distribution period a Significant Property, for purposes of this first undertaking, exists when the property (i) represents 10% or more of the Company’s total assets, (ii) is one of a group of properties purchased from a single seller that in the aggregate represent 10% or more of the Company’s total assets, or (iii) is one of a group of related properties that in the aggregate represent 10% or more of the Company’s total assets.  For purposes of prong (ii) of this test, the Company will treat a borrower on the loan as the seller, even if an affiliate of the Company originates or otherwise acquires the loan and resells it to the Company.   In determining its total assets during the distribution period, the Company will calculate its total assets as of the acquisition date of a Significant Property and will include in its calculation the proceeds (net of commissions) in good faith expected to be raised in the offering over the next 12 months.

Further, the Company will satisfy the requirement to provide the post-qualification amendment to shareholders by posting the post-qualification amendment to the offering statement, which contains the Offering Circular, along with the Offering Circular to www.realtymogul.com/mogulreit.

The second undertaking generally requires the Company, after the end of the distribution period, (1) to file with the SEC a current report on Form 1-U containing financial statements and other required information for certain acquisitions, and (2) to provide the information contained in the current report to shareholders at least once each quarter.

The Company is interpreting its requirement to file a current report on Form 1-U to apply only when it acquires a Significant Property after the distribution period.  As a general matter, a Significant Property acquired after the distribution period, for purposes of this second undertaking, is one that represents 10% or more of the Company’s total assets.  The Company will satisfy the requirement to provide the current report on Form 1-U to shareholders by posting it, along with the Offering Circular, to www.realtymogul.com/mogulreit.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire offering circular and any supplements accompanying this offering circular.

•

Electronically complete and execute a copy of the subscription agreement.  A specimen copy of the subscription agreement, including instructions for completing it, is included as an exhibit to this offering circular.  As outlined in the subscription agreement, each investor will need to electronically complete a Form W-9.

•	Electronically provide ACH instructions to us for the full purchase price of our common shares being subscribed for.

By executing the subscription agreement, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that for investors who do not qualify as “accredited investors” under Rule 501(a) of Regulation D, such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).  Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected by us as soon as reasonably practicable. We will not draw funds from any subscriber until the date your subscription is accepted.  If we accept your subscription, we will email you a confirmation.

Minimum Purchase Requirements

For investments made online through the Realty Mogul Platform, for non-IRAs and other tax deferred accounts, you must initially purchase at least 100 common shares in this offering, or $1,000 based on the current per share price, and at least 100 common shares, or $1,000 based on the current per share price, for subsequent investments. For IRAs, other tax deferred accounts, and investments made through select RIA custodial platforms, you must initially purchase at least 500 common shares in this offering, or $5,000 based on the current per share price, and at least 100 common shares, or $1,000 based on the current per share price, for subsequent investments.  In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers.  We will disclose any new investment amount on the Realty Mogul Platform at least two days in advance of that new minimum amount taking effect.  Factors that our Manager may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts.  Any change to the minimum investment amount will apply to all new purchasers.

The minimum investment amount for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan. In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount required for investments beyond the initial purchase. Factors that our Manager may consider in modifying the minimum investment amount for investments beyond the initial purchase include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, the amount of money raised in investments beyond initial purchases, and the average investment amount in purchases beyond the initial ones.

Purchase of Shares by Retirement Accounts

With respect to any investor who elects to open a new account with our preferred independent custodian to purchase shares through an IRA or other tax deferred account, our Sponsor has agreed to pay all custodial account maintenance fees charged by such independent custodian for the first year of investment, up to two consecutive quarters if an investor initially purchases at least 500 shares of our common stock in this offering, or $5,000 based on the current per share purchase price, and, up to four consecutive quarters if an investor initially purchases at least 1,000 shares of our common stock in this offering, or $10,000 based on the current per share purchase price. Any adjustment to fees must be disclosed by IRA Services to account holders at least 30 days prior to the effective change.

Purchase of Shares Via Select RIA Custodial Platforms

With respect to any investor who elects to purchase shares via select RIA custodial platforms, our Sponsor has agreed to pay all custodial fees charged by such independent custodian, up to the then current market rates for such custodial fees and up to a reasonable amount at the Sponsor’s discretion.

LEGAL MATTERS

Certain legal matters, including the validity of common shares offered hereby, have been passed upon for us by Morris, Manning & Martin, LLP. Morris, Manning & Martin, LLP has also provided an opinion on our qualification as a REIT for federal income tax purposes, as described above under U.S. Federal Income Tax Considerations.

EXPERTS

The financial statements as of December 31, 2017 and for the period March 2, 2016 (the date of the Company’s formation) through December 31, 2016 included in this offering circular have been audited by CohnReznick LLP, an independent auditor, as stated in its report appearing elsewhere in this offering circular.  Such financial statements are included in reliance upon the report of such firm given on the authority of said firm as experts in accounting and auditing.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we determine that one is needed.  As further described under “Description of our Common Shares—Valuation Policies”, our affiliates’ internal accountants will use the estimated market values provided as well as inputs from other sources in their calculation of our quarterly NAV per share.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering.  This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.  Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A and, accordingly, we will file annual reports, semi-annual reports and other information with the SEC.  You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549.  You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms.  The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

MogulREIT I, LLC

c/o RM Adviser, LLC

Attn: Investor Relations

10780 Santa Monica Blvd.

Suite 140

Los Angeles, CA 90025

MogulReitI@realtymogul.com

(877) 781-7153

Within 120 days after the end of each fiscal year we will provide to our shareholders of record an annual report.  The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.realtymogul.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

Independent Auditor's Report

To the Members
MogulREIT I, LLC

We have audited the accompanying consolidated financial statements of MogulREIT I, LLC, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, members' equity and cash flows for the year ended December 31, 2017 and the period March 2, 2016 (Inception) through December 31, 2016, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MogulREIT I, LLC as of December 31, 2017 and 2016, and its results of operations and its cash flows for the year ended December 31, 2017 and the period March 2, 2016 (Inception) through December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

/s/ CohnReznick LLP

Bethesda, Maryland

April 30, 2018

MogulREIT I, LLC

Consolidated Balance Sheets

As of December 31, 2017 and 2016

(Amounts in thousands, except share and per share data)

	As of December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$5,088	$250
Shareholder funds receivable	233	380
Real estate debt investments	25,558	5,799
Deferred offering costs, net of accumulated amortization of $622 and $53	387	519
Interest receivable	211	58
Other receivables	239	-
Prepaid expenses	4	-
Total Assets	$31,720	$7,006

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$124	$116
Deferred offering costs payable	1,009	572
Loans payable - related party	-	1,707
Accrued interest on related party loan	-	11
Dividends payable	201	31
Asset management fee payable	108	13
Total Liabilities	1,442	2,450

Members' Equity
Common Shares, $10 per share; unlimited shares authorized; 3,084,308 and 461,721
shares issued and outstanding, net of offering costs	30,204	4,564
Retained earnings (deficit)	74	(8)
Total Members' Equity	30,278	4,556

Total Liabilities and Members' Equity	$31,720	$7,006

The accompanying notes are an integral part of these financial statements.

MogulREIT I, LLC

Consolidated Statements of Income

For the Year ended December 31, 2017 and for the period March 2, 2016 (Inception) through December 31, 2016 (Amounts in thousands)

		For the Period
		March 2, 2016
	For the Year	(inception)
	ended	through
	December 31,	December 31,
	2017	2016
Interest Income
Interest and preferred return income	$1,981	$229
Interest expense	(23)	(11)
Net interest and preferred return income	1,958	218

Expenses
Asset management fees	186	13
General and administrative expenses	212	126
Other expenses (income)	(19)	-
Total expenses	379	139

Net income	$1,579	$79

The accompanying notes are an integral part of these financial statements.

MogulREIT I, LLC

Consolidated Statements of Members’ Equity

For the Year ended December 31, 2017 and for the period March 2, 2016 (Inception) through December 31, 2016

(Amounts in thousands, except share data)

	Common Shares			Total
			Retained	Shareholders'
	Shares	Amount	Earnings (Deficit)	Equity
March 2, 2016 (Inception)
Proceeds from issuance of common shares	457,921	$4,237	$-	$4,237
Shareholder funds receivable	3,800	380		380
Amortization of deferred offering costs	-	(53)	-	(53)
Distributions declared on common shares	-	-	(87)	(87)
Net income	-	-	79	79
Balance as of December 31, 2016	461,721	4,564	(8)	4,556
Proceeds from issuance of common shares	2,599,335	$25,976	$-	$25,976
Shareholder funds receivable	23,252	233		233
Amortization of deferred offering costs	-	(569)	-	(569)
Distributions declared on common shares	-	-	(1,495)	(1,496)
Net income	-	-	1,579	1,579
Balance as of December 31, 2017	3,084,308	$30,204	$74	$30,278

The accompanying notes are an integral part of these financial statements.

MogulREIT I, LLC

Consolidated Statements of Cash Flows

For the Year ended December 31, 2017 and for the period March 2, 2016 (Inception) through December 31, 2016 (Amounts in thousands)

		For the Period
		March 2, 2016
	For the Year	(inception)
	ended	through
	December 31,	December 31,
	2017	2016
OPERATING ACTIVITIES:
Net income	$1,579	$79
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net change in interest receivable	(153)	(58)
Net change in accounts payable and accrued expenses	(3)	127
Net change in asset management fee payable	95	13
Net change in prepaid expenses	(5)	-
Net change in other receivables	(239)	-
Net cash provided by operating activities	1,274	161
INVESTING ACTIVITIES:
Investment in debt related investments	(26,210)	(5,799)
Repayment of debt related investments	6,451	-
Net cash used in investing activities	(19,759)	(5,799)
FINANCING ACTIVITIES:
Proceeds from the issuance of common shares	26,356	4,237
Payment of cash dividends	(1,326)	(56)
Proceeds from the issuance of debt	12,050	5,902
Repayment of debt	(13,757)	(4,195)
Net cash provided by financing activities	23,323	5,888

Net increase in cash and cash equivalents	4,838	250
Cash and cash equivalents, beginning of period	250	-
Cash and cash equivalents, end of period	$5,088	$250

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITY:
Shareholder funds receivable	$148	$(380)
Dividends declared but not paid	$171	$31
Deferred offering costs payable	$437	$572

The accompanying notes are an integral part of these financial statements.

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2017 and 2016

Note 1 - Formation and Organization

The consolidated financial statements include MogulREIT I, LLC and its wholly-owned subsidiary, Realty Mogul 83, LLC (RM83).

MogulREIT I, LLC is a Delaware limited liability company formed on March 2, 2016 to invest in and manage a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets. RM83, a Delaware limited liability company, organized in June 2017, is a special purpose entity that holds, directly or indirectly, investments in real estate assets. The use of the terms “MogulREIT I”, the “Company”, “we”, “us”, or “our” in this annual report refer to MogulREIT I, LLC and its subsidiary collectively, unless the context indicates otherwise.

The Company is externally managed by RM Adviser, LLC (“Manager”), which is an affiliate of the Company’s sponsor, RM Sponsor, LLC (“Sponsor”). Our Manager and our Sponsor are each wholly-owned subsidiaries of Realty Mogul, Co. Our Manager is an investment adviser registered with the Securities and Exchange Commission (“SEC”).

The Company’s investing and management activities related to commercial real estate are all considered a single reportable business segment for financial reporting purposes. All of the investments the Company has made to date have been in domestic commercial real estate assets with similar economic characteristics, and the Company evaluates the performance of all of its investments using similar criterion.

We believe we have operated in such a manner as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. We hold substantially all of our assets directly, and as of the date of these financial statements have not established an operating partnership or any taxable REIT subsidiary or qualified REIT subsidiary.

Pursuant to the Form 1-A filed with the SEC with respect to our offering (the “Offering”) of up to $50,000,000 in common shares, the purchase price for all shares was $10.00 per share as of December 31, 2017 and 2016. The Offering was declared to be qualified by the SEC on August 12, 2016. As of December 31, 2017 and 2016, the Company has issued 3,084,308 and 461,721 shares, respectively, including shares from our Sponsor, in an amount of 250 common shares for an aggregate purchase price of $2,500. The Manager has the authority to issue an unlimited number of common shares.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated balance sheets, statements of income, statements of members’ equity, statements of cash flows and related notes to the financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company has adopted a calendar year basis of reporting.

GAAP requires any subsidiaries or affiliates under common control to be consolidated. The consolidated financial statements of the Company and its wholly-owned subsidiary, Realty Mogul 83, LLC, which was formed during 2017.

All significant intercompany balances and transactions are eliminated in consolidation. Management of the Company believes all the necessary adjustments have been made to the statements of operations in order to make these financial statements not misleading.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual events and results could differ from those assumptions and estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits. Cash and cash equivalents are carried at cost which approximates fair value.

Shareholder Funds Receivable

Shareholder funds receivable consists of shares that have been issued with subscriptions that have not yet settled. As of December 31, 2017 and 2016, there was approximately $232,518 and $380,400, respectively, in subscriptions that had not settled. All of these funds settled subsequent to year end. Shareholder funds receivable are carried at cost which approximates fair value.

Concentration of Credit Risk

At times, our cash may exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses on cash.

Organizational, Offering and Related Costs

Organizational and offering costs of the Company are initially being paid by the Manager on behalf of the Company. These organizational and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

The Company expenses organization costs as incurred and offering costs, when incurred, will be deferred and charged to members’ deficit. The deferred offering costs will be charged against the gross proceeds of the Offering when received or written off in the event that the Offering is not successfully completed.  The Manager and/or affiliates will be reimbursed for organization and offering expenses incurred in conjunction with the offering subject to achieving a minimum capital raise of $1,000,000. The Company is not required to reimburse any organizational and offering costs before December 31, 2017.

As of December 31, 2017 and 2016, the Manager has incurred offering costs of approximately $1,009,000 and $572,000, respectively, on behalf of the Company, including the full amount of legal fees of $250,000. As of December 31, 2017 and 2016, approximately $622,000 and $53,000, respectively, of offering costs had been amortized and were included in the statements of members’ equity.  Deferred offering costs are amortized in proportion to the offering proceeds received over the offering proceeds expected to be received.

Variable Interest Entities

A variable interest entity (“VIE”) is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes consideration of various factors. These factors include review of the formation and design of the entity, its organizational structure including decision-making ability and relevant financial agreements, and analysis of the forecasted cash flows of the entity. We make an initial determination upon acquisition of a VIE, and reassesses the initial evaluation of an entity as a VIE upon the occurrence of certain events.

A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. We determine whether we are the primary beneficiary of a VIE by considering various factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for us or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of our interest and the other interests. We reassess our determination of whether we are the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the future performance of investments held by VIEs and general market conditions. The maximum risk of loss related to our investments is limited to our recorded investment in such entities, if any.

As of December 31, 2017 and 2016, we did not hold any investments in entities which are considered to be VIEs.

Commercial Real Estate Debt Investments

Our commercial real estate debt investments are generally classified as held to maturity as we have both the intent and the ability to hold these investments to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. We review our debt related investments on a monthly basis, or more frequently when such an evaluation is needed, to determine if an impairment exists. A debt related investment is impaired when, based on current information and events (including economic, industry and geographical factors), it is probable that we will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the agreement. Commercial real estate debt investments that are deemed to be impaired are carried at amortized cost less a loan reserve, if deemed appropriate, which approximates fair value.

We have certain investments that are legally structured as equity investments with rights to receive preferred economic returns. We report these investments as real estate debt securities when the common equity holders have a contractual obligation to redeem our preferred equity interest at a specified date.

As of December 31, 2017 and 2016, none of our debt related investments were considered impaired, and no impairment charges were recorded in the financial statements. We had invested in twelve and two debt related investments, respectively, as of December 31, 2017 and 2016. The following table describes our debt related investment activity for the year ended December 31, 2017 and the period March 2, 2016 (inception) through December 31, 2016:

Investments	Amount
in Debt:	(in thousands)
Balance at beginning of period	$-
Investments (1)	5,869
Principal repayments	(70)
Amortization of deferred fees, costs and discounts/premiums	-
Balance as of December 31, 2016	5,799
Investments (2)	26,210
Principal repayments	(6,451)
Amortization of deferred fees, costs and discounts/premiums	-
Balance as of December 31, 2017	$25,558

(1)	Investments include one mezzanine loan and one preferred equity investment with a contractually required maturity date. The mezzanine debt is $3,915, and the preferred equity is $1,884.
(2)

Investments include four mezzanine loans, five preferred equity investments, two subordinated loans, and one bridge loan, with aggregate carrying balances of $10,374, $8,759, $2,850 and $3,575, respectively.

Income Taxes

The Company has elected to be taxed, and currently qualifies, as a REIT for federal income tax purposes. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its taxable income to its shareholders. As a REIT, the Company generally is not subject to federal corporate income tax on that portion of its taxable income that is currently distributed to shareholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. No material provisions have been made for federal income taxes in the accompanying consolidated financial statements, and no gross deferred tax assets or liabilities have been recorded as of December 31, 2017 and 2016.

As of December 31, 2017 and 2016, $1,583,766 and $87,484, respectively, in distributions have been made to shareholders, which were classified for tax purposes as ordinary income. The Company expects its distributions to be characterized for federal income tax purposes as (i) ordinary income, (ii) non-taxable return of capital, or (iii) long-term capital gain. Distributions that exceed current or accumulated taxable earnings and profits constitute a return of capital for tax purposes and reduce the shareholders’ basis in the common shares. To the extent that distributions exceed both current and accumulated earnings and profits and the shareholders’ basis in the common shares, they will generally be treated as a gain or loss upon the sale or exchange of our shareholders’ common shares.

All tax periods since inception remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation.

Revenue Recognition

Interest income is recognized on an accrual basis and any related premium, discount, or origination costs and fees are amortized over the life of the investment using the effective interest method. Interest income is recognized on mezzanine loans classified as held to maturity and investments in preferred equity that are accounted for using the cost method if the terms of the equity investment includes terms that are similar to interest on a debt instrument. As of December 31, 2017 and 2016, no amortization of premium, discount, or origination costs or fees has been recognized.

Note 3 – Investments in Real Estate Related Assets

The following tables present the Company’s investments in real estate assets, as of December 31, 2017 and 2016:

As of December 31, 2017:

					Allocation
				Average	by
Asset Type	Number	Principal Amount	Carrying	Investment	Investment
		or Cost	Value	Return	Type
Mezzanine Loan	4	$10,374	$10,374	11.34%	39.39%
Preferred Equity	5	9,536	8,759	11.89%	36.21%
Subordinated Senior Debt	2	2,850	2,850	12.93%	10.82%
Bridge Loan	1	3,575	3,575	8.50%	13.58%
Balance as of December 31, 2017	12	$26,335	$25,558	11.33%	100.00%

As of December 31, 2016:					Allocation
				Average	by
Asset Type	Number	Principal Amount	Carrying	Investment	Investment
		or Cost	Value	Return	Type
Mezzanine Loan	1	$3,915	$3,915	11.00%	67.51%
Preferred Equity	1	1,884	1,884	10.00%	32.49%
Balance as of December 31, 2016	2	$5,799	$5,799	10.68%	100.00%

The following tables present certain information about the Company’s investments in real estate related assets, as of December 31, 2017 and 2016, by contractual maturity grouping (dollars in thousands):

As of December 31, 2017:

			Amounts Maturing	Amounts Maturing
Asset Type	Number	Amounts Maturing	After One Year	After Five Years	Amounts Maturing
		Within One Year	Through Five Years	Through Ten Years	After Ten Years
Mezzanine Loan	4	$-	$6,826	$3,549	$-
Preferred Equity	5	679	4,754	3,325	-
Subordinated Senior Debt	2	$1,350	$1,500	$-	$-
Bridge Loan	1	-	3,575	-	-
Balance as of December 31, 2017	12	$2,029	$16,655	$6,874	-

As of December 31, 2016:
			Amounts Maturing	Amounts Maturing
Asset Type	Number	Amounts Maturing	After One Year	After Five Years	Amounts Maturing
		Within One Year	Through Five Years	Through Ten Years	After Ten Years
Mezzanine Loan	1	$-	$-	$3,915	$-
Preferred Equity	1	326	1,558	-	-
Balance as of December 31, 2016	2	$326	$1,558	$3,915	-

Credit Quality Monitoring

The Company’s debt investments and preferred equity investments that earn interest based on debt-like terms are typically secured by senior liens on real estate properties, mortgage payments, mortgage loans, or interests in entities that have interests in real estate similar to the interests described above. The Company evaluates its debt investments at least quarterly and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service or guaranteed preferred equity payments in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the

Company’s expectations as to the ultimate recovery of principal at maturity. The Company considered investments for which it expects to receive full payment of contractual principal and interest payments as “performing.” As of December 31, 2017 and 2016, all investments are considered to be performing. In the event that an investment is deemed other than performing, the Company will evaluate the instrument for any required impairment.

Note 4 – Borrowings

On August 15, 2016, the Company entered into an unsecured promissory note for approximately $5.9 million with Realty Mogul, Co., an affiliate of the Manager. The proceeds from the loan were used to purchase the Company’s first two assets. During 2016, the Company used proceeds from the issuance of common stock to repay approximately $4.2 million to Realty Mogul, Co. The promissory note matures on August 19, 2021 and carries an annualized interest rate of 0.71%. As of December 31, 2016, approximately $1.7 million was outstanding on the loan. The loan was fully paid off during 2017 and no balance was outstanding as of December 31, 2017. During the year ended December 31, 2017, the Company had additional advances from Realty Mogul Co. to bridge six investments totaling approximately $12,050,000, which were fully repaid during the year. During the year ended December 31, 2017, approximately $23,000 was paid in interest to Realty Mogul, Co.  From March 2, 2016 (inception) to December 31, 2016 approximately $11,000 was paid in interest expense to Realty Mogul, Co.

Note 5 – Related Party Arrangements

RM Adviser, LLC, Manager

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making investments on behalf of the Company.

The Manager and certain affiliates of the Manager receive fees and compensation in connection with the Company’s public offering, and the acquisition and management of the Company’s real estate investments.

The Manager will be reimbursed for organizational and offering expenses incurred in conjunction with the Offering. The Company will reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection or acquisition of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. See Note 2 – Summary of Significant Accounting Policies – Organizational, Offering and Related Costs.

As of December 31, 2017 and 2016, the Company owed its Manager $1,009,410 and $572,223, respectively, in deferred offering costs. As of December 31, 2017 and 2016, $622,310 and $52,842 respectively, of offering costs were amortized against members’ equity, which represents the ratable portion of proceeds raised to date to the total amount of proceeds expected to be raised from the Offering.

As of December 31, 2016, the Company owed its Manager $73,386 for operating expenses that the Manager paid on the Company’s behalf. The majority of this amount is related to legal expenses and marketing expenses unrelated to the Offering. This amount is included under accounts payable and accrued expenses on the consolidated balance sheet, and was fully repaid during the year ended December 31, 2017.

The Company will pay the Manager a quarterly asset management fee of one-fourth of 1.00%, which, until September 30, 2017, will be based on our net offering proceeds as of the end of each quarter and thereafter will be based on our NAV at the end of each prior quarter. During the year ended December 31, 2017 and the period March 2, 2016 (inception) through December 31, 2016, $186,280 and $13,231, respectively, was charged by the Manager. As of December 31, 2017 and 2016, $107,648 and $13,321, respectively, remained payable.

During the year ended December 31, 2017, the Company incurred certain costs on behalf of the Manager totaling approximately $238,612.  As of December 31, 2017, $238,612 remains receivable and in included in other receivables on the accompanying balance sheets.

Realty Mogul, Co. and Realty Mogul Commercial Capital, Co.

The Company will pay either Realty Mogul, Co. or Realty Mogul Commercial Capital, Co, (either of which may be referred to as an RM Originator) a servicing fee of 0.50% of the principal balance and accrued interest of each loan for the servicing and administration of certain loans held by the Company. Each RM Originator may decide to enter into a servicing agreement with an unaffiliated third party to service and administer the loans held by the Company, and will pay for any expenses incurred in connection with standard subservicing thereunder out of the servicing fee paid to it by the Company. In addition, an initial set-up fee for each loan will be paid to an RM Originator for each loan it services. During the year ended December 31, 2017 and the period March 2, 2016 (inception) through December 31, 2016, approximately $34,253 and $7,500, respectively, was charged by the manager and is included in accounts payable and accrued expenses on the corresponding consolidated balance sheets.

The Company will also pay an RM Originator a special servicing fee for any non-performing asset at an annualized rate of 1.00%, which will be based on the original value of such non-performing asset. The Manager will determine, in its sole discretion, whether an asset is non-performing. The payment of the special servicing fee shall be in addition to any third party special servicing expenses incurred by the Company, which may include special fees associated with recovery efforts by an RM Originator. As of December 31, 2017 and 2016, the Manager has not designated any asset as non-performing and no special servicing fees have been paid to the Manager.

Realty Mogul, Co.

If the Company has insufficient funds to acquire all or a portion of a loan or other investment, then it may obtain a related party loan from an RM Originator or one of its affiliates on commercially reasonable terms.  Our LLC Agreement authorizes us to enter into related party loans.  Unsecured related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, can be entered into without the approval of an independent representative.  All other related party loans would require prior approval from an Independent Representative.  However, neither Realty Mogul, Co. nor its affiliates are obligated to make a related party loan to the Company at any time. See Note 4 ─ Borrowings.

RM Sponsor, LLC, Shareholder and Sponsor

RM Sponsor, LLC is a shareholder of the Company and holds 250 common shares as of December 31, 2017 and 2016.

Executive Officers of our Manager

As of the date of these financial statements, the executive officers of the Company’s Manager and their positions and offices are as follows:

Name	Age	Position
Jilliene Helman	31	Chief Executive Officer and Secretary
Justin Hughes	35	Senior Managing Director
Elizabeth Braman	43	Senior Managing Director
Karen Fleck	34	Chief Financial Officer, Vice President and Treasurer
Aaron Halfacre	45	President

Jilliene Helman has served as Chief Executive Officer and Secretary of our Manager since its inception.

Justin Hughes has served as Senior Managing Director of our Manager since its inception.

Elizabeth Braman has served as Senior Managing Director of our Manager since its inception.

Karen Fleck has served as Chief Financial Officer, Vice President and Treasurer of our Manager since its inception.

Aaron Halfacre has served as President of our Manager since February 2018.

Note 6 – Economic Dependency

Under various agreements, the Company has engaged or will engage RM Adviser, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon RM Adviser, LLC and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Note 7 – Commitments and Contingencies

Legal Proceedings

As of December 31, 2017 and 2016, we were not named as a defendant in any active or pending litigation. However, it is possible that the company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.

Note 8 – Subsequent Events

Events that occur after the balance sheet date, but before the consolidated financial statements were available to be issued, must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after the balance sheet date require disclosure in the accompanying notes. Management has evaluated the activity of the Company through April 30, 2018, the date the financial statements were available to be issued.

Payment of Deferred Offering Costs

From December 31, 2017 to April 30, 2018, we have made payments to our manager for deferred offering costs in the amount of $660,049.

New Investments

From December 31, 2017 to April 30, 2018, we have made additional investments in the amount of approximately $8,900,000. Including the investments reported on our consolidated balance sheet as of December 31, 2017, we have now invested in a total of $38,800,000 million of commercial real estate assets. The economic terms of recent investments are similar to those investments that had been made as of December 31, 2017 and 2016.

2395 29th Avenue- San Francisco, CA

On February 16, 2018, we acquired a $4,750,000 senior loan investment (“Senior Loan”) to facilitate the acquisition and renovation of an 11,448 square-foot multifamily/mixed use building that is within a shopping center that features 11 rent-controlled units, two ground-floor retail spaces, five enclosed parking garage units and two rooftop cellular antenna leases. The borrower is a San Francisco-based real estate investment and development company. The borrower will be retaining approximately $385,000 of cash equity in the deal.  After this transaction, the capital structure is made up of (i) $385,000 in sponsor equity, (ii) $1,568,538 in other LP equity, and (iii) $1,900,000 in senior debt (held by us).

We acquired the Senior Loan from Realty Mogul Commercial Capital, Co. (“RMCC”) for a purchase price of $4,750,000, which represents the principal amount. RMCC sold the investment on the same day it closed and therefore there was no accrued but unpaid interest as of the purchase date. The Senior Loan is interest only with an annual fixed interest rate of 8.00% and is secured by the Property.  The Senior Loan has an initial term of 36 months, with the option of one 12-month extension, as of the acquisition date.

1450-1460 South Harbor Boulevard – La Habra, CA

On March 16, 2018, we acquired a $1,900,000 preferred equity investment (the “PE Investment”) related to the acquisition and redevelopment of an existing 27,080 square foot retail strip center property located at 1450-1460 South Harbor Boulevard in La Habra, California (the “Property”).  We acquired the preferred equity from RMCC for a purchase price of $1,900,000, which represents the principal amount.  RMCC sold the investment on the same day it closed and therefore there was no accrued but unpaid interest as of the purchase date.

Orange Tree – Tucson, AZ

On April 23, 2018, we acquired a $2,275,000 preferred equity investment in connection with the acquisition of Orange Tree Village, a 110 unit, eight-building Class B multifamily unit in Tucson, Arizona.  We acquired the preferred equity from RMCC for a purchase price of $2,291,683, which represents the principal amount plus accrued unpaid interest of $16,683.

Offering Proceeds

As of April 30, 2018, we had raised total gross offering proceeds of approximately $35,600,000 from settled subscriptions and had issued an aggregate of 3,557,925 common shares. As of April 30, 2018, 1,442,075 of our common shares remained available for sale to the public pursuant to the Offering.

Distributions Declared

From December 31, 2017 to April 30, 2018, we declared and paid distributions of $657,704.

MogulREIT I, LLC

Consolidated Balance Sheets

As of June 30, 2018 (unaudited) and December 31, 2017 (audited)

(Amounts in thousands, except share and per share data)

	As of	As of
	6/30/2018	12/31/2017
ASSETS
Cash and cash equivalents	$3,139	$5,088
Shareholder funds receivable	105	233
Real estate debt and preferred equity investments	34,502	25,558
Deferred offering costs, net of accumulated amortization of $1,077 and $622	148	387
Interest receivable	279	211
Other receivables	-	239
Prepaid expenses and other assets	35	4

Total Assets	$38,208	$31,720

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$66	$124
Deferred offering costs payable	100	1,009
Distributions payable	255	201
Asset management fee payable	31	108

Total liabilities	452	1,442

Members' Equity
Common shares, $10 per share; unlimited shares authorized; 3,892,319 and
3,084,308 shares issued and outstanding as of 6/30/18 & 12/31/17,
respectively, net of offering costs	37,675	30,204
Retained earnings	81	74

Total Members' Equity	37,756	30,278

Total Liabilities and Members' Equity	$38,208	$31,720

The accompanying Notes to Financial Statements are an integral part of these financial statements.

MogulREIT I, LLC

Consolidated Statements of Operations

For the Six-Months Ended June 30, 2018 (unaudited) and June 30, 2017 (unaudited)

(Amounts in thousands)

	For the six	For the six
	months ended	months ended
	6/30/2018	6/30/2017
Interest Income
Interest and preferred return income	$1,735	$647
Interest expense	-	(16)
Net interest and preferred return income	1,735	631

Expenses
Asset management fees	174	56
General and administrative expenses	163	287
Other expenses (income)	(1)	-
Total expenses	336	343

Net income	$1,399	$288

The accompanying Notes to Financial Statements are an integral part of these financial statements.

MogulREIT I, LLC

Consolidated Statement of Members’ Equity

For the Six Months Ended June 30, 2018 (unaudited)

(Amounts in thousands, except share and per share data)

	Shares	Amount	Retained Earnings	Total

Balance at January 1, 2018	3,084,308	$30,204	$74	$30,278
Proceeds from issuance of common shares	800,603	7,851	—	7,851
Shareholder funds receivable	10,500	105	—	105
Amortization of deferred offering costs	—	(455)	—	(455)
Repurchase of common shares	(3,092)	(30)	—	(30)
Distributions declared on common shares	—	—	(1,392)	(1,392)
Net income			1,399	1,399
Balance at June 30, 2018	3,892,319	$37,675	$81	$37,756

The accompanying Notes to Financial Statements are an integral part of these financial statements.

MogulREIT I, LLC

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2018 (unaudited) and June 30, 2017 (unaudited)

(Amounts in thousands)

	For the six	For the six
	months ended	months ended
	6/30/2018	6/30/2017
OPERATING ACTIVITIES:
Net income	$1,399	$288
Adjustments to reconcile net income to net cash provided by operating activities
Net change in interest receivable	(68)	(45)
Net change in accounts payable and accrued expenses	(57)	158
Net change in asset management fee payable	(75)
Net change in prepaid expenses	5
Net change in other receivables	238	23
Net cash provided by operating activities	1,442	424
INVESTING ACTIVITIES:
Investment in debt related investments	(10,625)	(14,486)
Repayment of debt related investments	1,681	4,213
Increase in capitalized costs	(36)
Net cash used in investing activities	(8,980)	(10,273)
FINANCING ACTIVITIES:
Deferred offering costs paid	(1,125)	(12)
Proceeds from the issuance of common shares	8,083	12,580
Payment of cash distributions	(1,339)	(371)
Repurchase of common shares	(30)	-
Proceeds from the issuance of debt	300	7,400
Repayment of debt	(300)	(9,107)
Net cash provided by financing activities	5,589	10,490

Net change in cash and cash equivalents	(1,949)	641

Cash and cash equivalents, beginning of period	5,088	250
Cash and cash equivalents, end of period	$3,139	$891

Noncash financing activities
Shareholder funds receivable	$128	$(109)
Distributions declared but not paid	$54	$85
Deferred offering costs included in accounts payable	$(910)	$(50)

The accompanying Notes to Financial Statements are an integral part of these financial statements.

MogulREIT I, LLC

Notes to Consolidated Financial Statements

June 30, 2018

(unaudited)

Note 1 - Organization and nature of operation

The consolidated financial statements include MogulREIT I, LLC and its wholly-owned subsidiary, Realty Mogul 83, LLC (“RM83”).

MogulREIT I, LLC is a Delaware limited liability company formed on March 2, 2016 to invest in and manage a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets. RM83, a Delaware limited liability company, organized in June 2017, is a special purpose entity that holds, directly or indirectly, investments in real estate related assets. The use of the terms “MogulREIT I”, the “Company”, “we”, “us”, or “our” in this semi-annual report refer to MogulREIT I, LLC and its subsidiary collectively, unless the context indicates otherwise.

The Company is externally managed by RM Adviser, LLC (“Manager”), which is an affiliate of the Company’s sponsor, RM Sponsor, LLC (“Sponsor”). Our Manager and our Sponsor are each wholly-owned subsidiaries of Realty Mogul, Co. Our Manager is an investment adviser registered with the Securities and Exchange Commission (“SEC”).

The Company’s investing and management activities related to commercial real estate are all considered a single reportable business segment for financial reporting purposes. All of the investments the Company has made to date have been in domestic commercial real estate assets with similar economic characteristics, and the Company evaluates the performance of all of its investments using similar criterion.

We believe we have operated in such a manner as to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for the year ending December 31, 2018.  We hold substantially all of our assets directly, and as of the date of these financial statements have not established an operating partnership or any taxable REIT subsidiary or qualified REIT subsidiary.

Pursuant to the Form 1-A filed with the SEC with respect to our offering (the “Offering”) of up to $50 million in common shares, the purchase price for all shares was $10.00 per share as of June 30, 2018. The Offering was declared to be qualified by the SEC on August 12, 2016. As of June 30, 2018, the Company has issued 3,892,319 shares, including shares from our Sponsor, in an amount of 250 common shares for an aggregate purchase price of $2,500. The Manager has the authority to issue an unlimited number of common shares.

Note 2 - Summary of significant accounting policies

Basis of Presentation

The accompanying consolidated balance sheets, statements of operations,  statement of members’ equity, statements of cash flows and related notes to the financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company has adopted a calendar year basis of reporting.

In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. Interim results are not necessarily indicative of operating results for any other interim period or for the entire year. These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and

MogulREIT I, LLC

Notes to Consolidated Financial Statements

June 30, 2018

(unaudited)

notes thereto included in the Company’s Form 1-K for the fiscal year ended December 31, 2017, which was filed with the SEC on April 30, 2018.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported consolidated statements of operations.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual events and results could differ from those assumptions and estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits. Cash and cash equivalents are carried at cost which approximates fair value.

Shareholder Funds Receivable

Shareholder funds receivable consists of shares that have been issued with subscriptions that have not yet settled. As of June 30, 2018 and December 31, 2017, there was approximately $105,000 and $233,000, respectively, in subscriptions that had not settled. All of these funds settled subsequent to June 30, 2018 and December 31, 2017, respectively. Shareholder funds receivable are carried at cost which approximates fair value.

Concentration of Credit Risk

At times, our cash may exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses on cash.

Organizational, Offering and Related Costs

Organizational and offering costs of the Company are initially being paid by the Manager on behalf of the Company. These organizational and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

The Company expenses organization costs as incurred and offering costs, when incurred, will be deferred and charged to members’ deficit. The deferred offering costs will be charged against the gross proceeds of the Offering when received or written off in the event that the Offering is not successfully completed.  The Manager and/or affiliates will be reimbursed for organization and offering expenses incurred in conjunction with the offering subject to achieving a

MogulREIT I, LLC

Notes to Consolidated Financial Statements

June 30, 2018

(unaudited)

minimum capital raise of $1,000,000. The Company was not required to reimburse any organizational and offering costs before December 31, 2017.

As of June 30, 2018 and December 31, 2017, the Manager had incurred offering costs of $1,224,631 and $1,009,410, respectively, on behalf of the Company, including the full amount of legal fees of $250,000. As of June 30, 2018 and December 31, 2017,  $1,076,938 and $622,310, respectively, of offering costs had been amortized and were included in the statement of members’ equity.  Deferred offering costs are amortized in proportion to the offering proceeds received over the offering proceeds expected to be received.

Variable Interest Entities

A variable interest entity (“VIE”) is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes consideration of various factors. These factors include review of the formation and design of the entity, its organizational structure including decision-making ability and relevant financial agreements, and analysis of the forecasted cash flows of the entity. We make an initial determination upon acquisition of a VIE, and reassesses the initial evaluation of an entity as a VIE upon the occurrence of certain events.

A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. We determine whether we are the primary beneficiary of a VIE by considering various factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for us or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of our interest and the other interests. We reassess our determination of whether we are the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the future performance of investments held by VIEs and general market conditions. The maximum risk of loss related to our investments is limited to our recorded investment in such entities, if any.

As of June 30, 2018, we did not hold any investments in entities which are considered to be VIEs.

Commercial Real Estate Debt Investments

Our commercial real estate debt investments are generally classified as held to maturity as we have both the intent and the ability to hold these investments to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. We review our debt related investments on a monthly basis, or more frequently when such an evaluation is needed, to determine if an impairment exists. A debt related investment is impaired when, based on current information and events (including economic, industry and geographical factors), it is probable that we will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the agreement. Commercial real estate debt investments that are deemed to be impaired are carried at amortized cost less a loan reserve, if deemed appropriate, which approximates fair value.

MogulREIT I, LLC

Notes to Consolidated Financial Statements

June 30, 2018

(unaudited)

We have certain investments that are legally structured as equity investments with rights to receive preferred economic returns. We report these investments as real estate debt securities when the common equity holders have a contractual obligation to redeem our preferred equity interest at a specified date.

As of June 30, 2018 and December 31, 2017, none of our debt related investments were considered impaired, and no impairment charges were recorded in the financial statements. We had invested in fifteen debt related investments as of June 30, 2018. The following table describes our debt related investment activity for the period January 1, 2018 through June 30, 2018:

As of June 30, 2018
Investments in Debt:	(amounts in thousands)
Balance at beginning of period	$25,558
Investments	10,625
Principal repayments	(1,681)
Amortization of deferred fees, costs and discounts/premiums	-
Balance as of June 30, 2018	$34,502

Income Taxes

The Company intends to operate and be taxed as a REIT for federal income tax purposes. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its taxable income to its shareholders. As a REIT, the Company generally is not subject to federal corporate income tax on that portion of its taxable income that is currently distributed to shareholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. No material provisions have been made for federal income taxes in the accompanying financial statements, and no gross deferred tax assets or liabilities have been recorded as of June 30, 2018.

For the six months ended June 30, 2018, and for the year ended  December 31, 2017, $1,392,561 and $1,496,283, respectively, in distributions have been made to shareholders, which were classified for tax purposes as ordinary income. The Company expects its distributions to be characterized for federal income tax purposes as (i) ordinary income, (ii) non-taxable return of capital, or (iii) long-term capital gain. Distributions that exceed current or accumulated taxable earnings and profits constitute a return of capital for tax purposes and reduce the shareholders’ basis in the common shares. To the extent that distributions exceed both current and accumulated earnings and profits and the shareholders’ basis in the common shares, they will generally be treated as a gain or loss upon the sale or exchange of our shareholders’ common shares. We will report the taxability of such distributions in information returns that will be provided to our shareholders and filed with the Internal Revenue Service in the year following such distributions. This information will be provided annually beginning in the first year that distributions occur.

All tax periods since inception remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation.

MogulREIT I, LLC

Notes to Consolidated Financial Statements

June 30, 2018

(unaudited)

Revenue Recognition

Interest income is recognized on an accrual basis and any related premium, discount, or origination costs and fees are amortized over the life of the investment using the effective interest method. Interest income is recognized on mezzanine loans classified as held to maturity and investments in preferred equity that are accounted for using the cost method if the terms of the equity investment includes terms that are similar to interest on a debt instrument. As of June 30, 2018, no amortization of premium, discount, or origination costs or fees have been recognized.

Note 3 – Investments in Real Estate Related Assets

The following table presents the Company’s investments in real estate related assets, as of June 30, 2018:

Asset Type	Number	Principal Amount or Cost	Carrying Value	Average Investment Return	Allocation by investment type
Mezzanine Loan	4	$10,374	$10,374	11.34%	29.13%
Preferred Equity	8	15,411	14,302	11.81%	43.28%
Subordinated Debt	1	1,500	1,500	14.00%	4.21%
Senior Debt	2	8,325	8,325	8.21%	23.38%
Balance as of June 30, 2018	15	$35,610	$34,502	10.92%	100.00%*

The following table presents the Company’s investments in real estate assets, as of December 31, 2017:

Asset Type	Number	Principal Amount or Cost	Carrying Value	Average Investment Return	Allocation by investment type
Mezzanine Loan	4	$10,374	$10,374	11.34%	39.39%
Preferred Equity	5	9,536	8,759	11.89%	36.21%
Subordinated Debt	2	2,850	2,850	12.93%	10.82%
Senior Debt	1	3,575	3,575	8.50%	13.58%
Balance as of December 31, 2017	12	$26,335	$25,558	11.33%	100.00%*

Credit Quality Monitoring

The Company’s debt investments and preferred equity investments that earn interest based on debt-like terms are typically secured by senior liens on real estate properties, mortgage payments, mortgage loans, or interests in entities that have interests in real estate similar to the interests described above. The Company evaluates its debt investments at least quarterly and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service or guaranteed preferred equity payments in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity. The Company considered investments for which it expects to receive full payment of contractual principal and interest payments as “performing.” As of June 30, 2018 and December 31, 2017, all investments are considered to be performing. In the event that an investment is deemed other than performing, the Company will evaluate the instrument for any required impairment.

MogulREIT I, LLC

Notes to Consolidated Financial Statements

June 30, 2018

(unaudited)

Note 4 – Borrowings

During the period from January 1, 2018 to June 30, 2018, the Company entered into an unsecured promissory note on April 23, 2018 in the amount of $300,000 at an interest rate of 3.88% with an affiliate of the Manager.  The proceeds from the loan were used to finance the purchase of an investment.  The loan was fully repaid on April 30, 2018, along with $223 in accrued interest.

During the period from January 1, 2017 to June 30, 2017, the Company entered into unsecured promissory notes on (i) January 11, 2017 in the amount of $1,450,128 at an interest rate of 0.71%, (ii) February 17, 2017 in the amount of $3,400,000 at an interest rate of 3.75%, (iii) March 22, 2017 in the amount of $2,300,000 at an interest rate of 4.00%, and (iv) June 20, 2017 in the amount of $250,000 at an interest rate of 4.25%, for an aggregate total of approximately $7.4 million with Realty Mogul, Co., an affiliate of the Manager.  The proceeds from the loan were used together with funds raised from the sale of our common shares, to purchase a portion of the Company’s assets.  During the six months ended June 30, 2017, the Company used proceeds from the issuance of common shares to repay the entire balance to Realty Mogul, Co.

 Note 5 – Related Party Arrangements

RM Adviser, LLC, Manager

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day affairs and for identifying and making investments on behalf of the Company.

The Manager and certain affiliates of the Manager receive fees and compensation in connection with managing the Company’s affairs, including the acquisition and management of the Company’s real estate investments.

The Manager will be reimbursed for organizational and offering expenses incurred in conjunction with the Offering. The Company will reimburse the Manager for actual expenses incurred on behalf of the Company in connection with the selection or acquisition of an investment, to the extent not reimbursed by the borrower, whether or not the Company ultimately acquires the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. See “Note 2 – Summary of Significant Accounting Policies – Organizational, Offering and Related Costs.”

As of June 30, 2018 and December 31, 2017, the Company owed its Manager $99,680 and $1,009,410, respectively, in deferred offering costs. As of June 30, 2018 and December 31, 2017, $1,076,938 and $622,310, respectively, of offering costs were amortized against members’ equity, which represents the ratable portion of proceeds raised to date to the total amount of proceeds expected to be raised from the Offering.

The Company will pay the Manager a monthly asset management fee equal to an annualized rate of 1.00%, which, through September 30, 2017, will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our Net Asset Value (“NAV”) at the end of each prior quarter. During the six months ended June 30, 2018 and the six months ended June 30, 2017, $173,658 and $56,272, respectively, was charged by the Manager. As of June 30, 2018 and December 31, 2017, $31,233 and $107,648, respectively, of asset management fees remained payable.

MogulREIT I, LLC

Notes to Consolidated Financial Statements

June 30, 2018

(unaudited)

Realty Mogul, Co. and Realty Mogul Commercial Capital, Co.

The Company will pay either Realty Mogul, Co. or Realty Mogul Commercial Capital, Co, (either of which may be referred to as RM Originator) a servicing fee of 0.50% of the principal balance and accrued interest of each loan for the servicing and administration of certain loans held by the Company. Each RM Originator may decide to enter into a servicing agreement with an unaffiliated third party to service and administer the loans held by the Company, and will pay for any expenses incurred in connection with standard subservicing thereunder out of the servicing fee paid to it by the Company. In addition, an initial set-up fee for each loan will be paid to an RM Originator for each loan it services.  During the six months ended June 30, 2018 and the six months ended June 30, 2017, $51,589 and $17,322, respectively, was charged by the Manager. As of June 30, 2018 and December 31, 2017, $8,885 and $34,253, respectively, remained payable and are included in accounts payable and accrued expenses.

The Company will also pay RM Originator a special servicing fee for any non-performing asset equal to an annualized rate of 1.00%, which will be based on the original value of such non-performing asset. The Manager will determine, in its sole discretion, whether an asset is non-performing. The payment of the special servicing fee shall be in addition to any third party special servicing expenses incurred by the Company, which may include special fees associated with recovery efforts by RM Originator. As of June 30, 2018 and December 31 2017, the Manager has not designated any asset as non-performing and no special servicing fees have been paid to the Manager.

Realty Mogul, Co.

If the Company has insufficient funds to acquire all or a portion of a loan or other investment, then it may obtain a related party loan from an RM Originator or one of its affiliates on commercially reasonable terms.  Our LLC Agreement authorizes us to enter into related party loans.  Unsecured related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, can be entered into without the approval of an independent representative.  All other related party loans would require prior approval from an independent representative.  However, neither Realty Mogul, Co. nor its affiliates are obligated to make a related party loan to the Company at any time. See “Note 4  ─ Borrowings.”

RM Sponsor, LLC, Shareholder and Sponsor

RM Sponsor, LLC is a shareholder of the Company and holds 250 common shares as of June 30, 2018 and December 31, 2017.

Executive Officers of our Manager

As of the date of these financial statements, the executive officers of the Company’s Manager and their positions and offices are as follows:

Name	Age	Position
Jilliene Helman	31	Chief Executive Officer and Secretary
Justin Hughes	36	Senior Managing Director
Elizabeth Braman	44	Senior Managing Director
Karen Fleck	35	Chief Financial Officer, Vice President and Treasurer

MogulREIT I, LLC

Notes to Consolidated Financial Statements

June 30, 2018

(unaudited)

Jilliene Helman has served as Chief Executive Officer of our Manager since its inception.

Justin Hughes has served as Senior Managing Director of our Manager since its inception.

Elizabeth Braman has served as Senior Managing Director of our Manager since its inception.

Karen Fleck has served as Chief Financial Officer, Vice President and Treasurer of our Manager since its inception.

Note 6 – Economic Dependency

Under various agreements, the Company has engaged or will engage RM Adviser, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon RM Adviser, LLC and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Note 7 – Commitments and Contingencies

Legal Proceedings

As of June 30, 2018, we are not currently named as a defendant in any active or pending litigation. However, it is possible that the company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant to us.

Note 8 - Subsequent events

Events that occur after the balance sheet date, but before the financial statements were available to be issued, must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after the balance sheet date require disclosure in the accompanying notes. Management has evaluated the activity of the Company through September 21, 2018 (the date the financial statements were available to be issued) and determined that the Company has the following material subsequent events that required disclosure in the notes to the financial statements.

Distributions Declared

From July 1, 2018 through September 21, 2018, we declared and paid distributions of $533,988.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding certain real estate programs previously sponsored by our Sponsor and its affiliates. We have presented all programs subject to public reporting requirements that have similar investment objectives to this offering. The information in this section should be read together with the summary information in this offering circular under the caption “Management – Prior Performance of our Sponsor.”

These tables contain information that may aid a potential investor in evaluating the program being offered in this offering circular. However, the purchase of our common shares will not create any ownership interest in the program included in these tables.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

The following sets forth the compensation received by our Manager and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours. All figures are as of October 31, 2018.

MogulREIT II, Inc.
Date offering commenced	8/24/2017
Dollar amount raised	$11,815,055
Amount paid to sponsor from proceeds of offering:
Broker Sales Commissions(2)	$54,063.80
Organization and Offering Expenses	769,773.00 (1)
Total	$823,836.80
Amount paid to sponsor from operations:
Acquisition Fee	$604,832.00 (2)
Asset Management Fee	$106,364.45
Disposition Fee	-
Other Operating Expenses	-
Total	$711,196.45
Dollar amount of cash generated from operations	(143,090)
Before deducting payments to sponsor	$-

(1) Amount reflects organization and offering expenses incurred but not paid as of October 31, 2018.

(2) This amount was originally paid by RM Sponsor to MogulREIT II, Inc., which then paid it to RM Adviser, an affiliate of RM Sponsor.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

The following table presents summary information on the results of the repayment of loans and equity investments held by MogulREIT I, LLC. All figures are through November 30, 2018. The table below reflects the performance of the portfolio in terms of loans made, loans repaid, and interest income received on loans.

Loan or Equity Investment	Date Funded(1)	Date of Final Repayment	Payments Received	Original Loan and Funds Advanced Net of Interest	Amount of Loan Repaid & Interest Earned or Equity & Profit Returned(2)	Interest Earned(3)
Garden Grove	8/19/2016	3/29/2017	$4,234,399	$3,915,000	$4,234,399	$319,399
Hanford Center	3/31/2017	12/12/2017	$2,031,065	$1,900,000	$2,031,065	$131,065
Wyckoff Avenue Apartments	6/20/2017	6/13/2018	$1,510,775	$1,350,000	$1,510,775	$160,775
Animas Building	1/11/2017	9/18/2018	$1,642,014	$1,435,910	$1,642,014	$206,104

(1) Represents the date on which the program acquired the loan, which could be later than the date the loan was originated.

(2) Reflects the proceeds from the loan repayment including all interest earned since the date on which the program acquired the loan. MogulREIT I, LLC generally intends to reinvest the proceeds of the repayment.

(3) Reflects the interest earned from the repaid loan.

APPENDIX B

RULE 251(d)(2)(i)(C)

(d) Offering conditions—

(2) Sales.—

(i) No sale of securities may be made:

(C) In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§ 230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.

B-1

MogulREIT I, LLC

Sponsored by

RM Sponsor, LLC

UP TO $32,452,393 IN COMMON SHARES

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular.  No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular.  If any such information or statements are given or made, you should not rely upon such information or representation.  This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  This offering circular speaks as of the date set forth below.  You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

March 28, 2019

Exhibits

PART III—EXHIBITS

Index to Exhibits

Exhibit No.		Description
1.1	*	Amended and Restated Selling and Distribution Agreement between RM Sponsor, LLC and North Capital Private Securities Corporation
2.1	*	Amended and Restated Certificate of Formation
2.2	*	Second Amended and Restated LLC Agreement
2.3	*	First Amendment to the Second Amended and Restated LLC Agreement of MogulREIT I, LLC
4.1	*	Subscription Package
4.2	*	Distribution Reinvestment Plan
6.1	*	Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul, Co.
6.2	*	Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul Commercial Capital, Co.
6.3	*	License Agreement between MogulREIT I, LLC and Realty Mogul, Co.
6.4	*	Shared Services Agreement between RM Adviser, LLC and Realty Mogul, Co.
6.5	*	Master Technology and Services Agreement between RM Technologies, LLC and RM Sponsor, LLC
6.6	*	Master Loan Purchase Agreement between Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. and MogulREIT I, LLC
6.7	**	First Amendment to Master Loan Purchase Agreement between Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. and MogulREIT I, LLC
10.1	*	Power of Attorney (included on signature page)
11.1	**	Consent of Morris, Manning & Martin, LLP (included in Exhibit 11.4)
11.2	**	Consent of Venable LLP (included in Exhibit 12.1)
11.3	*	Consent of CohnReznick LLP, Independent Registered Accounting Firm
11.4	**	Opinion of Morris, Manning & Martin, LLP, as to tax matters
12.1	**	Opinion of Venable LLP, as to the legality of the securities being qualified

** Previously filed

** To be filed by amendment

*** Included herein